UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PARKER-HANNIFIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Parker-Hannifin Corporation is a Fortune 250 global leader in motion and control technologies. For more than a century, the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets.

The Win Strategy™ -	The Win Strategy is Parker’s business system that defines the goals and initiatives that drive growth, transformation and success.

The Win Strategy™

Our Vision: Engineering Your Success

Goals

Engaged People	Customer Experience	Profitable Growth	Financial Performance
STRATEGIES	STRATEGIES	STRATEGIES	STRATEGIES
• Safety #1 • Environment, Social & Governance • Ownership – Entrepreneurial • High Performance Teams & Leaders • Culture of Kaizen	• Quality Solutions On Time • Digital Leadership • Ease of Doing Business	• Strategic Positioning • Market-Driven Innovation • System Solutions • Strong Distribution • Grow Share • Acquisitions	• Simplification • Lean Enterprise • Strategic Supply Chain • Value Pricing

Our Culture & Values

Parker

Win Strategy 3.0
June 2022

Our Values -	Our values shape our culture and our interactions with stakeholders and the communities in which we operate and live.

Winning Culture

We insist on integrity and ethical behavior and we value compassion, respect and inclusion in all aspects of our global business. We seek to raise the quality of life through responsible, global stewardship.

Passionate People

We are empowered – every idea counts and every role has a voice. We are committed to safety and realize the value of our collective efforts. We believe our strength comes from the relationships and trust we establish with each other, our customers, suppliers, distributors and the world we serve.

Valued Customers

We partner with our customers to increase their productivity and profitability, ensuring their success as well as ours. We are committed to serving our customers through innovation, value creation and the highest quality system solutions.

Engaged Leadership

We lead by example, demonstrating our values in all circumstances and at all times. Our character, experience and abilities are the foundation of Parker's operational excellence. We hold ourselves accountable for achieving the results our stakeholders expect. We listen to and encourage one another, and take pride in our growth and accomplishments.

Our Purpose -	Our purpose provides inspiration and direction for our team members and highlights how we can have a positive impact on the world.

ENABLING ENGINEERING BREAKTHROUGHS THAT
LEAD TO A BETTER TOMORROW.

Parker-Hannifin Corporation
6035 Parkland Boulevard, Cleveland, Ohio, 44124-4141

Notice of Annual Meeting of Shareholders

DATE AND TIME October 25, 2023 (Wednesday) 9:00 AM EDT	ADDRESS Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland Ohio, 44124	RECORD DATE September 1, 2023

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Parker-Hannifin Corporation. The meeting will be held at our headquarters located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, on Wednesday, October 25, 2023, at 9:00 a.m., Eastern Time, for the following purposes:

Voting Items
1	Election of Directors	FOR each director nominee
2	Approval of the Compensation of Our Named Executive Officers on a Non-Binding, Advisory Basis	FOR
3	Ratify the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm	FOR
4	Approval of the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan	FOR
5	Approval of the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan	FOR
6	Approval to advise, on a non-binding basis, on the frequency of future advisory shareholder votes to approve the compensation of our Named Executive Officers	FOR "every year"

and to transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on September 1, 2023 are entitled to vote at the meeting. On September 1, 2023, 128,509,607 shares were outstanding and entitled to vote at the meeting. Each share is entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 22, 2023. Your vote is important, so if you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the proxy card. Please refer to the section “General Information About the Annual Meeting” for more information.

Thank you for your support of Parker-Hannifin Corporation.

By Order of the Board of Directors

Joseph R. Leonti
Secretary
September 22, 2023

How to Vote
VOTE VIA INTERNET www.proxyvote.com	VOTE BY PHONE 800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood, NY 11717	VOTE AT THE MEETING Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland Ohio, 44124

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on October 25, 2023.
This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, is available free of charge on our investor relations website (www.phstock.com).

2023 Proxy Statement	1

3	Our Company
3	Business and Performance Highlights
4	Executive Compensation Highlights
5	Environment, Social and Governance Highlights
10	Shareholder Engagement Highlights
11	Proxy Statement Summary/ Voting Roadmap
14	Item 1 – Election of Directors
15	Director Selection and Nomination, Qualifications and Diversity
16	Director Skills/Experience/Diversity
18	Director Biographies
18	Nominees for Election as Directors for Terms Expiring in 2024
25	Director Independence
25	Annual Elections; Majority Voting; No Cumulative Voting
25	New Elections and Departures
26	Corporate Governance
26	Board and Committee Structure
26	Current Leadership Structure
27	Board Committees; Committee Charters
29	Meetings and Attendance; Executive Sessions
29	Director Education and Orientation Program
30	Board and Committee Evaluations
31	Board Strategic and Risk Oversight
31	Board’s Role in Strategic Oversight
32	Board’s Role in Risk Oversight
33	Spotlight: Oversight of Cybersecurity
33	Spotlight: Succession Planning
33	Spotlight: ESG Oversight
34	Communications with Directors
35	Other Governance Matters
35	Review and Approval of Transactions with Related Persons
35	Proxy Access
36	Stock Ownership Guidelines
36	Stock Ownership Restrictions - Speculative Transactions/Hedging
36	Governance Documents
37	Director Compensation
37	Compensation of Directors
38	Director Compensation for Fiscal Year 2023
39	Executive Compensation
39	Item 2 - Advisory Vote to Approve Named Executive Officer Compensation
40	Compensation Discussion & Analysis
40	Named Executive Officers
40	Executive Summary
45	Compensation Setting Process
50	Principal Elements of Executive Compensation
61	Other Compensation Policies and Practices
63	Accounting and Tax Considerations
63	Compensation Committee Report
64	Compensation Tables
64	Summary Compensation Table for Fiscal Year 2023
66	Grants of Plan-Based Awards for Fiscal Year 2023
67	Outstanding Equity Awards at June 30, 2023
69	Option Exercises and Stock Vested for Fiscal Year 2023
70	Pension Benefits for Fiscal Year 2023
71	Nonqualified Deferred Compensation for Fiscal Year 2023
72	Potential Payments Upon Termination or Change of Control at June 30, 2023
79	Chief Executive Officer Pay Ratio
80	Pay Versus Performance Disclosure
80	Pay Versus Performance Table
84	2023 Performance Measures
85	Item 3 - Ratification of the Independent Registered Public Accounting Firm
85	Audit Fees and All Other Fees
86	Audit Committee Pre-Approval Policies and Procedures
86	Report of the Audit Committee
87	Beneficial Ownership of Common Stock
87	Principal Shareholders
88	Delinquent Section 16(a) Reports
89	Equity Compensation Plan Information
90	Item 4 - To approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan
101	Item 5 - To approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan
106	Item 6 - Advisory Vote on the Frequency of Future Votes to Approve Named Executive Officer Compensation
107	General Information About the Annual Meeting
108	Other Matters
108	General
111	Shareholders’ Proposals
111	Shareholder Recommendations for Director Nominees
113	Exhibit A
134	Exhibit B

2

Our Company

Parker-Hannifin Corporation is a Fortune 250 global leader in motion and control technologies. For more than a century, the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets.

The following sections provide highlights from our fiscal year 2023 across matters of importance to our shareholders, including business and financial performance, executive compensation, our environment, social and governance ("ESG") program and shareholder engagement.

Business and Performance Highlights

Fiscal 2023 was a transformational year for us. We completed the largest acquisition in our history, closing the purchase of Meggitt PLC in September 2022. We also successfully managed the planned transition of our Chief Executive Officer, with Jennifer Parmentier becoming Parker’s Chief Executive Officer in January 2023 and Thomas Williams transitioning from the Chief Executive Officer role to Executive Chairman of the Board until December 31, 2023. We also delivered record financial performance, including record revenue and cash flow from operations all while substantially reducing the debt we took on to fund the Meggitt PLC acquisition. Against a macroeconomic backdrop of continued challenges, including inflation, supply chain constraints, and ongoing international conflict and geopolitical tensions, our unwavering commitment to The Win Strategy drove sustained profitable growth and strong financial performance as compared to our diversified industrial proxy peers. The Win Strategy continues to be the foundation of our success, helping us to further strengthen our portfolio, improve our performance and create value for our shareholders. As a result, we believe our business is better equipped than ever before to be resilient across macroeconomic cycles. Our Purpose Statement: Enabling Engineering Breakthroughs that Lead to a Better Tomorrow continued to provide inspiration and direction for our team members and represents how we can strengthen our communities and have a positive impact on the world.

Our fiscal year 2023 performance highlights include:

$19.1B	$3.0B	67th YEAR	COMPLETED ACQUISITION OF MEGGITT PLC ON SEPTEMBER 12, 2022
TOTAL NET SALES WERE A RECORD AT $19.1 BILLION	CASH FLOW FROM OPERATING ACTIVITIES (CFOA) WAS 15.7% of sales AT $3.0 BILLION	INCREASED ANNUAL DIVIDEND PER SHARE FOR THE 67TH YEAR IN A ROW

2023 Proxy Statement	3

Our Company

Executive Compensation Highlights

The tables below highlight the performance-based nature of our compensation program and how our program aligns with what we view as executive compensation best practices.

Elements of Executive Compensation

	Elements of Compensation		Purpose
Fixed	Base Salary		Attracts, retains and motivates the highly-talented and values-driven individuals we need to advance the goals of The Win Strategy
Variable/ At-Risk	Officer Annual Cash Incentive	Officer ACIP	The Parker Hannifin Corporation Officer Annual Cash Incentive Plan ("Officer ACIP") incentivizes executive officers to maximize segment operating income, sales revenue and cash flow margin, metrics we believe align closely with total shareholder return and overall shareholder value by focusing on key business strategies, such as profitable and sustainable sales growth, value pricing and strategic supply chain, market-driven innovation, system solutions, strong distribution channels, continuous improvement in net income, lean initiatives, inventory control, strong receivable and payable controls, and ESG-related initiatives.
	Long- Term Equity Incentive	Long Term Incentive Performance ("LTIP") Awards	Incentivizes executive officers to maximize long-term revenue growth, earnings per share ("EPS") growth, and growth in average return on invested capital ("ROIC") by focusing on various key business strategies, such as market-driven innovation, on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing and profitable growth
		Stock Incentives/ Stock Appreciation Rights ("SARs")	Incentivizes executive officers to maximize our stock price by focusing on various key business strategies, such as sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price

Executive Compensation Practices

What We Do	What We Don’t Do
✓Executive compensation program with pay-for-performance structure aligned with The Win Strategy
✓The target total direct compensation package for our Chief Executive Officer is a mix of 12% fixed and 88% at-risk, and for our other Named Executive Officers is an average mix of 17% fixed and 83% at-risk
✓Annual advisory vote on executive compensation with consistent high degree of approval
✓One-year minimum vesting or performance period requirements for equity incentives under our Amended and Restated 2016 Omnibus Stock Incentive Plan
✓“Claw back” policy to recover or withhold incentive-based compensation to executive officers in certain circumstances
✓Anti-hedging and anti-pledging policy for Directors and executive officers
✓Robust Stock Ownership Guidelines for executive officers and Directors

✕Offer employment agreements to our executives
✕Offer above-market earnings on contributions to deferred compensation accounts
✕Grant stock options or SARs with an exercise price less than the fair market value of Parker’s common stock on the date of grant
✕Re-price stock options or SARs
✕Cash out underwater stock options or SARs
✕Include reload provisions in any stock option or SAR grant
✕Permit directors or employees, or their respective related persons, to engage in short sales of Parker’s stock or to trade in instruments designed to hedge against price declines in Parker’s stock
✕Permit directors or officers to hold Parker securities in margin accounts or to pledge Parker securities as collateral for loans or other obligations

4

Our Company

Environment, Social and Governance Highlights

Our ESG program includes a range of initiatives around corporate social responsibility and sustainability, taking into account the interests of our key stakeholders, including our shareholders, team members, customers and communities. Issues that we focus on include, among others, workplace health and safety, climate risk, water conservation, human capital management, diversity, equity and inclusion, cyber security, and business ethics and compliance. For information on Board and Committee ESG oversight responsibilities, see "Board's Role in Risk Oversight" on page 32 of this Proxy Statement.

We publish our Sustainability Report in line with Sustainability Accounting Standards Board ("SASB") and expect future reporting to be aligned with Task Force on Climate-Related Financial Disclosures ("TCFD") standards, addressing the many ways in which we apply our core technologies to make a positive impact on the world, including through our team members, social responsibility, environmental initiatives, product stewardship, and governance, ethics and compliance. Selected aspects of our most recent Sustainability Report are highlighted below.

We are proud of our corporate social responsibility and sustainability accomplishments, but recognize that best practices in ESG integration and reporting frameworks continue to evolve. While there is more work to be done, we are confident in our strategy of achieving business success through social responsibility and sustainable business practices:

Environment

Environmental Stewardship
We are committed to driving sustainable, long-term growth and doing so in a way that makes the world a better place.
●We have committed to achieve carbon neutral operations by 2040. To ensure continued progress in minimizing our carbon footprint, we established a series of emissions targets, which include:
●Reducing absolute emissions directly from our operations by 50% by 2030; and
●Reducing indirect absolute emissions related to materials sourcing, logistics and services by 15% by 2030, and by 25% by 2040.
●We have reported energy and emissions data to the Carbon Disclosure Project ("CDP") since 2008.

Water Conservation
●We recognize that water is becoming a critical resource and is in short supply in certain parts of the world. As a result, Parker has launched a new water conservation initiative that targets high risk and high volume facilities.
●Our goal is to implement water management best practices at 100% of sites in water-scarce locations by 2030 based on the definition by the World Resources Institute.

Waste and Materials Management
●We manage materials and waste responsibly and in accordance with applicable laws in the communities in which we operate. We have steadily reduced our hazardous waste production through the years and we have systematically upgraded our hazardous materials storage to minimize potential for releases to the environment.
●Our Simple by Design innovation methods as well as our focus on kaizen process improvements promote the reduction of waste in all aspects of our manufacturing process.

2023 Proxy Statement	5

Our Company

Supplier Partnerships
●We have implemented several supply chain initiatives to reduce our environmental footprint. This includes leveraging sustainable transport methods to reduce emissions associated with air freight, as well as transitioning to electronic documentation to reduce paper waste. Through kaizen initiatives, our team members continue to develop innovations to help achieve our environmental stewardship goals.
●Since 2013, we have been a member of the U.S. Environmental Protection Agency SmartWay® Transport Partnership aimed at identifying technologies and strategies to reduce carbon emissions and set goals and track progress towards reducing fuel consumption and improve the efficiency of freight transport.
●Our global supply chain team employs dual sourcing and other risk management strategies to ensure the availability of materials needed for production. We also require our suppliers to comply with all laws and regulations related to human rights, resource conservation and other environmental and legal requirements.

Technologies Enabling a Better Tomorrow
●Our interconnected portfolio of technologies features a broad range of highly efficient solutions engineered to improve performance and efficiency and to help end users reduce resource consumption and greenhouse gas emissions.
●We deliver components and systems that enable the adoption of cleaner and more efficient energy, electrification, light weighting and other innovations to provide a more positive, global environmental impact to companies across the industrial, mobile and aerospace markets, including:
●A comprehensive suite of engineered materials such as thermal management, coatings, adhesives and vibration control that enable more electric applications.
●A broad range of motion and control technologies to support the use of various clean energy sources such as batteries, fuel cells, hydrogen, sustainable fuels and renewable energy.
●A strong motion technology offering with electro-hydraulic, electromechanical, and pneumatic actuators, valves, pumps, motors, controllers, software and conveyance for more electric aerospace, mobile and industrial applications.
●A broad platform of filtration technologies to accelerate a cleaner and more sustainable world.

6

Our Company

Social

Safety
Safety is a core value that all team members share, and our goal is to achieve a zero-incident workplace. To measure our safety progress, we have established long-term safety targets. Our goal is to have zero recordable incidents by 2030. Over the last five years, we have reduced our Incident Rate by 45% from fiscal year 2019 through fiscal year 2023.

Diversity, Equity and Inclusion
An inclusive environment is a core tenet of our values and one of our key measures of success within The Win Strategy. Our Vice President of Diversity, Equity and Inclusion ("DEI") leads an ongoing commitment to an inclusive and welcoming workplace. We also established four global DEI High Performance Teams ("HPTs") focused on Talent Attraction, Talent Development, Governance and Knowledge. Each team is led by a senior executive and tasked with improving the way we attract and develop diverse team members, design education and awareness opportunities, and define sustainable progress measures in fostering an inclusive culture.

A component of our DEI program focus is to support the development and deployment of Business Resource Groups ("BRGs"). Our first BRG, Peer W, was established in 2015 to support the attraction, development and retention of women at Parker. Peer W has grown into a well-developed global network of over 30 chapters and established a Mentoring Circles program in 2020. In 2021, we introduced and launched two additional BRGs which are the Nia Network, supporting the attraction, development and retention of Black team members, and Parker Next, dedicated to our team members' professional growth and personal development.

The goal of our focus on DEI is to promote a strong, cohesive work environment that will provide us the best talent and further strengthen our organization for future success.

Social Responsibility
Our social responsibility strategy, with the support of the Parker-Hannifin Foundation, empowers team members to make a difference in the communities we call home. The Parker Foundation has three areas of focus:
●STEM EDUCATION: Supporting schools, universities and community agencies to promote access to science, technology, engineering and mathematics education, and the resources and support needed to thrive in the classroom.
●COMMUNITY NEEDS: Supporting our team members, families and neighbors by contributing to the advancement and well-being of our communities.
●SUSTAINABILITY: Supporting long-term efforts to build sustainable communities, address key societal issues and create a better tomorrow.
For nearly 70 years, the Parker-Hannifin Foundation has extended the goodwill of our team members with donations that benefit the communities where we operate. Through our Parker Foundation programs, we have donated over $80 million since 2010, including $9 million in 2023.

2023 Proxy Statement	7

Our Company

Governance

Board Diversity and Composition
Our Board of Directors is committed to sound corporate governance practices, promoting the long-term interests of our shareholders and holding itself and management accountable for performance.
The metrics included in the graphic below reflect the Board structure and composition of our thirteen current Directors. Each Director brings his or her own unique background and range of expertise, knowledge and experience, which we believe provides an optimal and diverse mix of skills and qualifications necessary for our Board to effectively fulfill its oversight responsibilities.

	Board Tenure	Independence
	7.8 years	77%

	AVERAGE TENURE	INDEPENDENT

	Age	Diversity
	60.4 years	62%

	AVERAGE AGE	GENDER/RACIALLY/ ETHNICALLY DIVERSE

		*One of our directors is both racially and ethnically diverse. Ethnicity is defined as country of birth or citizenship other than the United States.

	Director Experience
	Public Company Leadership	Manufacturing
	100%	100%

	Corporate Strategy & Culture	Technology & Innovation
	100%	92%

	Risk Management	Finance & Accounting
	100%	92%

	International	Sales & Marketing
	92%	92%

	Industrial/Aerospace Industries
	92%

8

Our Company

Board and Committee Practices
●Our Corporate Governance Guidelines and the charters of our Audit, Corporate Governance and Nominating and Human Resources and Compensation Committees expressly identify the specific areas of ESG oversight responsibility of the full Board and each Committee.
●Director retirement is mandatory (with no exceptions or conditions) after reaching age 72
●Robust stock ownership guidelines for our Directors and executive officers (all of whom are compliant with such guidelines)
●Annual Board, Committee and individual Director evaluations
●Annual review of our Chief Executive Officer by all independent Directors
●Thoughtful management of our Director's outside commitments – four do not sit on any other public company boards, six sit on one other public company board, and three sit on two other public company boards.
●Average Director attendance at all of our Board of Directors and Committee meetings was 96% and each of our Directors attended more than 86% of his or her meetings of our Board of Directors and his or her Committee meetings during fiscal year 2023
●Each Committee of our Board of Directors has a published charter that is reviewed and evaluated at least annually

Shareholder Rights	●Annual election of all Directors ●Majority voting and resignation policy for uncontested Director elections ●Proxy access permitted for eligible shareholders
Board Independence	●Board Committees are 100% comprised of independent Directors ●Independent Directors meet regularly and frequently (at least four times per year) without management
Oversight of Risk
●Our Executive Chairman of the Board and Lead Director ensure the entire Board of Directors maintains regular oversight of key risk areas, such as corporate strategy, management succession planning, cyber security, enterprise risk management, and ESG matters. For more information on the Board's oversight responsibilities, see pages 31-34 of this Proxy Statement.

Guidelines and Codes of Conduct	●Published Global Code of Business Conduct applicable to our Board of Directors ●Published Corporate Governance Guidelines

2023 Proxy Statement	9

Our Company

Shareholder Engagement Highlights

We actively seek and highly value feedback from our shareholders. During fiscal year 2023, in addition to our traditional investor relations outreach efforts, we proactively reached out to shareholders representing over 53% of our outstanding common stock to engage with them on ESG matters. We engaged with each shareholder that accepted our invitation.

We Sought Input from Shareholders Representing	Company Representatives	Topics Discussed	Feedback/Actions Informed by Feedback
●General Counsel and Secretary ●Investor Relations ●Other members of management, including our Environmental, Health and Safety ("EHS") leader
Governance Topics
●Our commitment to performance-based executive compensation
●Compensation metrics tied to ESG
●Board refreshment and diversity
●Board composition & leadership structure
●Board risk oversight
Environmental and Social Topics
●Environmental / Climate goals and strategies
●Environmental reporting frameworks
●Human capital management matters, including labor market challenges and workplace safety incident reporting

●Supportive of new Annual Cash Incentive Plan (ACIP) which includes ESG metrics
●Positive feedback on our climate commitments and reporting frameworks
●Enhanced director skills and diversity reporting
●Future ESG reporting to TCFD standards

We also shared the feedback received during these meetings with our Corporate Governance and Nominating Committee, our Human Resources and Compensation Committee and our full Board of Directors. As a result of our shareholder engagement efforts and the feedback we received, we strengthened our disclosures in this Proxy Statement and our Sustainability Report.
10

Proxy Statement Summary/Voting Roadmap
This summary highlights certain information relating to the voting items for our 2023 Annual Meeting of Shareholders. Additional details are found throughout this Proxy Statement.
Item 1 – Election of Directors
Shareholder approval is sought to elect the following directors for a term that will expire at our Annual Meeting of Shareholders in 2023:
●Lee C. Banks ●Jillian C. Evanko ●Denise Russell Flemings ●Lance M. Fritz	●Linda A. Harty ●Kevin A. Lobo ●Jennifer A. Parmentier	●Joseph Scaminace ●Åke Svensson ●Laura K. Thompson	●James R. Verrier ●James L. Wainscott ●Thomas L. Williams
The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors. See page 14 for details

Item 2 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement on a non-binding, advisory basis.
See page 39 for details

2023 Proxy Statement	11

Proxy Statement Summary/Voting Roadmap

Item 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee recommends ratification of its appointment of Deloitte and Touche LLP ("D&T") as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2024. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2023, and has served as our independent auditor since fiscal year 2008.

The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending June 30, 2024.
See page 85 for details

Item 4 – To approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan
Shareholder approval is sought for the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan, which we refer to as the 2023 Omnibus Stock Incentive Plan.
The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan. See page 90 for details

Item 5 – To approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan
Shareholder approval is sought for the approval of the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan, which we refer to as the Amended and Restated Purchase Plan. The Amended and Restated Purchase Plan offers eligible employees the opportunity to acquire our common stock through periodic payroll deductions that will be applied towards the purchase of our common shares.
The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan. See page 101 for details

12

Proxy Statement Summary/Voting Roadmap

Item 6 – Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should conduct future advisory shareholder votes on the compensation of our Named Executive Officers. By voting with respect to this Item 6, shareholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers every year, every two years, or every three years.

The Board of Directors unanimously recommends a vote for the option of “EVERY YEAR” as the preferred frequency for future advisory votes to approve the compensation of our Named Executive Officers.
See page 106 for details

2023 Proxy Statement	13

Item 1 – Election of Directors

Shareholder approval is sought to elect Lee C. Banks, Jillian C. Evanko, Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Kevin A. Lobo, Jennifer A. Parmentier, Joseph Scaminace, Åke Svensson, Laura K. Thompson, James R. Verrier, James L. Wainscott and Thomas L. Williams as Directors for a term that will expire at our Annual Meeting of Shareholders in 2024. Mr. Williams is standing for re-election but intends to retire from the Board on December 31, 2023 in accordance with his previously announced transition plan.

Our Board of Directors has concluded that the nominees presented in this “Item 1—Election of Directors” collectively represent a highly-qualified and diverse group of individuals who will effectively serve the long-term interests of our business, our team members and our shareholders. Our Board of Directors believes that each nominee should serve on our Board for the coming year based on his or her record of effective past service on our Board and the specific experiences, qualifications, attributes and skills described in his or her biographical information presented in this “Item 1—Election of Directors” section.

Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of another person as our Board of Directors may recommend. However, our Board of Directors has no reason to believe that this circumstance will occur.

Board Nominees

			Committee Membership
Name	Principal Employment	Director Since	HRC	CGN	AC
Lee C. Banks	Vice Chairman and President of Parker-Hannifin Corporation	2015
Jillian C. Evanko	President and Chief Executive Officer of Chart Industries, Inc.	2021
Denise Russell Fleming	Executive Vice President, Technology & Global Services and Chief Information Officer of Becton, Dickinson & Company	2023
Lance M. Fritz	Former Chairman, President and Chief Executive Officer of Union Pacific Corporation	2021
Linda A. Harty	Former Treasurer of Medtronic plc	2007
Kevin A. Lobo	Chairman, Chief Executive Officer and President of Stryker Corporation	2013
Jennifer A. Parmentier	Chief Executive Officer of Parker-Hannifin Corporation	2023
Joseph Scaminace	Former Chairman and Chief Executive Officer of OM Group, Inc.	2004
Åke Svensson	Chairman of Swedavia AB	2010
Laura K. Thompson	Former Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company	2019
James R. Verrier	Former President and Chief Executive Officer of BorgWarner, Inc.	2016
James L. Wainscott (Lead Director)	Former Chairman, Chief Executive Officer and President of AK Steel Holding Corporation	2009
Thomas L. Williams	Executive Chairman of Parker-Hannifin Corporation	2015
AC Audit Committee	Member
HRC Human Resources and Compensation Committee	Chair
CGN Corporate Governance and Nominating Committee

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

14

Item 1 – Election of Directors

Director Selection and Nomination, Qualifications and Diversity

The Corporate Governance and Nominating Committee of our Board is responsible for identifying, evaluating and recommending potential Director candidates. The Corporate Governance and Nominating Committee ensures that Director recruiting, succession and refreshment are persistent areas of focus and regularly reviews the size, composition and independence of our Board, and any expected vacancies, in determining whether and to what extent to actively recruit new Directors or to replace departing Directors.

The Corporate Governance and Nominating Committee utilizes a variety of methods and processes to identify potential Director candidates, including through reputable third-party search firms, unsolicited recommendations from other third-party search firms, and referrals from current or past members of our Board. In addition, the Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors provided that such recommendations comply with the procedures set forth under the caption “Shareholder Recommendations for Director Nominees” and will consider such candidates on the same basis as candidates recommended by other sources. The Corporate Governance and Nominating Committee generally will not, however, consider recommendations for Director nominees submitted by individuals who are not affiliated with us.

The Corporate Governance and Nominating Committee has developed and implemented a robust process to ensure that its formal Director searches are appropriately scoped and designed to produce a slate of potential candidates representing a broad range of backgrounds, educations, experiences, skills and viewpoints that will enable them, individually and collectively, to address the issues affecting our Board, our business, our team members and our shareholders, and optimize the functioning and decision-making and oversight roles of our Board and its Committees. The Corporate Governance and Nominating Committee currently focuses on the following key search and evaluation criteria, but considers the entirety of each proposed candidate’s credentials and all available information that may be relevant to each candidate’s nomination.

Key Criteria	Overall Philosophy and Approach
Culture and Values	The Corporate Governance and Nominating Committee places high value on cultural fit. Our Directors must be able to work together to efficiently and effectively oversee the issues and risks facing our business, and have the commitment, integrity, honesty, judgment and professionalism required under our Corporate Governance Guidelines and Global Code of Business Conduct, and to otherwise serve the long-term interests of our Board of Directors, our business, our team members and our shareholders.
Diversity	The Corporate Governance and Nominating Committee firmly believes diversity is critical to a well-functioning Board of Directors, and is committed to enhancing diversity on our Board. As a result, our Corporate Governance Guidelines require each search for qualified director candidates to include individuals with diverse backgrounds, including gender, ethnicity and race. In our most recently completed Director searches, for example, a majority of the candidates presented for consideration were diverse candidates which ultimately resulted in the elections of Mses. Evanko and Fleming and Messrs. Lacey (since resigned from our Board; see page 25) and Fritz, strengthening the racial and gender diversity of our Board. In 2023, the Board also elected Jennifer A. Parmentier as a Director, which further strengthened gender diversity, and as a result, 38% of our Board is now gender diverse.
Skills and Qualifications	The Corporate Governance and Nominating Committee also believes it is essential to have a Board with the range of skills and experience needed to effectively evaluate, monitor and oversee the wide range of considerations presented by the size and scope of our Company, operations, products and markets. As a result, the Corporate Governance and Nominating Committee seeks to identify nominees who are independent and well equipped with a broad set of key skills, including those shown on the table on page 16.

The Corporate Governance and Nominating Committee, utilizing its robust and thoughtful approach to Director recruiting, succession and refreshment, has built an experienced, diverse and independent Board that provides significant oversight over our plans and strategies for growth, financial performance and shareholder value creation.

6new directors since 2019 5new diverse directors since 2019
Laura K. Thompson	Jillian C. Evanko Lance M. Fritz William F. Lacey (since resigned; see page 25)	Jennifer A. Parmentier Denise Russell Fleming

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Item 1 – Election of Directors

Director Skills/Experience/Diversity

In addition to the metrics included on page 8, the following table presents on an individual basis the skills and experience of our Board in areas that are of importance to our Company. Our Board refreshment efforts over the last several years have strengthened the culture, skills and diversity of our Board. Each Director nominee brings his or her own unique background and range of expertise, knowledge and experience which provides a comprehensive and optimal mix of skills and qualifications necessary for our Board to effectively fulfill its oversight responsibilities.

Director Experience
Public Company Leadership Experience serving as CEO, COO, CFO, or other senior leadership roles, and/or on the Board of Directors of publicly traded companies of significant size and complexity.

Corporate Strategy & Culture
Experience developing and implementing strategies to drive and enhance culture, values, purpose, engagement, customer experience, profitable growth and financial performance.

Risk Management
Experience identifying, managing and mitigating significant business risks (financial. operational, compliance, reputational, etc.) including those related to ESG, cyber security, human capital, and supply chain.

International Experience conducting business inside and outside the U.S., or other meaningful exposures to non-U.S. cultures, markets, economies, etc.
Industrial/ Aerospace Industries Experience in the industrial and aerospace markets in which we operate or in those with similar business requirements, priorities, risks and challenges.
Manufacturing Experience managing manufacturing operations, capabilities, capital needs, supply chains, cost and operating efficiencies, etc.
Technology & Innovation Experience in engineering, research and development, product and/or process innovation, information technology, digitization, e-commerce, data management, etc.
Finance & Accounting Experience in financial management, reporting and controls, capital allocation, capital markets, mergers and acquisitions, etc.
Sales & Marketing Experience growing revenue and market shares through effective sales and marketing, customer relationships and channel management, reputation and brand building, etc.

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Item 1 – Election of Directors

Director Diversity	Gender	Race	Ethnicity (Country of Birth/Citizenship)
Lee C. Banks	M	White	United States
Jillian C. Evanko	F	White	United States
Denise Russell Fleming	F	Black	United States
Lance M. Fritz	M	White	United States
Linda A. Harty	F	White	United States
Kevin A. Lobo	M	Asian	Country of Birth: India Dual Citizenship: Canada, United States
Jennifer A. Parmentier	F	White	United States
Joseph Scaminace	M	White	United States
Åke Svensson	M	White	Sweden
Laura K. Thompson	F	White	United States
James R. Verrier	M	White	Country of Birth: United Kingdom Dual Citizenship: United Kingdom, United States
James L. Wainscott	M	White	United States
Thomas L. Williams	M	White	United States

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Item 1 – Election of Directors

Director Biographies

Nominees for Election as Directors for Terms Expiring in 2024

Lee C. Banks Director Since: 2015 Age: 60 Committees: None	Other Public Company Directorships (current in bold): ●Westinghouse Air Brake Technologies Corporation (Wabtec) (since 2020) ●Nordson Corporation (former) (2010-2020)
Mr. Banks has been our Vice Chairman and President since August 2021. From February 2015 to August 2021 he was President and Chief Operating Officer. He was our Executive Vice President from August 2008 to February 2015 and our Operating Officer from November 2006 to February 2015.
Mr. Banks has served in the public company leadership capacities noted above as well as other significant leadership roles since joining us in 1991. His experience includes leading and/or overseeing all of our operating groups, regions, and key commercial functions including strategic pricing, sales and marketing, and lean and quality. He has been instrumental in driving and implementing strategies to strengthen our culture, values, purpose, team member engagement, customer experience, profitable growth, financial performance, and management of ESG initiatives, and cybersecurity and other significant risks. Additionally, Mr. Banks has gained significant experience, perspective and insight from his service on other public company boards.
Based on his strong background, experience, performance in senior leadership roles and intimate working knowledge of our business, plans, strategies and initiatives, our Board believes Mr. Banks represents each of the key skills and qualifications noted for him in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

Jillian C. Evanko Director Since: 2021 Age: 45 Committees: Audit Human Resources and Compensation	Other Public Company Directorships (current in bold): ●Chart Industries, Inc. (since 2018) ●Alliant Energy Corporation (former) (2019-2021)
Ms. Evanko has been President and Chief Executive Officer and a Director of Chart Industries, Inc. (cryogenic technologies) since June 2018. She was the Chief Financial Officer of Chart from March 2017 until January 2019. Prior to Chart, Ms. Evanko served as Vice President and Chief Financial Officer of Truck-Lite Co., LLC (truck and commercial vehicle products) since October 2016. Prior to Truck-Lite, Ms. Evanko was Vice President and Chief Financial Officer of Dover Corporation’s (diversified global manufacturer) Dover Fluids since January 2014.
Ms. Evanko has held the senior leadership positions noted above and other various public company leadership roles in significant global companies, including publicly traded industrial manufacturing companies. She has demonstrated significant expertise in leading and/or overseeing corporate strategy and culture, M&A activity (domestic and international), cybersecurity, supply chain, aerospace markets, team member engagement, industrial manufacturing, ESG initiatives, process optimization, digitization, capital allocation, safety and product innovation, among other critical areas. Additionally, Ms. Evanko has gained significant experience, perspective and insight through her service on other public company boards.
Based on her strong background, experience and performance in senior leadership roles and as a director, our Board believes Ms. Evanko represents each of the key skills and qualifications noted for her in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

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Item 1 – Election of Directors

Denise Russell Fleming Director Since: 2023 Age: 53 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships (current in bold): ●None
Ms. Fleming has been Executive Vice President, Technology and Global Services and Chief Information Officer of Becton, Dickinson & Company (medical technology) since July 2022. She was the Vice President, Information Technology at Boeing Defense, Space & Security (aerospace and defense) from December 2016 until June 2022. Prior to Boeing, Ms. Fleming served in several information technology leadership roles at BAE Systems, Inc. (aerospace and defense) from 2010 to 2016 and at Sprint Nextel Corporation (telecommunication technology) from 1997 to 2010.
Ms. Fleming has held the senior leadership positions noted above and various other public company leadership roles in significant global companies, including publicly traded technology, manufacturing and aerospace and defense companies. She has demonstrated significant expertise in leading and/or overseeing information technology systems, cybersecurity, digitization, aerospace markets, team member engagement, industrial manufacturing, ESG initiatives, and process optimization, among other critical areas. Ms. Fleming was initially recommended to the Corporate Governance and Nominating Committee by our third party search firm, SpencerStuart.
Based on her strong background, experience and performance in senior leadership roles, our Board believes Ms. Fleming represents each of the key skills and qualifications noted for her in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

Lance M. Fritz Director Since: 2021 Age: 60 Committees: Corporate Governance and Nominating Human Resources and Compensation	Other Public Company Directorships (current in bold): ●Union Pacific Corporation (2015-2023)
Now retired, Mr. Fritz served as Chairman of the Board of Union Pacific Corporation (rail transport) from October 2015 to August 2023, and President and Chief Executive Officer from February 2015 to August 2023. He also served as President and Chief Operating Officer of Union Pacific Railroad Company (the principal operating company of Union Pacific Corporation) from February 2014 to February 2015, and in various labor relations, sales and marketing, and other leadership roles with Union Pacific from July 2000 to February 2014.
Mr. Fritz has served in the public company leadership capacities noted above as well as other significant senior leadership roles. His experience includes leading and/or overseeing corporate strategy and culture, risk management, international trade, operations, compliance, supply chain and logistics, corporate finance, ESG initiatives, cybersecurity, capital allocation, M&A, and other key commercial functions including sales and marketing. Additionally, Mr. Fritz has gained significant experience, perspective and insight from his service on other public company boards.
Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Mr. Fritz represents each of the key skills and qualifications noted for him in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

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Item 1 – Election of Directors

Linda A. Harty Director Since: 2007 Age: 63 Committees: Audit (Chair) Corporate Governance and Nominating
Other Public Company Directorships (current in bold):
●Westinghouse Air Brake Technologies Corporation (Wabtec) (since 2016)
●Chart Industries, Inc. (since 2021)
●Syneos Health, Inc. (former) (2017-2023)

Now retired, Ms. Harty was Treasurer of Medtronic plc (medical technology) from February 2010 to April 2017. Prior to joining Medtronic, Ms. Harty served as Executive Vice President and Treasurer of Cardinal Health, Inc. (healthcare) from May 2008 to December 2009 and from August 2006 to March 2007, Executive Vice President – Finance and Chief Financial Officer of Cardinal Health’s Healthcare Supply Chain Services from March 2007 to May 2008, and Senior Vice President of Cardinal Health from January 2005 to August 2006.
Ms. Harty has served in the public company leadership capacities noted above as well as other significant leadership roles. Her experience includes leading and/or overseeing key commercial functions including corporate finance, financial reporting, risk management, strategic planning and pricing, capital allocation, M&A analysis and financing, supply chain management, and process innovation. Additionally, Ms. Harty has extensive and significant experience, perspective and insight, including management of cybersecurity events, from her service and leadership roles on other public company boards.
Based on her strong background, experience and performance in senior leadership roles and as a director, our Board believes Ms. Harty represents each of the key skills and qualifications noted for her in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

Kevin A. Lobo Director Since: 2013 Age: 58 Committees: Audit Human Resources and Compensation	Other Public Company Directorships (current in bold): ●Stryker (since 2012)
Mr. Lobo has been Chairman of the Board of Stryker Corporation (medical technologies) since July 2014 and has been Chief Executive Officer, President and a Director since October 2012. He previously served as Group President for Stryker's Orthopedics and Neurotechnology and Spine Groups.
Mr. Lobo has held the senior leadership positions noted above and other various public company leadership roles in global companies, including publicly traded medical technology and consumer products companies. His experience includes leading and/or overseeing corporate strategy and culture, profitable growth and financial performance, and key commercial functions including strategic pricing, sales and marketing, high-tech innovation, automation, digitization, capital allocation, cybersecurity, management of ESG initiatives and other significant risks and opportunities. Additionally, Mr. Lobo has gained significant experience, perspective and insight from his service on other public company boards.
Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Mr. Lobo represents each of the key skills and qualifications noted for him in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

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Item 1 – Election of Directors

Jennifer A. Parmentier Director Since: 2023 Age: 56 Committees: None	Other Public Company Directorships (current in bold): ●Nordson Corporation (since 2020)
Ms. Parmentier has been our Chief Executive Officer since January 2023. From August 2021 to December 2022 she was our Chief Operating Officer. Prior to August 2021, she was Vice President and President of the Motion Systems Group from February 2019 to August 2021 and Vice President and President of the Engineered Materials Group from September 2015 to February 2019.
Ms. Parmentier has served in the public company leadership capacities noted above as well as other significant leadership roles since joining us in 2008. Her experience includes leading and/or overseeing all of our operating groups, regions, and key commercial functions. She has been instrumental in driving and implementing strategies to strengthen our financial performance, culture, values, purpose, team member engagement, customer experience, profitable growth, and management of ESG initiatives, cybersecurity and other significant risks and opportunities. Additionally, Ms. Parmentier has gained significant experience, perspective and insight from her service on other public company boards.
Based on her strong background, experience, performance in senior leadership roles and intimate working knowledge of our business, plans, strategies and initiatives, our Board believes Ms. Parmentier represents each of the key skills and qualifications noted for her in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

Joseph Scaminace Director Since: 2004 Age: 70 Committees: Human Resources and Compensation (Chair) Corporate Governance and Nominating	Other Public Company Directorships (current in bold): ●Cintas Corporation (since 2010) (Lead Director)
Now retired, Mr. Scaminace served as the Chairman and Chief Executive Officer of OM Group, Inc. (metal-based specialty chemicals) from June 2005 to October 2015 and Chairman of the Board of OM Group from August 2005 to October 2015. Prior to joining OM Group, Mr. Scaminace held multiple leadership roles at The Sherwin-Williams Company (paints and coatings), ultimately serving as President and Chief Operating Officer from October 1999 to May 2005.
Mr. Scaminace has served in various senior leadership roles in significant global publicly traded manufacturing companies. He has demonstrated meaningful expertise in the management and oversight of corporate strategy and culture, sales and marketing, risk management, cybersecurity, ESG initiatives, international trade and compliance, M&A, aerospace markets, inventory controls, supply chain, and financial planning, performance and reporting. Additionally, Mr. Scaminace has gained significant experience, perspective and insight from his service and leadership roles on other public company boards.
Based on his strong background, experience and performance in senior leadership roles, our Board believes Mr. Scaminace represents each of the key skills and qualifications noted for him in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

2023 Proxy Statement	21

Item 1 – Election of Directors

Åke Svensson Director Since: 2010 Age: 71 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships: ●None
Mr. Svensson is Chairman of Swedavia AB (transport infrastructure). He was Chairman of the Association of Swedish Engineering Industries (manufacturing trade organization), and Board Member of the Confederation of Swedish Enterprises from May 2018 until May 2020. He was previously Director General of Swedish Engineering Industries from September 2010 to August 2016. Mr. Svensson is a former Director, Chief Executive Officer and President of Saab AB.
Mr. Svensson has served in various senior leadership roles in significant global publicly traded companies, primarily at Saab AB, an aerospace and defense manufacturing company. He has meaningful expertise in corporate strategy and culture, aerospace and defense, international markets and trade, manufacturing, sales and marketing, capital allocation, product innovation and technology, and financial and operational risk management.
Based on his strong background, experience and performance in senior leadership roles, our Board believes Mr. Svensson represents each of the key skills and qualifications noted for him in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

Laura K. Thompson Director Since: 2019 Age: 59 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships (current in bold): ●Wesco International (since 2019) ●Titan International, Inc. (since 2021)
Now retired, Ms. Thompson served as Executive Vice President of The Goodyear Tire & Rubber Company (tire manufacturing) from December 2013 until her retirement in March 2019, and Chief Financial Officer of Goodyear from December 2013 until October 2018. Prior to those roles, Ms. Thompson held multiple leadership positions at Goodyear, including Vice President of Finance from 2009 to 2013 and Vice President of Business Development from 2005 to 2009.
Ms. Thompson has served in the public company leadership capacities noted above as well as other significant leadership roles. She has meaningful expertise in corporate strategy and culture, business development, financial and operational risk management, cybersecurity, corporate finance, financial reporting, international trade, industrial manufacturing, capital allocation, distribution, supply chain management, sales and marketing, technology and process innovation, and M&A strategy, finance and execution. Additionally, Ms. Thompson has significant experience, perspective and insight from her service on other public company boards.
Based on her strong background, experience and performance in senior leadership roles and as a director, our Board believes Ms. Thompson represents each of the key skills and qualifications noted for her in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

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Item 1 – Election of Directors

James R. Verrier Director Since: 2016 Age: 60 Committees: Audit Human Resources and Compensation	Other Public Company Directorships (current in bold): ●BorgWarner, Inc. (former) (2013-2018)
Now retired, Mr. Verrier served as a Board Advisor to BorgWarner, Inc. (powertrain solutions) from August 1, 2018 until his retirement on February 28, 2019. He previously served as Chief Executive Officer and director of BorgWarner, Inc. from January 2013 until July 2018, and President of BorgWarner from March 2012 until July 2018. Prior to those roles, Mr. Verrier held multiple leadership roles with BorgWarner, including Chief Operating Officer and other roles within operations management, quality control and human resources.
Mr. Verrier has served in various senior leadership roles in significant global publicly traded manufacturing companies, primarily at BorgWarner. He has demonstrated meaningful expertise in the management and oversight of corporate strategy and culture, sales and marketing, financial and operational risk management, cybersecurity, ESG initiatives, international trade and compliance, capital allocation, and supply chain management. Additionally, Mr. Verrier has gained significant experience, perspective and insight from his service on other public company boards.
Based on his strong background, experience and performance in senior leadership roles, our Board believes Mr. Verrier represents each of the key skills and qualifications noted for him in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

James L. Wainscott Director Since: 2009 Age: 66 Committees: Corporate Governance and Nominating (Chair and Lead Director) Human Resources and Compensation	Other Public Company Directorships (current in bold): ●CSX Corporation (since 2020)
Now retired, Mr. Wainscott was Chairman of the Board of AK Steel Holding Corporation (steel producer) from January 2006 to May 2016; and President, Chief Executive Officer and a Director of AK Steel Holding Corporation from October 2003 to January 2016. Prior to those roles, Mr. Wainscott held multiple leadership roles with AK Steel, including Chief Financial Officer from 1998 to 2003.
Mr. Wainscott has served in various senior leadership roles in significant global publicly traded manufacturing companies, primarily at AK Steel. He has significant expertise in corporate strategy and culture, manufacturing, financial and operational risk management, cybersecurity, international trade and compliance, supply chain management, inventory control, labor relations, quality and customer relations, cost control, sales and marketing, and financial planning, performance and reporting. Additionally, Mr. Wainscott has gained significant experience, perspective and insight from his service and leadership roles on other public company boards, including as our Lead Director since 2016.
Based on his strong background, experience and performance in senior leadership roles, our Board believes Mr. Wainscott represents each of the key skills and qualifications noted for him in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

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Item 1 – Election of Directors

Thomas L. Williams Director Since: 2015 Age: 64 Committees: None	Other Public Company Directorships (current in bold): ●The Sherwin-Williams Company (since 2023) ●The Goodyear Tire & Rubber Company (since 2019) ●Chart Industries, Inc. (former) (2008-2019)
Mr. Williams has been the Chairman of our Board since January 2016, serving as Executive Chairman since January 2023. He was our Chief Executive Officer from February 2015 to January 2023, our Executive Vice President from August 2008 to February 2015, and our Operating Officer from November 2006 to February 2015.
Mr. Williams served in the roles noted above and other significant leadership roles since joining Parker in 2003. His experience includes leading and/or overseeing all of our operating groups, regions, and key commercial functions including strategic pricing, sales and marketing, and lean and quality. He led the company through numerous significant global challenges throughout his tenure, while simultaneously driving and implementing strategies to strengthen our culture, values, purpose, team member engagement, customer experience, profitable growth, financial performance, and management of ESG initiatives, cybersecurity and other significant risks and opportunities. Additionally, Mr. Williams has gained significant experience, perspective and insight from his service and leadership roles on other public company boards.
Based on his strong background, experience, performance in senior leadership roles and intimate working knowledge of our business, plans, strategies and initiatives, our Board believes Mr. Williams represents each of the key skills and qualifications noted for him in the Director skills matrix on page 16, and will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

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Item 1 – Election of Directors

Director Independence

Our Corporate Governance Guidelines require at least a majority of our Directors to be “independent” as defined in the listing standards established by the New York Stock Exchange. Our Board of Directors has also adopted standards for Director independence, which are set forth in our Independence Standards for Directors.

Of the thirteen current members of our Board of Directors, ten are independent based on our Board of Directors’ consideration of the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. In addition, each of the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee of our Board of Directors is composed entirely of independent Directors. As a result, independent Directors directly oversee critical matters such as our executive compensation program, our Corporate Governance Guidelines, policies and practices, the integrity of our financial statements and our internal controls over financial reporting.

Our Board of Directors has affirmatively determined that the following ten individuals who currently serve as Directors are independent: Jillian C. Evanko, Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Kevin A. Lobo, Joseph Scaminace, Åke Svensson, Laura K. Thompson, James R. Verrier and James L. Wainscott.

Among other things, our Board of Directors does not consider a Director to be independent unless it affirmatively determines that the Director has no material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Corporate Governance and Nominating Committee and our Board of Directors annually reviews and determines which of its members are independent based on the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. During such review, our Corporate Governance and Nominating Committee and our Board of Directors broadly consider all facts and circumstances which they deem relevant, including any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between us and any of our Directors.

In fiscal year 2023, after considering the facts and circumstances applicable to each Director, our Board of Directors determined that Mses. Evanko and Fleming and Messrs. Fritz and Lobo served as executive officers of companies that have existing customer and/or supplier relationships with us. Our Corporate Governance and Nominating Committee and our Board of Directors further analyzed these relationships and found that each of Mses. Evanko and Fleming and Messrs. Fritz and Lobo does not receive any direct or indirect personal benefits as a result of these relationships, that the relationships were on ordinary course, competitive terms, and that the amounts paid to or by us under such relationships fell significantly below the threshold for independence provided in the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. Our Board of Directors thus affirmatively concluded that each of Mses. Evanko and Fleming and Messrs. Fritz and Lobo is independent.

Annual Elections; Majority Voting; No Cumulative Voting

Our Amended and Restated Regulations provide for the annual election of our entire Board of Directors. Accordingly, each Director elected at this Annual Meeting of Shareholders will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected.

Our Amended Articles of Incorporation provide for a majority voting standard in the annual election of our Directors. Accordingly, at each Annual Meeting of Shareholders, each candidate for Director is elected only if the votes “for” the candidate exceed the votes “against” the candidate, unless the number of candidates exceeds the number of Directors to be elected. If the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected. Abstentions and broker non-votes shall not be counted as votes “for” or “against” a candidate, and shareholders are not able to cumulate votes in the election of Directors.

New Elections and Departures

On March 29, 2023, William F. Lacey resigned from our Board of Directors to pursue a career opportunity which conflicted with his ability to continue to serve on our Board. Our Board of Directors determined that Mr. Lacey was independent during his term of service. Effective on January 1, 2023, Jennifer A. Parmentier was elected to the Board and as our CEO in connection with her previously announced transition plan. Effective on September 1, 2023, Denise Russell Fleming was elected to the Board.

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Corporate Governance

Board and Committee Structure

Current Leadership Structure

Our Board of Directors currently employs a “dual leadership” structure. We have a Lead Director who is also the Chair of the Corporate Governance and Nominating Committee, and an Executive Chairman of the Board.

Thomas L. Williams Executive Chairman of the Board since 2023 (previously Chairman of the Board since 2016)

James L. Wainscott Lead Independent Director since 2016

Our Lead Director is elected solely by the independent members of our Board of Directors and holds a position separate and independent from our Chairman of the Board. Our Corporate Governance Guidelines provide that the Chair of the Corporate Governance and Nominating Committee will serve as our Lead Director and that the Chair of the Corporate Governance and Nominating Committee is elected every five years.

The specific authorities, duties and responsibilities of our Lead Director are described in our Corporate Governance Guidelines. Among other things, our Lead Director presides over and supervises the conduct of all meetings of our independent Directors, calls meetings of our independent Directors, and prepares and approves all agendas and schedules for meetings of our Board.

Our Board believes that having a Lead Director who is elected by our independent Directors ensures that our Board will at all times have an independent Director in a leadership position. At the same time, our Board of Directors believes that it is important to maintain flexibility in its leadership structure to allow for a member of management to serve in a leadership position alongside the Lead Director if our Board of Directors determines that such a leadership structure best meets the needs of our Board, our business, our team members and our shareholders.

Our Board has determined that this leadership structure is currently more efficient and effective than a structure which employs a single, independent Chairman of the Board. Our Board of Directors views this structure as one that ensures both independence in leadership and a balance of knowledge and authority. For example, our leadership structure employs both an Executive Chairman of the Board who possesses an intimate working knowledge of our day-to-day business, plans, strategies and initiatives, and a Lead Director who has a strong working relationship with our non-management, independent Directors. These two individuals combine their unique knowledge and perspectives to ensure that management and our independent Directors work together as effectively as possible. Among other things, our Executive Chairman of the Board ensures that our Board addresses strategic issues that management considers critical, while our Lead Director ensures that our Board addresses strategic issues that our independent Directors consider critical.

Our Board recognizes, however, that no single leadership model may always be appropriate. Accordingly, our Board of Directors regularly reviews its leadership structure to ensure that it continues to represent the most efficient and effective structure for our Board of Directors, our business, our team members and our shareholders.

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Corporate Governance

As previously disclosed, Mr. Williams intends to retire as Executive Chairman and from the Board on December 31, 2023. The Corporate Governance and Nominating Committee and Board have been thoughtfully evaluating structural and succession options, and intend to make final decisions and elect a successor Chairman of the Board prior to the transition date.

Board Committees; Committee Charters

Our Board has established and delegated certain authorities and responsibilities to three committees: the Human Resources and Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee. Each Committee of our Board is governed by a written charter which is posted and available on the Corporate Governance page of our investor relations website at www.phstock.com. Shareholders may request copies of these charters, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

All members of each Committee are independent under the listing standards of the New York Stock Exchange as well as our Independence Standards for Directors. Each Committee regularly reports its activities to the full Board of Directors.

Each of our Committees works with members of our Human Resources, Internal Audit, Enterprise Compliance, Legal, and other departments to oversee and evaluate other risks relevant to each Committee.

Human Resources and Compensation Committee
Members: Joseph Scaminace (CHAIR), Jillian C. Evanko, Lance M. Fritz, Kevin A. Lobo, James R. Verrier, James L. Wainscott	Number of meetings in fiscal year 2023: 6
KEY OVERSIGHT RESPONSIBILITIES
●Administration, structure and determination of our executive compensation program.
●ESG strategies, initiatives, policies and risks related to (a) key compensation and benefit plans (including the inclusion and impact of any ESG-based performance measures), (b) executive compensation program, strategy, structure and mix, (c) leadership performance, development and succession, (d) compensation-related ratings and disclosures, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.
●Working with its independent executive compensation consultant and our human resources, legal and other management personnel to oversee and evaluate other risks relating to our compensation policies and practices for all team members, our succession planning and talent development strategies and initiatives, and other human resources issues.

2023 Proxy Statement	27

Corporate Governance

Corporate Governance and Nominating Committee
Members: James L. Wainscott (CHAIR), Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Joseph Scaminace, Åke Svensson, Laura K. Thompson	Number of meetings in fiscal year 2023: 3
KEY OVERSIGHT RESPONSIBILITIES
●Evaluating and recommending to our Board of Directors qualified nominees for election as Directors and qualified Directors for Committee membership, establishing evaluation procedures for the performance of our Board of Directors and its Committees, developing corporate governance guidelines and independence standards, and considering other matters regarding our corporate governance structure.
●ESG strategies, initiatives, policies and risks related to (a) Board performance, structure, composition and refreshment, (b) corporate governance ratings and disclosures, (c) shareholder engagement processes and feedback, (d) Board and committee oversight responsibilities and meeting cadences on ESG matters, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.
●Working with our legal and other management personnel to oversee and evaluate other risks relating to:
●Director independence, qualifications and diversity issues;
●Board of Directors and Committee leadership, composition, function and effectiveness;
●alignment of the interests of our shareholders with the performance of our Board of Directors;
●compliance with applicable corporate governance rules and standards; and
●other corporate governance issues and trends.

Audit Committee
Members: Linda A. Harty (CHAIR) (ACFE), Jillian C. Evanko (ACFE), Denise Russell Fleming, Kevin A. Lobo (ACFE), Åke Svensson, Laura K. Thompson (ACFE), James R. Verrier	Number of meetings in fiscal year 2023: 5
The Audit Committee of our Board of Directors is our standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of our Audit Committee is independent, as defined in our Independence Standards for Directors, and in compliance with the independence standards applicable to audit committee members under the New York Stock Exchange listing standards and under the federal securities laws.
KEY OVERSIGHT RESPONSIBILITIES
●Appointing, compensating, retaining, and overseeing our independent registered public accounting firm and evaluating its independence, approving all audit and non-audit engagements with our independent registered public accounting firm, and reviewing our annual and quarterly financial statements, internal and independent audit plans, the results of such audits and the adequacy of our internal control structure.
●ESG strategies, initiatives, policies and risks related to (a) ethics, integrity, and compliance, (b) audit and financial controls, reporting and disclosures, (c) audit and financial implications of ESG data and processes, (d) governance structures, financial impacts and funding status of employee retirement plans, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.
●Working with our internal audit, compliance, legal, and other departments, to oversee and evaluate other significant risks (financial, tax, strategic, operational, legal, regulatory) and management policies, guidelines and processes for assessing and managing such risks.
●Meeting privately at each of its meetings with representatives from our independent registered public accounting firm and our Vice President – Audit, Compliance and Enterprise Risk Management.
Our Board of Directors has determined that each of Jillian C. Evanko, Linda A. Harty, Kevin A. Lobo and Laura K. Thompson, are audit committee financial experts (designated above as (ACFE)) as defined in the federal securities laws.

28

Corporate Governance

Meetings and Attendance; Executive Sessions

During fiscal year 2023, there were seven meetings of our Board of Directors. Average Director attendance was 96% across all meetings held by our Board of Directors and its Committees and each Director attended at least 86% of all meetings held by our Board of Directors and the Committees on which he or she served.
We hold a regularly scheduled meeting of our Board of Directors in conjunction with our Annual Meeting of Shareholders. Directors are expected to attend the Annual Meeting of Shareholders absent an appropriate reason. We held our Annual Meeting of Shareholders in person in 2022 and all of the members of our Board of Directors attended and were available to answer shareholder questions.
In accordance with the listing standards of the New York Stock Exchange, our non-management Directors are scheduled to meet regularly in executive sessions without management and, if required, our independent Directors will meet at least once annually. Additional meetings of our non-management Directors may be scheduled from time to time when our non-management Directors determine that such meetings are desirable. Our non-management Directors met seven times during fiscal year 2023.

Director Education and Orientation Program

Our director orientation program includes extensive meetings with management and other Directors and familiarizes new directors with The Win Strategy and Parker’s businesses, strategies, policies and corporate governance framework; assists them in developing company and industry knowledge; and educates them with respect to their fiduciary duties and legal responsibilities.

Our Board places high importance on the continuous development and education of our Board members. Directors have ongoing education and development opportunities through participation in Board and Committee meetings, and publications and activities offered by reputable third party organizations. Directors receive specialized presentations on an established cadence from senior-level leaders across our global businesses and functions. When appropriate, our Board also travels to put “feet on the ground” at Company locations to expand their knowledge and oversight of the Company. Most recently, the Board visited our facilities in Clyde, New York and Erie, Pennsylvania as part of our regularly scheduled Board and Committee meetings in April 2022.

2023 Proxy Statement	29

Corporate Governance

Board and Committee Evaluations

Our Board recognizes that a rigorous and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of our Lead Director, the Corporate Governance & Nominating Committee oversees the annual evaluation process and periodically reviews the format of the process to help ensure it is eliciting actionable feedback with respect to the effectiveness of the Board, Board committees and each individual Director. The annual evaluation process consists of the following components:

Continuous Evaluation/
Annual Review
●Through ongoing discussions at Board and Committee Meetings, our Board and Committees are continually seeking ways to strengthen their governance and oversight practices and effectiveness.
●Towards the end of our fiscal year, each director completes a questionnaire assessing the performance of the Board and its committees on which he or she serves.
●Our Lead Director and Chairman also conduct evaluations of each individual Director towards the end of our fiscal year.
Assessment
●The questionnaire results are provided to the Board and to each of the Audit, Human Resources and Compensation and Corporate Governance and Nominating Committees, generally at our regularly scheduled Board and Committee meetings in August.
●The results of the individual Director evaluations are also shared with the Corporate Governance and Nominating Committee in August.
Discussion ●The Board and each such committee discuss the results and identify areas for continuous improvement. The results of the committee sessions are communicated to the full Board.	Feedback
●As a result of the Board’s 2023 self-assessment process, the Board identified opportunities to further strengthen the Board’s practices in areas relating to Board and committee-level oversight of cybersecurity and technology matters, geopolitical business risk, and engagement with management.

30

Corporate Governance

Board Strategic and Risk Oversight

Management and our Board of Directors and its Committees are collectively engaged in identifying, overseeing, evaluating and managing the strategic priorities and material risks facing our business to ensure that our strategies and objectives align with the goals of The Win Strategy and work to minimize such risks. Our Board believes that its current level of independence, leadership structure and qualifications and diversity of its members facilitate the effective identification, oversight, evaluation and management of our business strategy and related risks.

Board’s Role in Strategic Oversight

One of the Board’s primary responsibilities is overseeing management’s development and execution of The Win Strategy. In addition to the ongoing activities detailed in the paragraph to the right, our Board conducts an in-depth annual review of our corporate strategy and annual operating plan, which covers significant strategic topics such as our key markets, operational priorities under The Win Strategy, strategic positioning, financial and operational outlooks, capital allocation, balance sheet strength, debt portfolio and positions, share repurchase activity, and dividend history and strategies.	Led by our CEO, our executive management team develops and implements strategic goals and priorities under The Win Strategy. On a quarterly basis the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board including progress against business objectives, updates on the competitive landscape facing the Company, economic trends, acquisition and divestiture opportunities and other matters.

2023 Proxy Statement	31

Corporate Governance

Board’s Role in Risk Oversight

Management and our Board of Directors and its Committees view the risk management role of our Board of Directors and its Committees, and their relationship with management in the identification, oversight, evaluation and management of risk, as paramount to the short-term viability and long-term sustainability of our business.

BOARD OF DIRECTORS
OUTSIDE ADVISORS
Management and our Board of Directors and its Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing our business. These outside advisors include our independent registered public accounting firm, external legal counsel and insurance providers, and the independent compensation consultant retained by the Human Resources and Compensation Committee.

Our Board of Directors has the ultimate responsibility to monitor the risks facing our business. Among other things, our Board of Directors receives a report from our Audit Committee which reviews and discusses in detail, at least annually, the business and operational risks identified through our enterprise risk management and integrated risk management programs which are led by our Vice President of Audit and Compliance. As set forth in our Corporate Governance Guidelines, although it may delegate certain oversight responsibilities to its Committees, our full Board retains ultimate oversight responsibility over the Company’s strategies, initiatives, policies and risks related to ESG matters, including in the areas of corporate strategy, purpose and values, environmental sustainability (e.g., climate targets and actions), social responsibility, team member safety and engagement, diversity, equity and inclusion, cybersecurity, and external reporting. For more detail on the Board's role in risk management, including cybersecurity and ESG oversight, see the spotlight sections on the next page.

LEAD DIRECTOR AND BOARD COMMITTEES
The Committees of our Board of Directors are each responsible for the various areas of risk oversight as described in the "Board and Committee Structure" and "Board Strategic and Risk Oversight" sections of this Proxy Statement. Management and the Chair of the applicable Committee ensure that any significant risks are reported to and addressed with the entire Board of Directors. Our Lead Director and the other Committee Chairs ensure that risk management is a recurring agenda item for meetings of our Board and its Committees. Our Lead Director meets regularly with our other independent Directors without management to discuss current and potential risks and the means of mitigating those risks, and has the authority to direct and evaluate our risk management efforts.

MANAGEMENT
Various members of management are responsible for our day-to-day risk management activities, including members of our Human Resources, Internal Audit and Compliance, Legal, Tax, Risk Management, Treasury, Finance, and Information Technology departments. We have an internal Cyber Security Committee comprised of our Vice President-Chief Digital and Information Officer and other senior members of our IT department. We also have an ESG Steering Committee which is comprised of senior management, including our Chief Operating Officer, General Counsel and Secretary and our EHS leader. Working together with our CEO, these management committees and individuals are charged with identifying, overseeing, evaluating and managing risks in their areas of responsibility and for ensuring that any significant risks are addressed with our Board or the appropriate Board Committees.

32

Corporate Governance

Spotlight: Oversight of Cybersecurity
Our Board understands the importance of maintaining a secure environment for our products, data and systems that effectively supports our business objectives and customer needs. We have adopted comprehensive Information Security Policies and Standards that clearly articulate Parker’s expectations and requirements with respect to acceptable use, risk management, data privacy, education and awareness, security incident management and reporting, identity and access management, third-party management, security (with respect to physical assets, products, networks and systems), security monitoring and vulnerability identification. These policies and standards set forth a detailed security incident management and reporting protocol, with clear escalation timelines and responsibilities. We also maintain a global incident response plan and regularly conduct exercises to help with our overall preparedness. We believe cybersecurity is the responsibility of every team member. We take measures to improve and update our cybersecurity program, including independent program assessments, penetration testing and scanning of our systems for vulnerabilities. The Digital and Information Technology strategy is led by our Vice President – Chief Digital and Information Officer, who provides multiple updates each year to the Board regarding this program, including information about cyber-risk management and the status of projects to strengthen cybersecurity effectiveness. In addition, the Board receives an in-depth report, at least annually, on the overall cybersecurity program from our Vice President – Chief Digital and Information Officer and our Vice President –Cyber Security and Infrastructure.

Spotlight: Succession Planning
As reflected in our Corporate Governance Guidelines, one of the Board’s primary responsibilities includes planning for CEO succession and overseeing management’s succession planning for other senior executives. The Board’s goal is to have a long-term program for effective senior leadership development and succession, as well as short-term contingency plans for emergency and ordinary course contingencies. The program plays an important role in our success and the effectiveness of our leadership development program. Most recently, our succession planning process facilitated our CEO and other senior leadership transitions in fiscal year 2023.
The Board and the Human Resources and Compensation Committee works with our CEO, Executive Vice President – Human Resources and External Affairs and other senior leaders to plan for succession. The Board has an opportunity to meet regularly with executives at many levels across the Company through formal presentations at Board meetings and other informal interaction throughout the year. Our Board reviews succession planning and management development topics on an ongoing basis, including an in-depth review of potential successors to key leadership positions at least annually.

Spotlight: ESG Oversight
Our ESG program includes a range of initiatives around corporate social responsibility and sustainability, taking into account the interests of our key stakeholders, including our shareholders, team members, customers and communities. Issues that we focus on include, among others, workplace health and safety, climate risk, water conservation, human capital management, diversity, equity and inclusion, cybersecurity, and business ethics and compliance.
Our Board maintains oversight over ESG matters at the full Board level and through our relevant committees, while senior management manages and monitors such matters on a day-to-day basis throughout the year, supported by our internal ESG Steering Committee, which includes our Chief Operating Officer and other members of our senior management. The full Board reviews our ESG program at least annually. In August 2022, we amended our Corporate Governance Guidelines and the charters of each of our Committees to more clearly describe ESG areas of oversight responsibility for the full Board and its Committees.

2023 Proxy Statement	33

Corporate Governance

The primary areas of ESG oversight responsibility of the Board and Committees are:

Full Board
Our full Board retains ultimate oversight responsibility over strategies, initiatives, policies and risks related to ESG matters, including in the areas of corporate strategy, purpose and values, environmental sustainability (e.g., climate targets and actions), social responsibility, team member safety and engagement, diversity, equity and inclusion, cybersecurity, and external reporting.

Audit Committee	Human Resources and Compensation Committee	Corporate Governance and Nominating Committee
Review, monitor and evaluate ESG strategies, initiatives, policies and risks related to (a) ethics, integrity and compliance, (b) audit and financial controls, reporting and disclosures, (c) audit and financial implications of ESG data and processes, (d) governance structures, financial impacts and funding status of employee retirement plans, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

Review, monitor and evaluate ESG strategies, initiatives, policies and risks related to (a) key compensation program and benefit plans (including the inclusion and impact of any ESG-based performance measures), (b) executive compensation program strategy, structure and mix, (c) leadership performance, development and succession, (d) compensation-related ratings and disclosures, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

Review, monitor and evaluate ESG strategies, initiatives, policies and risks related to (a) Board performance, structure, composition and refreshment, (b) corporate governance ratings and disclosures, (c) shareholder engagement processes and feedback, (d) Board and committee oversight responsibilities and meeting cadences on ESG matters, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

Communications with Directors

Our shareholders and other interested parties may communicate with our Board of Directors as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chair of the Audit Committee. All other communications will be provided to the individual Director(s) or group of Directors to whom they are addressed. Copies of all communications will be provided to all other Directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the Directors. Examples of communications that would be considered improper for submission include customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business and/or our subsidiaries, or communications that relate to improper or irrelevant topics.

34

Corporate Governance

Other Governance Matters

Review and Approval of Transactions with Related Persons

The Corporate Governance and Nominating Committee is responsible for considering questions of possible conflicts of interest of Directors and executive officers and for making recommendations to prevent, minimize or eliminate such conflicts of interest. Our Global Code of Business Conduct provides that our Directors, officers, and other team members and their spouses and other close family members must avoid interests or activities that create any actual or potential conflict of interest. These restrictions cover, among other things, interests or activities that result in receipt of improper personal benefits by any person as a result of his or her position as our Director, officer, or other team member or as a spouse or other close family member of any of our Directors, officers or other team members. Our Global Code of Business Conduct also requires our Directors, officers and other team members to promptly disclose any potential conflicts of interest to our Corporate Compliance Office. We also require that each of our executive officers and Directors complete a detailed annual questionnaire that requires, among other things, disclosure of any transactions with a related person meeting the minimum threshold for disclosure under the relevant U.S. Securities and Exchange Commission ("SEC") rules. All responses to the annual questionnaires are reviewed and analyzed by our legal counsel and, as necessary or appropriate, presented to the Corporate Governance and Nominating Committee for analysis, consideration and, if appropriate, approval.

The Corporate Governance and Nominating Committee will consider the following in determining if any transaction with a related person or party should be approved, ratified or rejected:

●	the nature of the related person’s interest in the transaction;
●	the material terms of the transaction;
●	the importance of the transaction to the related person and to us;
●	whether the transaction would impair the judgment or the exercise of the fiduciary obligations of any Director or executive officer;
●	the possible alternatives to entering into the transaction;
●	whether the transaction is on terms comparable to those available to third parties; and
●	the potential for an actual or apparent conflict of interest.

During fiscal year 2023, we determined that no material related-party transactions exist which would require disclosure under the U.S. Securities and Exchange Commission Rules or otherwise require approval, ratification, or rejection of the Corporate Governance and Nominating Committee. This review included a review of the annual questionnaires and a detailed evaluation of the transactions reviewed and analyzed by our Board of Directors in determining Director independence as described in the “Director Independence” section of this Proxy Statement.

None of our Directors are related to each other and no arrangements or understandings exist pursuant to which any Director was selected as a Director or Director nominee.

Proxy Access

Our Amended and Restated Regulations permit a shareholder, or a group of up to twenty shareholders, owning three percent or more of the Company’s outstanding shares of Common Stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials a number of director nominees up to a greater of (x) two, or (y) twenty percent of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in our Amended and Restated Regulations.

2023 Proxy Statement	35

Corporate Governance

Stock Ownership Guidelines

Our stock ownership guidelines align the financial interests of our executive officers and Directors with those of our shareholders by encouraging the accumulation and retention of our common stock by our Directors and executive officers. Our Board of Directors has approved the following amended stock ownership guidelines for our Directors and executive officers:

Participants	Guidelines
Chairman of the Board and Chief Executive Officer	6 times annual base salary
Vice Chairman and President	4 times annual base salary
Chief Operating Officer	4 times annual base salary
Executive or Senior Vice Presidents	3 times annual base salary
Other Executive Officers	2 times annual base salary
Non-Management Directors	5 times annual retainer

The recommended time period for achieving compliance with the guidelines is five years from election or appointment to the position that is subject to the guidelines. The Human Resources and Compensation Committee reviews share ownership information with the Chief Executive Officer in August of each year to ensure compliance with the guidelines. As of June 30, 2023, all executive officers and Directors in their positions for at least five years were in compliance with the guidelines.

Stock Ownership Restrictions - Speculative Transactions/Hedging

We maintain an insider trading policy that applies to all of our Directors, officers, other team members and consultants. The insider trading policy prohibits those covered by the policy from engaging in speculative transactions with respect to Company securities that could lead to inadvertent violations of securities laws, such as short sales and acquiring exchange-traded options (including puts, calls and other derivatives). Furthermore, the insider trading policy prohibits certain arrangements that could result in sales or transfers of Company securities without the covered person’s consent at times at which he or she is not permitted to trade in Company securities, including holding Company securities in margin accounts or pledging them as collateral.

The insider trading policy also prohibits those covered by the policy from entering into hedging or monetization transactions (such as zero-cost collars and forward sale contracts) with respect to Company securities, because such transactions may provide ownership of Company securities without the full risks and rewards of such ownership.

Governance Documents

Our Global Code of Business Conduct, our Corporate Governance Guidelines, and our Independence Standards for Directors are posted and available on the Corporate Governance page of our investor relations website at www.phstock.com. Shareholders may request copies of these documents, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. The information contained on or accessible through our website is not a part of this Proxy Statement.

36

Director Compensation

Compensation of Directors

Directors who are also our team members do not receive any additional compensation for their services as Directors. As a result, Jennifer A. Parmentier, Thomas L. Williams and Lee C. Banks are not included in the table on page 38. During fiscal year 2023, non-employee Directors received an annual cash retainer and a restricted stock unit award. Our non-employee Directors are also eligible to participate in our Matching Gifts Program as described in the Compensation Discussion and Analysis section on page 62 of this Proxy Statement. The following table reflects the annual retainers of the non-employee Directors effective during fiscal year 2023:

	Approved August 11, 2021	Approved August 17, 2022(1)
Annual Retainers	Effective beginning 10/27/2021	Effective beginning 10/26/2022
Lead Director and Corporate Governance and Nominating Committee Chair:	$220,000	$225,000
Audit Committee Chair:	$180,000	$185,000
Human Resources and Compensation Committee Chair:	$180,000	$185,000
Non-Chair Committee members:	$150,000	$155,000
(1)	On August 7, 2023, the Human Resources and Compensation Committee approved a $5,000 increase in retainer for the Lead Director and a $10,000 increase in the target value of equity awards, effective on October 25, 2023.

In addition to the annual retainers described above, non-employee Directors are entitled to receive a $2,000 fee for attending each Board of Directors or Committee meeting that exceeds the number of regularly scheduled Board or Committee meetings in a fiscal year by more than two. There were no additional meeting fees paid in fiscal year 2023. During fiscal year 2023, Directors could elect to defer all or a portion of their annual retainers under our Deferred Compensation Plan for Directors.

Our Directors also receive a target value of $170,000 per year in restricted stock units ("RSUs"). Accordingly, each Director who was serving as a Director on October 26, 2022 and who was not then an employee was granted 653 restricted stock units ("RSUs") under our Amended 2016 Equity Plan (as defined below). The terms of the RSUs provide that the RSUs will vest 100% on the later of (a) one year from the grant date; or (b) on the date of our next Annual Shareholders Meeting, also known as, in each case, the Vesting Date, except that if a Director ceases to be a Director for any reason prior to the next Annual Meeting of Shareholders that occurs after the grant date, a pro-rated portion of her or his RSUs will vest on the Vesting Date and the remaining RSUs will be forfeited. All RSUs earn dividend equivalent units paid as additional RSUs, which are subject to the terms and conditions of the original RSU award and are payable directly to each Director to whom they are issued.

2023 Proxy Statement	37

Director Compensation

Director Compensation for Fiscal Year 2023

The following table sets forth compensation information for our non-employee Directors for fiscal year 2023. Ms. Fleming does not appear in the table below as she joined our Board in fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jillian C. Evanko	153,414	182,122	2,231	337,767
Lance M. Fritz	153,414	182,122	12,231	347,767
Linda A. Harty	183,414	182,122	2,231	367,767
William F. Lacey(3)	113,831	182,122	2,231	298,184
Kevin A. Lobo	153,414	182,122	2,231	337,767
Joseph Scaminace	183,414	182,122	2,231	367,767
Åke Svensson	153,414	182,122	2,231	337,767
Laura K. Thompson	153,414	182,122	4,731	340,267
James R. Verrier	153,414	182,122	2,231	337,767
James L. Wainscott	223,414	182,122	12,231	417,767
(1)	This column represents the aggregate grant date fair value of RSUs granted under our Amended 2016 Equity Plan in fiscal year 2023 and computed in accordance with FASB ASC Topic 718. The amount was calculated using the closing stock price on the date of each of the grants. Each of the non-employee Directors serving as a Director on October 26, 2022 received 653 RSUs on his or her grant date. As of June 30, 2023, each non-employee Director, other than Mr. Lacey, who vested in a pro rata portion (273) of his RSUs upon resignation from the Board and forfeited the remainder of his unvested RSUs (see page 25 and footnote 3 below), held 653 RSUs, and none of the non-employee Directors held options or SARs.
(2)	The amounts reported in this column include (a) the value of the dividend equivalent units earned as additional RSUs on the unvested RSUs granted in fiscal year 2023 and (b) the following matching gifts under our Matching Gifts Program: Mr. Fritz-$10,000; Ms. Thompson- $2,500; and Mr. Wainscott-$10,000. For more information regarding our Matching Gifts Program, see the Compensation Discussion and Analysis section on page 62 of this Proxy Statement.
(3)	Mr. Lacey resigned from our Board on March 29, 2023 (see page 25) and as a result forfeited 380 of the RSUs granted October 26, 2022.

38

Executive Compensation

Item 2 – Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item 2.

At our 2017 Annual Meeting of Shareholders, shareholders voted in favor of annual frequency for the non-binding, advisory approval of the compensation of the Named Executive Officers. The next non-binding, advisory vote on the compensation of the Named Executive Officers is expected to take place at our 2023 Annual Meeting of Shareholders as discussed further in Item 6 below.

As described in detail throughout our Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program features, among other things, the following:

●	A “pay-for-performance” structure which helps ensure that a significant portion of the compensation for our executive officers is “at-risk,” is dependent on the short-term and long-term performance of our business and encourages and rewards performance that drives the key goals, operational priorities and metrics that we use to profitably grow our business and enhance shareholder value;
●	A structure which helps ensure that our executive compensation program aligns the interests of our executive officers and our shareholders, is not overly weighted towards annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers;
●	A structure consistent with our philosophy of targeting executive compensation at market median, which allows us to remain competitive with companies that compete with us for talented team members and shareholder investment;
●	Various executive compensation practices that contribute to good corporate governance, including a “clawback” policy, stock ownership guidelines for Directors and executive officers, hedging, pledging and other stock ownership restrictions, and an annual compensation risk review; and
●	Effective oversight and decision-making by a highly-independent Board of Directors and a Human Resources and Compensation Committee consisting entirely of independent Directors that retains an independent executive compensation consultant.

The vote on this Item 2 is non-binding and advisory in nature, which means that the vote is not binding on us, our Board of Directors or any of the Committees of our Board of Directors. However, our Board of Directors values the views of our shareholders and our Board of Directors and Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing future compensation policies and decisions.

Our Board of Directors believes that our executive compensation program is reasonable and well-structured, satisfies its objectives and philosophies and is worthy of shareholder support. Accordingly, our Board of Directors requests that our shareholders vote to approve the following resolution:

RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is approved on a non-binding, advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON A NON-BINDING, ADVISORY BASIS.

2023 Proxy Statement	39

Executive Compensation

Compensation Discussion & Analysis

Named Executive Officers

Our named executive officers for fiscal year 2023 are:

●	Jennifer A. Parmentier Chief Executive Officer (since January 1, 2023)
●	Thomas L. Williams Executive Chairman (CEO through December 31, 2022)
●	Todd M. Leombruno Executive Vice President and Chief Financial Officer
●	Lee C. Banks Vice Chairman and President
●	Andrew D. Ross Chief Operating Officer
●	Roger S. Sherrard Vice President and President - Aerospace Group

Executive Summary

Objectives and Philosophies of the Executive Compensation Program

The Win Strategy has been the foundation of our business and has represented the unified strategic vision of our team members worldwide since it was first introduced in 2001. The Win Strategy defines the key goals, operational priorities and metrics used to profitably grow our business. We are confident that our continuing focus on The Win Strategy maximizes long-term shareholder value by helping us realize our goal of top-quartile performance among our competitors and peers and steady appreciation of our stock price.

The Win Strategy also provides the means by which we measure and reward success. In fact, the objective of our executive compensation program is to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. The program is designed to:

Align the financial interests of our executive officers and our shareholders by encouraging and rewarding our executive officers for performance that achieves or exceeds significant financial and operational performance goals and by holding them accountable for results.

Encourage and reward our executive officers for experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and to the success of our business.

Provide market competitive compensation to attract, retain and motivate highly-talented and ethical individuals at all levels who are focused on the long-term success of our business and who are equipped, motivated and poised to lead and manage our business presently and in the future.

Promote accountability by providing executive officers a mix of cash and equity compensation, allocating a greater proportion of the compensation for executive officers, as compared to other team members, to elements that are dependent on the performance of our business.

Maintain a level of flexibility sufficient to adjust for trends and changes in the continuously evolving global business and regulatory environment.

40

Executive Compensation

2023 Executive Compensation Program

Categories and Elements of Executive Compensation

Our executive compensation program covers all compensation paid to our executive officers. In fiscal year 2023 our executive officers included, among others, our Chief Executive Officer, our Executive Chairman and former CEO, our Chief Financial Officer and our three other most highly compensated executive officers identified in the Summary Compensation Table for Fiscal Year 2023, which we refer to as the Named Executive Officers.

Our executive compensation program offers the categories and elements of compensation identified in the following table. Each element of compensation is more specifically defined and described in the “Principal Elements of Executive Compensation” section beginning on the page indicated in the table.

Category of Compensation	Element(s) of Compensation	Defined/Described Beginning on:
Base Salaries	Base Salaries	Page 50
Annual Cash Incentive Compensation	Officer ACIP Awards	Page 50
Long-Term Incentive Compensation	LTIP Awards	Page 54
	Stock Incentives	Page 56
Employee Benefits	Various	Page 56
Executive Perquisites	Various	Page 62

“Pay-for-Performance” — Structure, Key Financial Metrics and Impact on Compensation

Our executive compensation program is structured to ensure that a significant portion of the compensation for executive officers is dependent upon the performance of our business. This “pay-for-performance” structure drives the program to achieve its objective to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. Our program is also structured to help ensure that the compensation for our executive officers is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers. The “Compensation Setting Process” section describes our policies and practices for allocating executive compensation among the various categories and elements.

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Executive Compensation

To illustrate, the following graphics show the mix of fixed and at-risk annual and long-term cash and equity compensation represented by base salaries and the elements of annual cash incentive compensation and long-term incentive compensation for the Named Executive Officers for fiscal year 2023 at target levels. The percentages of total target compensation reflected in this chart were calculated using each Named Executive Officer’s fiscal year 2023 base salary, target annual cash incentive compensation and target long-term incentive compensation (as set in August 2022) except for Ms. Parmentier and Messrs. Williams and Ross, who assumed their new roles mid-year of Chief Executive Officer, Executive Chairman of the Board and Chief Operating Officer, respectively. The percentages below for Ms. Parmentier and Messrs. Williams and Ross reflect prorated target compensation to account for mid-year compensation adjustments related to their new roles.

Jennifer A. Parmentier	Thomas L. Williams	Todd M. Leombruno

Lee C. Banks	Andrew D. Ross	Roger S. Sherrard

 Base Salary (Annual Cash)        Target ACIP award
 LTIP Awards and Target Stock Incentives (Long Term/Equity)

The “Principal Elements of Executive Compensation” section provides detailed discussion and analysis regarding how each element of compensation encourages and rewards performance that implements the strategies and advances the goals of The Win Strategy. Our compensation structure includes both fixed and at-risk compensation comprised of various cash and equity elements, which is generally as follows:

42

Executive Compensation

We provide base salaries, employee benefits and executive perquisites primarily to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals needed to implement and advance our strategies and goals. In addition, as illustrated in the following table, we provide annual cash incentive compensation and each element of long-term incentive compensation primarily to encourage and reward performance that implements and advances The Win Strategy, in particular, our strategies and goals relating to financial performance and profitable growth, aligning such elements with our performance in certain key financial metrics that we use to measure the overall performance of our business.

We also ensure that base salary adjustments consider performance and results in certain ESG-related metrics embedded in The Win Strategy, such as, among others, team member safety, engagement and inclusion. Additionally, as detailed further below, the Human Resources and Compensation Committee incorporated ESG-related metrics into our Officer ACIP plan in fiscal year 2023.

The following table shows the behaviors, key financial metrics and fiscal year 2023 results driven by each element of at-risk compensation provided to the Named Executive Officers.

Element of Compensation	Encourages executive officers to maximize	By focusing on various key business strategies, such as	Fiscal year 2023 results
Officer ACIP Award (cash)	segment operating income, sales revenue, cash flow margin, ESG and other strategic imperatives	continuous improvement in net income, lean initiatives, inventory controls, collection of receivables, control of payables and capital, and individual metrics tied to the achievement of ESG and other strategic imperatives	Our results for segment operating income, sales revenue and cash flow margin, were all above target as explained in further detail below, resulting in a payout at 193.29% of target.
LTIP Awards (equity)	long-term revenue growth, earnings per share growth, and growth in average return on invested capital	market-driven innovation, on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing and profitable growth	Our results for revenue and earnings per share growth were at top quartile, and our results for growth in average return on invested capital were between the median and top quartile performance levels, resulting in a payout at 174.11% of target.
Stock Incentives/Stock Appreciation Rights (SARs) (equity)	our stock price	sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price	Our stock price closed at $390.04 on June 30, 2023, as compared to $246.05 on June 30, 2022.

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Executive Compensation

Compensation Practices

The following table highlights some of the key aspects of our executive compensation program for fiscal year 2023. This table is not a substitute for, nor does it purport to include, all of the information provided in this Compensation Discussion and Analysis and the Compensation Tables presented later in this Proxy Statement.

What We Do	What We Don't Do
Executive compensation program with pay-for-performance structure aligned with The Win Strategy
The target total direct compensation package for our Chief Executive Officer is a mix of 12% fixed and 88% at-risk, and for our other Named Executive Officers is an average mix of 17% fixed and 83% at-risk
Annual advisory vote on executive compensation with consistent high degree of approval
One-year minimum vesting or performance period requirements for equity incentives
“Claw back” policy to recover or withhold incentive-based compensation to executive officers in certain circumstances
Anti-hedging and anti-pledging policy for Directors and executive officers
Robust Stock Ownership Guidelines for executive officers and Directors

Offer employment agreements to our executives
Offer above-market earnings on contributions to deferred compensation accounts
Grant stock options or SARs with an exercise price less than the fair market value of Parker’s common stock on the date of grant
Re-price stock options or SARs
Cash out underwater stock options or SARs
Include reload provisions in any stock option or SAR grant
Permit directors or employees, or their respective related persons, to engage in short sales of Parker’s stock or to trade in instruments designed to hedge against price declines in Parker’s stock
Permit directors or officers to hold Parker securities in margin accounts or to pledge Parker securities as collateral for loans or other obligations

44

Executive Compensation

Compensation Setting Process

Roles and Responsibilities

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
The Human Resources and Compensation Committee, which we refer to in this Compensation Discussion and Analysis as the Committee, consists solely of independent Directors and has various duties and responsibilities with respect to the administration, oversight and determination of executive compensation. As described in the Committee’s Charter, which is posted and available on the Corporate Governance page of our investor relations website at www.phstock.com, these duties and responsibilities include:
●establishing our executive compensation program and philosophies and overseeing their development and implementation;
●reviewing and approving the performance and compensation of our Chief Executive Officer and other executive officers; and
●overseeing and evaluating any significant risks arising from our compensation policies and practices.
To assist in its risk oversight duties and responsibilities, the Committee ensures management and the Committee's independent compensation consultant conduct an annual compensation risk review. The results of this review are evaluated and discussed among management, the Committee and its independent executive compensation consultant and, if any significant risks are identified, the full Board of Directors. Based on the review conducted during fiscal year 2023, we believe that our current compensation policies and practices are designed to mitigate risks related to compensation, and such policies and practices do not create risks that are likely to have a material adverse effect on our business.
The Committee also retains the discretion to authorize periodic compensation adjustments due to promotions or increases in the responsibilities of our executive officers.
In fulfilling its duties and responsibilities, the Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Committee’s independent executive compensation consultant. The Committee is not bound by that input or advice or those recommendations. The Committee at all times exercises independent discretion in its executive compensation decisions. The Committee may, in its discretion, create subcommittees of its members and delegate to them any of its duties and responsibilities. It may also delegate certain authority to management with respect to our benefit plans, but it may not so delegate approval of executive officer compensation, stock plan design, director compensation, or change in control plans and agreements.

BOARD OF DIRECTORS	Our Board of Directors approves all plans and programs which, by their terms, require approval of our Board. Our Board does not authorize or approve any other specific executive compensation matters. Our Board oversees the Committee’s activities and performance, including the identification, evaluation and monitoring of risks arising from our compensation policies and practices, and reviews all material information relating to executive compensation matters approved by the Committee. This oversight helps ensure that the Committee fulfills its duties and responsibilities and that the executive compensation program is reasonable and appropriate, meets its objectives and effectively serves the interests of our business and our shareholders.

EXECUTIVE OFFICERS
Our executive officers also play a role in the administration, oversight and determination of executive compensation. At the beginning of each fiscal year, each executive officer sets annual performance goals for his or her direct reports, which may include other executive officers. The performance goals are designed to promote individual performance consistent with the strategies and goals of The Win Strategy. Throughout the fiscal year, each executive officer’s performance is reviewed and evaluated against his or her performance goals. At the end of the fiscal year, each executive officer conducts a final performance review for each of his or her direct reports. Based on those reviews, our executive officers, other than our Chief Executive Officer, recommend any annual compensation adjustments and awards for their executive officer direct reports to our Chief Executive Officer.
Our Chief Executive Officer similarly reviews and evaluates her direct reports, which include Messrs. Banks and Leombruno. Our Chief Executive Officer also reviews and evaluates the recommendations made with respect to all of our other executive officers and makes any modifications that she deems appropriate. Our Chief Executive Officer then recommends to the Committee annual compensation adjustments and awards for all of our executive officers other than herself.
Our Chief Executive Officer, Vice Chairman and President, Chief Operating Officer, Executive Vice President—Human Resources & External Affairs and our Secretary attend all meetings of the Committee other than executive sessions. None of these officers attend discussions regarding their individual compensation. Our executive officers prepare and provide to the Committee performance summaries for certain executive officers, which are used by the Committee to understand and measure the performance and effectiveness of our annual cash incentive compensation and long-term incentive compensation. Our executive officers also periodically consult with and assist the Committee in calculating incentive compensation payouts, establishing and monitoring performance goals and addressing other appropriate executive compensation matters.

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Executive Compensation

Compensation Consultants and Competitive Market Analysis

The Committee regularly monitors, reviews and evaluates our executive compensation program to help ensure that it provides reasonable compensation ranges at competitive, appropriate and effective levels. The Committee engages Mercer Human Resource Consulting, an independent human resources and compensation consulting firm, which we refer to as Mercer, to assist the Committee in its monitoring, review and evaluation responsibilities, and to otherwise provide assistance and guidance to the Committee on executive officer and Director compensation matters. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The Committee first engaged Mercer in fiscal year 2009 following a robust procurement process involving multiple consulting firms. The Committee selected Mercer based on its level of expertise and financial and strategic fit. Mercer reports directly to the Committee and attends all meetings of the Committee. The Committee has sole authority for the appointment, removal, replacement, compensation and oversight of Mercer and its affiliates for executive officer and Director compensation matters.

Mercer provides a wide range of executive officer and Director compensation consulting services for the Committee. Mercer prepares and provides to the Committee a comprehensive annual review of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation for all of our executive officers. Mercer uses this annual review to advise the Committee with respect to the effectiveness and competitiveness of our executive compensation program. The Committee considers this annual review when establishing compensation levels and otherwise to ensure that our executive compensation program remains competitive and effective.

Mercer uses proxy statement data and surveys published by leading human resources and compensation consultants to conduct market analyses of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation offered to executives of other diversified industrial companies with revenues and market values comparable to ours, which we refer to as the Peer Group or Peer Group companies. Mercer also uses broader market data on companies outside of the Peer Group to the extent that it is available and appropriate.

The Committee regularly reviews and, when necessary or advisable, updates the Peer Group to make sure it consists of companies that directly compete with us for talented team members and shareholder investment, and it otherwise represents a meaningful group of peers. In evaluating the Peer Group companies, the Committee looks for companies in the Diversified Industrials sector with characteristics and business strategies similar to ours. The Peer Group companies used for purposes of fiscal year 2023 compensation decisions remained the same as fiscal year 2022 and consisted of the following companies:

Peer Group Companies
●Caterpillar Inc. ●Cummins Inc. ●Danaher Corporation ●Deere & Company ●Dover Corporation ●Eaton Corporation plc ●Emerson Electric Co.	●Enovis Corporation (formerly Colfax Corporation) ●Flowserve Corporation ●Fortive Corporation ●Honeywell International Inc. ●Illinois Tool Works Inc.	●Ingersoll Rand Inc. ●ITT Inc. ●Johnson Controls International plc ●Rockwell Automation, Inc. ●Textron Inc. ●Trane Technologies plc

In January 2023, the Committee modified the Peer Group in order to more closely align the Peer Group with the current size, characteristics and business strategy of the Company. Accordingly, the Committee removed Enovis Corporation and Danaher Corporation from the Peer Group and added 3M Company, Moog Incorporated and Raytheon Technologies Corporation to the Peer Group. This modified Peer Group will generally be used for purposes of fiscal year 2024 compensation decisions and to evaluate the final payout of the calendar year 2023-24-25 LTIP awards granted in January 2023 (as described below).

Mercer also provided other compensation consulting services to the Committee during fiscal year 2023, including:

●	preparing for and participating in the Committee’s meetings and conference calls, including advance and subsequent meetings with the chair of the Committee and senior management;
●	conducting a pay-for-performance review to evaluate the level of alignment between our executive compensation program and performance levels relative to our Peer Group companies;
●	preparing and providing to the Committee a comprehensive review of compensation provided to our non-management Directors;
●	assessing our cash flow margin performance versus peers over a one, three and five-year period;
●	working with management to conduct the annual compensation risk review; and
●	periodically assisting management on other select executive compensation topics.

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Executive Compensation

In fiscal year 2023, we paid $261,043 in fees, administrative charges, out-of-pocket expenses and other costs to Mercer for executive officer and Director compensation consulting services provided to the Committee.

We also directly engage Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) in the ordinary course of business, without the approval of our Board of Directors or the Committee, to provide services in areas other than executive officer and Director compensation. These additional services included:

●	consulting services regarding life insurance, prescription drug and other benefits programs for our team members generally;
●	consulting services regarding investment options available under our benefit plans for our team members generally;
●	providing benchmarking surveys for information on compensation and benefits for our team members generally; and
●	providing services as an insurance broker.

In fiscal year 2023, we paid $940,187 in fees, administrative charges, commissions, out-of-pocket expenses and other costs to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) for these additional services. The majority of these fees were not paid pursuant to engagements of Marsh & McLennan Companies, Inc. by management, but were rather either paid by our third-party administrators to Marsh & McLennan Companies, Inc. relating to risk insurance and for insurance and prescription drug services provided under our team member health and welfare plans, or were direct engagements with Marsh & McLennan Companies, Inc. made by various divisions worldwide for market surveys related to those particular divisions. The consolidated revenues of Marsh & McLennan Companies, Inc. were $20.72 billion as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Mercer. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Mercer. The Committee also periodically reviews the relationship with Mercer to determine whether sufficient internal safeguards are in place to ensure that Mercer provides services to the Committee independent of any influence from management. The Committee identified the following safeguards:

●	Mercer reports directly to the Committee and not to management on executive officer and Director compensation matters;
●	at each Committee meeting, Mercer and the Committee meet in executive session without members of management present;
●	all non-executive compensation services are provided by Mercer consultants who are not involved in providing executive officer and Director compensation consulting services to the Committee;
●	the Committee has exclusive authority to retain and set the compensation for Mercer’s executive officer and Director compensation consulting services;
●	the individual Mercer consultants to the Committee do not provide any services to us other than those provided for the Committee;
●	the individual Mercer consultants to the Committee do not participate in any client development activities that are not directly related to executive officer or Director compensation services for the Committee; and
●	the amounts paid to Mercer by the Committee are not directly impacted by any growth in the fees we pay to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer).

Consideration of 2022 Say-on-Pay Vote

At our 2022 Annual Meeting of Shareholders, we received approval, based on the total votes cast of over 90%, for our advisory “say-on-pay” vote to approve the compensation of our Named Executive Officers. The Committee and Mercer specifically considered the voting results when exploring potential changes to our executive compensation program in fiscal year 2023. The Committee did not make any changes to our executive compensation program for fiscal year 2023 that were directly driven by the say-on-pay vote. The Committee believes the voting results demonstrate strong, consistent support for our executive compensation program. The Committee will continue to explore with Mercer potential improvements to our executive compensation program to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market.

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Executive Compensation

General Policies and Practices Relating to Executive Compensation

Allocation of Executive Compensation

The Committee seeks to provide compensation, employee benefits and executive perquisites which are competitive with the market and help us attract, retain and motivate present and future executive officers. Annually, base salaries, target annual cash incentive compensation and target long-term incentive compensation for each executive officer is compared to the median of companies included in Mercer’s annual review with the objective that, in the aggregate, our target compensation remains generally aligned with the median of the Peer Group companies.

When deciding whether to increase or decrease the amount of any element of compensation, the Committee considers Mercer’s annual review, the annual performance reviews of the executive officers and the performance of our business as a whole. The Committee does not consider amounts realized from prior compensation in determining the levels of compensation paid to executive officers.

To ensure that our executive compensation program meets its objectives to drive and support The Win Strategy, the Committee allocates the majority of compensation for executive officers to annual cash incentive compensation and long-term incentive compensation. Each of the at-risk elements of compensation within those categories is directly tied to appreciation of our stock price and/or to significant financial and operational performance goals. More than one-half of the targeted total compensation for the executive officers is, therefore, “at-risk” and may significantly fluctuate from year to year based on our financial, operational and stock performance. In addition, the Committee makes sure that executive officers have a greater proportion of their total compensation allocated to these at-risk elements than other team members. The Committee structures the program in this manner to better align the financial interests of our executive officers with the financial interests of our shareholders, to better ensure a “pay-for-performance” result and to promote internal equity by recognizing that our executive officers, as compared to other team members, have greater responsibility and influence over the performance of our business.

Our executive compensation program is also structured to offer a reasonable balance of annual and long-term, as well as cash and equity, elements of compensation. The program provides a mix of those elements specifically designed to encourage and reward performance that contributes to the advancement of The Win Strategy. The Committee does not have any formal policies or guidelines with respect to the allocation of executive compensation between annual and long-term elements, cash and equity elements or different forms of equity elements. In practice, however, the Committee has taken the following approaches.

●	Allocation between annual and long-term elements. The Committee considers Mercer’s annual review as it sets each executive officer’s base salary and annual cash incentive compensation to ensure that it is reasonable in the context of the midpoint value of his or her comparable position within the Peer Group. The Committee also considers Mercer’s annual review as it sets the total target value of each executive officer’s long-term incentive compensation as a multiple of the midpoint of the base salary range of his or her comparable position within the Peer Group companies.
●	Allocation between cash and equity elements. Base salaries and annual cash incentive compensation are paid in cash. Long-term incentive compensation is paid in equity because of the long-term nature of equity awards and our desire to encourage performance that drives long-term shareholder value.
●	Allocation between different forms of equity elements. The Committee generally allocates 50% of the total target value of each executive officer’s long-term incentive compensation to LTIP Awards and 50% to Stock Incentives. The Committee takes this approach to balance the allocation between elements based on long-term financial, operational and strategic metrics and those based on long-term performance of our common stock.

The Committee generally makes all elements of executive compensation available to all executive officers and makes executive compensation decisions on a consistent and equitable basis. The Committee generally does not offer any element to an executive officer that is not available to other executive officers. The Committee also occasionally grants retention and/or recognition awards to executive officers who make extraordinary contributions to the Company’s success, or for whom a retention incentive is appropriate.

Committee Discretion

The Committee does not change the pre-determined performance goals or increase the amount of any at-risk compensation following the grant date except as permitted by applicable laws and regulations. The Committee may increase the amount of any award of annual cash incentive compensation if appropriate to account for corporate policy changes, executive compensation program changes and major corporate programs, and to account for the negative impact of acquisitions on goodwill and amortization expense, losses on dispositions of real property during plant moves or shutdowns and other unexpected occurrences that negatively impact awards.

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Executive Compensation

The Committee may reduce the amount of any award of annual cash incentive compensation or long-term incentive compensation made to the Named Executive Officers other than Stock Incentives. The Committee retains this downward discretion for the following purposes:

●	to ensure greater control over final performance-based compensation amounts based on its assessment of the quality of our results relative to our various performance measures, the risks taken to attain those results and our overall financial performance;
●	to help ensure that performance-based compensation continues to effectively serve the interests of our business and our shareholders; and
●	to avoid inappropriately rewarding executive officers based on events or circumstances that were not expected at the beginning of the performance period.

The Committee has historically exercised this downward discretion with respect to cash incentive awards under our prior annual cash incentive plan with respect to the Chief Executive Officer, the Chief Financial Officer and certain other executive officers. In addition, our calculation methodology for LTIP Award payouts also allows the Committee to exercise this discretion with respect to LTIP Award payouts.

Compensation Risk Review

The annual compensation risk review, first described on page 45, begins with a global assessment of any plans or programs that could potentially encourage excessive risk-taking or otherwise present significant risks to our business. The review also takes into account our individual business units to determine whether any of them carries a significant portion of our risk profile, structures compensation significantly different than others or is significantly more profitable than others.

The review then evaluates whether the applicable plans and programs are likely to encourage excessive risk-taking or detrimental behavior, vary significantly from our risk-reward structure, or otherwise present significant risks to our business.

During our fiscal year 2023 compensation risk review, we also identified and evaluated various mechanisms that we currently have in place that may serve to mitigate any existing or potential risks arising from our compensation policies and practices, including the following:

●	our executive officers and other management-level team members are compensated with a mix of annual and long-term incentives, fixed and at-risk compensation, cash and multiple forms of equity compensation;
●	compensation packages gradually become more focused on long-term, at-risk and equity compensation as our team members ascend to and through management-level positions;
●	our global compensation plans and programs generally utilize the same or substantially similar performance measures;
●	we use multiple performance measures to determine payout levels under certain elements of incentive compensation and different performance measures for our annual incentives as compared to our long-term incentives;
●	the performance of our team members is not evaluated or measured based solely on changes in our stock price;
●	our incentive compensation programs generally limit payouts to a specified maximum, while those that do not are mitigated by other factors (e.g., stock appreciation rights are mitigated by long-term vesting periods and stock ownership guidelines);
●	we do not offer “guaranteed” bonuses and all of our incentive compensation elements carry downside risk for participants;
●	our executive officers are subject to specific stock ownership guidelines, a “clawback” policy and provisions requiring forfeiture of certain elements of incentive compensation under certain circumstances;
●	our compensation packages, including severance packages and supplemental pensions, are within market ranges;
●	the Human Resources and Compensation Committee has the discretion to assess the quality of our results in relation to our various performance measures and the risks taken to attain those results in approving final incentive payouts;
●	our decentralized organizational structure lessens the impact of any excessive risks taken by individual business units or operating groups; and
●	our team members are evaluated, measured and assessed based on their compliance with our Global Code of Business Conduct and other internal policies and controls, and the extent to which they act in the best interests of our business and our shareholders.

During the annual compensation risk review, we also consider whether any changes to our compensation plans and programs may be necessary to further mitigate risk. No changes to our compensation plans and programs were made as a result of the fiscal year 2023 compensation risk review, as we concluded that there were no risks arising from our compensation policies and practices that would be reasonably likely to have a material adverse effect on us.

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Executive Compensation

Principal Elements of Executive Compensation

Base Salaries

Each of the Named Executive Officers receives an annual base salary to:

●	encourage and reward attainment of individual performance goals established during the annual performance review process;
●	recognize experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and the success of our business; and
●	attract, retain and motivate the highly-talented and values-driven individuals we need to advance the goals of The Win Strategy.

The Committee establishes a base salary range for each Named Executive Officer by using Mercer’s annual review to analyze base salaries of persons holding comparable positions within the Peer Group companies. The Committee determines the base salary for each Named Executive Officer for the next fiscal year based on the Named Executive Officer’s annual performance review, and compares the amount to the applicable market range to make sure that it is reasonable. Among other matters, annual performance reviews and base salary adjustments consider performance and results aligned with The Win Strategy, including in certain of its ESG-related metrics such as, among others, team member safety, engagement and inclusion. The Committee may increase base salaries, where appropriate, periodically throughout the fiscal year based on the results of interim performance reviews. The Committee generally tries to target base salary amounts at approximately the median of the Peer Group companies.

In fiscal year 2023, base salaries for the Named Executive Officers were generally increased in the range of approximately 7.1% to 9.8% for officers remaining in their same role year over year in consideration of the factors described above and to better align with the Peer Group median for similarly situated persons at our Peer Group companies. The table below reflects the base salaries as approved by the Committee in fiscal year 2023 as well as the total base salary actually paid to each of the Named Executive Officers as of June 30, 2023, which is also included in the "Salary" column of the Summary Compensation Table for Fiscal Year 2023.

 Base Salaries

Named Executive Officers	FY2023 Base Salary Effective 9/1/22 ($)(1)	FY2023 CEO/COO Transition Effective 1/1/23(2)	FY2023 Base Salary ($) (Actual) 7/1/22-6/30/23
Jennifer A. Parmentier	$900,000	$1,300,000	$1,086,667
Thomas L. Williams	$1,500,000	$375,000	$920,833
Todd M. Leombruno	$850,000	—	$838,333
Lee C. Banks	$1,220,000	—	$1,204,167
Andrew D. Ross	$735,000	$850,000	$782,117
Roger S. Sherrard	$765,000	—	$752,883

(1)	Base salaries as set in August 2022 and effective September 1, 2022.
(2)	Mid-year salary changes effective January 1, 2023 reflect Ms. Parmentier's new role as Chief Executive Officer, Mr. Williams' new role as Executive Chairman of the Board, and Mr. Ross' new role as Chief Operating Officer.

Annual Cash Incentive Compensation

On August 17, 2022, the Committee approved and adopted the Parker-Hannifin Corporation Officer Annual Cash Incentive Plan (the “Officer ACIP”), effective July 1, 2022, and established fiscal year 2023 target opportunities thereunder for the Company’s executive officers. The Officer ACIP replaced Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses and the Profitable Growth Incentive Plan from our annual incentive program for prior fiscal years.

The Officer ACIP provides for annual award payouts based on the achievement of performance goals. The performance goals are tied to three performance metrics (segment operating income weighted at 40%, sales revenue weighted at 20% and cash flow margin weighted at 40%), with each metric evaluated at three performance levels (threshold, target or maximum). The performance levels equate to a percentage of the target payout with respect to the applicable metric (50% for threshold, 100% for target and 200% for maximum). The percentage payout for each metric will be interpolated for performance levels achieved between threshold and target and between target and maximum. The award payout may be further modified by applying a multiplier of up to plus or minus 20% based upon the Committee's evaluation of each Named Executive Officer's performance relating to environmental, social and governance ("ESG") matters and other strategic imperatives, but in no event can the total payout exceed the 200% maximum.

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Segment Operating Income is consolidated operating income as reported, excluding any effects of currency rate changes, acquisitions and divestitures. Sales Revenue is consolidated net sales revenue as reported, excluding any effects of currency rate changes, acquisitions and divestitures. Cash Flow Margin is the percentage of sales represented by net cash flow from operating activities less capital expenditures, excluding any discretionary pension contributions and effects of acquisitions.

The Committee pre-determines the performance goals applicable to each financial metric by analyzing our annual goals and objectives for each such metric and in consideration of Mercer’s annual review. Through this process the Committee directly and materially links annual cash incentive compensation to performance that drives and supports The Win Strategy.

The Committee identified segment operating income, sales revenue and cash flow margin as performance measures critical to the financial performance and profitable growth goals of The Win Strategy. Utilizing segment operating income encourages executive officers and other team members to increase sales and to reduce operating expenses and other costs associated with managing our working capital and investments, while the sales revenue metric encourages strong sales execution, product and innovation investments, and market share gains. The Committee determined to continue to use cash flow margin, which was also an element of our prior annual incentive program, because of its importance in driving increases in net income, implementing lean initiatives, controlling inventory, collecting receivables, controlling accounts payable, and optimizing capital expenditures.

To further align annual cash incentive compensation to the value that we place on ESG matters and other strategic imperatives, the Committee incorporated a performance multiplier as a component of Officer ACIP. This multiplier may adjust Officer ACIP payout amounts upward or downward by up to 20% based on the Committee's evaluation of each such Named Executive Officer's individual performance related to our ESG and other strategic imperatives. In fiscal year 2023, for example, the multiplier incentivized our leaders to foster a culture of diversity, equity and inclusion, drive reductions in carbon emissions, successfully close and integrate the acquisition of Meggitt PLC and advance other strategic imperatives that are important to our goals under The Win Strategy. The Committee will not apply the multiplier to increase an annual cash incentive payout above the overall cap of 200% of the participant’s total target payout opportunity. The Committee believes that, versus our previous annual incentive compensation plan metrics that were based on return on net assets and cash flow, the use of segment operating income, revenue growth and cash flow margin, combined with the performance multiplier, more closely aligns Officer ACIP awards to the most meaningful drivers of Company performance and shareholder value creation.

Setting Targets

The Committee allocates a significant portion of the total cash compensation for executive officers to annual cash incentive compensation, which is wholly dependent on achieving pre-determined financial and operational goals. For fiscal year 2023, Officer ACIP awards, at target, represented the following percentages of base salary for each of our Named Executive Officers, which remained generally consistent (increased by 4%) with target aggregate percentages under the prior annual incentive compensation plan for fiscal year 2022 for officers serving in the same role year over year, except that Mr. Banks' target percentage was increased by 23% to 130% to reflect the Committee's view of his performance and position.

 Target Percentage of Base Salary

Named Executive Officers	Target Officer ACIP Award Percentage	Target Officer ACIP Amounts ($)(1)
Jennifer A. Parmentier(2)	165%	1,590,000
Thomas L. Williams	165%	1,546,875
Todd M. Leombruno	100%	850,000
Lee C. Banks	130%	1,586,000
Andrew D. Ross(2)	115%	801,125
Roger S. Sherrard	85%	650,250

(1)	Because Officer ACIP awards are calculated based on actual base salary received during the fiscal year, mid-year changes in base salary rates, including the mid-year increases in salary for Ms. Parmentier and Mr. Ross and decrease in salary for Mr. Williams, had an impact on Officer ACIP payouts.
(2)	Ms. Parmentier's and Mr. Ross' Officer ACIP target award percentages were increased to those shown above upon assuming their new roles as Chief Executive Officer and Chief Operating Officer on January 1, 2023. Their Officer ACIP target percentages set in August 2022 relative to their prior roles were 115% and 85%, respectively. Their Officer ACIP target award amounts were prorated accordingly.

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Executive Compensation

 Performance Targets

During the first quarter of the fiscal year, the Committee determines the target award opportunity set forth above for each of the executive officers and establishes the levels of performance for threshold, target and maximum payouts after evaluating our annual plan, Peer Group data and Mercer’s annual review. The Committee focuses on setting targets that are reasonable in relation to the median of similar compensation offered to executives for similar positions by the Peer Group companies.

Based on this data, for the segment operating income and sales revenue metrics (which are new metrics for fiscal year 2023), the Committee set target performance based on the midpoint of our initial guidance range which was communicated to investors on August 4, 2022, adjusted to eliminate the impact of currency fluctuations and acquisition and divestiture activity. The threshold and maximum performance for these metrics were then set at 90% and 110% of target performance respectively. The resulting threshold, target and maximum performance metrics are set forth in the table below.

With respect to cash flow margin (which was also used in our prior annual cash incentive plan), the Committee determined levels of performance for threshold, target and maximum payouts after evaluating our annual plan for cash flow margin and the one-year, three-year and five-year average cash flow margin within the Peer Group. Based on this data, the Committee estimated that 7%, 11% and 15% cash flow margins would represent bottom-quartile, median and top-quartile cash flow margin results, respectively, within the Peer Group companies during fiscal year 2023. After review and consideration of such data and our annual plan for cash flow margin, the Committee increased the bottom-quartile, median and top-quartile cash flow payout thresholds from those used for our Target Incentive Bonuses in fiscal year 2022 of 5.5%, 10% and 14.5%, respectively, to 7%, 11% and 15%, respectively, for fiscal year 2023.

 Performance Results

The following tables show how the 2023 Officer ACIP payout percentage was calculated:

	Below Threshold	Threshold	Target	Maximum
			Actual Segment Operating Income Performance: $4,044,656 % of Target Payout Earned: 200%

Segment Operating Income
(40% weight)	Less than
	$3,302,140	$3,302,140	$3,669,044	$4,035,948

			Actual Sales Revenue Performance: $17,456,150 % of Target Payout Earned: 166.4%

Sales Revenue
(20% weight)	Less than
	$14,731,862	$14,731,862	$16,368,736	$18,005,610

			Actual Cash Flow Margin Performance: 15.8% % of Target Payout Earned: 200%

Cash Flow Margin
(40% weight)	Less than
	7%	7%	11%	15%
Payout%	0%	50%	100%	200%

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	% of Target Payout Earned	Weighted Payout %
Segment Operating Income	200%	80%
Sales Revenue	166.4%	33.29%
Cash Flow Margin	200%	80%
Total Weighted Payout %		193.29%

 Performance Multiplier

The Committee also evaluated the performance of our executive officers in our ESG and other strategic imperatives. The Committee determined that each individual had performed sufficiently to warrant a positive adjustment of up to 20%, which, if applied, would have increased the overall percentage payout for each of our Named Executive Officers to the maximum of 200% of their target Officer ACIP award. However, the Committee determined to use its discretion to not apply the multiplier for fiscal year 2023, as it determined that the strong performance and results across all Officer ACIP metrics were sufficiently reflected and rewarded by the base payout of 193.29%. Accordingly, the final Officer ACIP payout percentage approved by the Committee was 193.29%.

The following tables show each of the Named Executive Officers' Officer ACIP target and actual amounts paid:

Officer ACIP Awards
Named Executive Officer	Base Salary Earned	Actual Target Officer ACIP Award Amount(1)	Officer ACIP Award Amount
Jennifer A. Parmentier	$1,086,667	$1,574,667	$3,043,673
Thomas L. Williams	$920,833	$1,519,375	$2,936,800
Todd M. Leombruno	$838,333	$838,333	$1,620,414
Lee C. Banks	$1,204,167	$1,565,417	$3,025,794
Andrew D. Ross	$782,117	$792,299	$1,531,435
Roger S. Sherrard	$752,883	$639,951	$1,236,961

(1)	Because Officer ACIP awards are calculated based on actual base salary received during the fiscal year, and base salary increases are not effective until September 1 each fiscal year, actual base salary paid in the fiscal year is generally below the base salary rate approved by the Committee in August and has a corresponding impact on Officer ACIP awards payouts. Similarly, the mid-year increases in salary for Ms. Parmentier and Mr. Ross and the decrease for Mr. Williams had an impact on base salaries earned and Officer ACIP payouts.

Long-Term Incentive Compensation

The Named Executive Officers receive long-term incentive compensation consisting of long-term incentive performance awards, which we refer to as LTIP Awards, and stock appreciation rights, which we refer to as Stock Incentives. The target amounts of LTIP Awards and the number of Stock Incentives awarded to the Named Executive Officers are based on similar compensation awarded to persons holding comparable positions within the Peer Group companies.

LTIP Awards and Stock Incentives encourage long-term focus on shareholder value and are directly and materially linked to performance that advances both the financial performance and profitable growth goals of The Win Strategy over the long-term. LTIP Award payouts are based on a comparison of our performance against the Peer Group companies in certain key financial metrics over a three-year performance period. The holders of Stock Incentives realize a payout only if our stock price increases above the applicable grant price over a three-year pro-rata vesting period and the applicable exercise period thereafter. LTIP Awards and Stock Incentives work together to align the long-term financial interests of our executive officers and shareholders.

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Executive Compensation

Component	Description	2023	2024	2025
LTIP Awards
LTIP Awards are granted to eligible employees on an annual basis at the January meeting of the Committee. This meeting is typically scheduled at least one year in advance. Pro-rated LTIP Awards are also granted to individuals who become executive officers, are promoted to new executive officer positions, or are given increased responsibilities during a performance period.
		"Cliff" vesting after three-year performance period

Stock Incentives	Stock Incentives are granted to eligible team members on an annual basis at the August meeting of the Committee. This meeting is typically scheduled at least one year in advance.	Annual vesting over three-year performance period
		1/3	1/3	1/3

The Committee does not grant LTIP Awards or Stock Incentives to executive officers in anticipation of the release of significant positive earnings announcements or other material non-public information likely to result in changes to the price of our common stock. Similarly, the Committee does not time the release of material non-public information based on Stock Incentive grant dates.

LTIP Awards

The Committee adopted a Long-Term Incentive Performance Plan under the Performance Bonus Plan, which we refer to as the Officer LTIP Plan, to establish the terms and conditions for LTIP Awards granted to our executive officers during and after fiscal year 2022. During the third quarter of fiscal year 2023, the Committee granted to each of the Named Executive Officers, under the terms of the Officer LTIP Plan and our Amended and Restated 2016 Omnibus Stock Incentive Plan, which we refer to as the Amended 2016 Equity Plan, the following target LTIP Award shares for the calendar year 2023-24-25 performance period based on the following target LTIP Award values for the calendar year 2023-24-25 performance period:

Named Executive Officer	Target LTIP Award Values ($)	Target LTIP Award Shares
Jennifer A. Parmentier(1)	5,000,000	17,150
Thomas L. Williams	1,562,500	5,360
Todd M. Leombruno	1,400,000	4,800
Lee C. Banks	2,600,000	8,920
Andrew D. Ross(1)	1,650,000	5,660
Roger S. Sherrard (1)	875,000	3,000
(1)	As a result of their promotions in fiscal year 2023, Ms. Parmentier and Messrs. Ross and Sherrard also received prorated LTIP awards during fiscal year 2023 of the following target shares for the performance periods set forth below to realign their compensation to market levels for their new roles.
	(a)	Mr. Parmentier: CY21-22-23: 6,828; CY22-23-24: 9,428
	(b)	Mr. Ross: CY21-22-23: 1,518; CY22-23-24: 2,378
	(c)	Mr. Sherrard: CY21-22-23: 284; CY22-23-24: 407

The target LTIP Award shares shown in this table are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards for Fiscal Year 2023 table. The “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2023 includes the aggregate grant date fair value of these awards in fiscal year 2023.

Under the Officer LTIP Plan, the actual payouts for these LTIP Awards will be calculated following the three-year performance period ending December 31, 2025, as follows:

●	The Committee will first determine if, during the performance period, we achieved an average return on average equity of 4% or an average free cash flow margin of 4%.
●	If at least one of these threshold performance measures above is not achieved, participants will not receive a payout.
●
If at least one of these threshold performance measures above is achieved, participants will become eligible to receive the maximum payout of 200% of the applicable target LTIP Award shares. The Committee will then, if appropriate, apply its discretion to reduce the final payouts based on any performance measures that the Committee determines to be appropriate. The Committee determined that this calculation methodology would provide the Committee with more flexibility to ensure payout levels are as accurately reflective of the Company’s performance against the Peer Group as possible and are otherwise in the best interests of our business and our shareholders.

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To provide the Committee with guidelines for exercising its discretion, the Officer LTIP Plan provides that the Committee may, among other things, following the calendar years 2023-24-25 performance period compare our revenue growth, growth in fully diluted earnings per share from continuing operations and average return on invested capital from continuing operations against the corresponding results of the Peer Group companies during their three most recent fiscal years. The Committee has identified long-term revenue growth, earnings per share growth and return on invested capital as performance measures critical to the financial performance and profitable growth goals of The Win Strategy because, among other things, they encourage our executive officers to provide on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing, market-driven innovation and strong distribution.

For calendar year 2023-24-25 LTIP awards, the Committee determined to keep the same weighting as the prior year for revenue growth, growth in the fully diluted earnings per share from continuing operations, and average return on invested capital from continuing operations at 40%, 40% and 20% respectively.

The following table illustrates how final LTIP Awards will pay out using the weightings as specified above for the applicable performance period:

Peer Group Percentile Rank:	Less than 35th	35th	50th	75th or higher
Payout%	0%	50%	100%	200%

At the end of calendar year 2025, if we achieve an average return on average equity or an average free cash flow margin of 4% or greater for the performance period, the Committee may exercise discretion in determining the appropriate payout by determining our percentile rank as compared to the Peer Group for each of the three performance measures. Using the table above, the Committee will calculate the portion of the target LTIP Award value earned with respect to each performance measure. The Committee will multiply each portion by its applicable weight and add up the total to determine the total LTIP Award payout for the calendar years 2023-24-25 performance period. This table illustrates that recipients of LTIP Awards granted during calendar year 2023 will receive the maximum payout of 200% of the applicable target LTIP Award shares if we rank at or above the 75th percentile among the Peer Group companies in the aggregate based on all three performance measures, and will receive no payout if we rank below the 35th percentile in the aggregate based on all three performance measures. The payout percentage that is applied is interpolated on a linear basis between the points in the above table.

LTIP Award payouts for the calendar years 2023-24-25 performance period may only be paid after the end of the applicable three-year performance period in unrestricted shares of our common stock.

The Committee designed these LTIP Awards to reward executive officers directly in relation to our long-term performance against the Peer Group. The Committee determined that requiring performance in excess of the 50th percentile for a payout in excess of 100% would encourage executive officers to achieve performance above median Peer Group performance. The Committee also determined that requiring performance at the 75th percentile for a maximum payout, and awarding no payout for performance below the 35th percentile, would further encourage executive officers to achieve top-quartile performance within the Peer Group companies.

In addition, each of the Named Executive Officers received a payout during fiscal year 2023 under LTIP Awards granted during the third quarter of fiscal year 2020 for the three-year performance period ending December 31, 2022. We exceeded our threshold performance measures of 4% average return on average equity and 4% average free cash flow margin with an average return on average equity for the three-year performance period of 24% and average free cash flow margin for the three-year performance period of 14.5%, which caused each participant to be eligible for a payout of 200% of the applicable LTIP award. The Committee decided to exercise discretion to determine the appropriate payout and determined that we achieved the following percentile rankings among the peer group companies disclosed in the Company's 2020 proxy statement with respect to the LTIP Award performance measures for the calendar years 2020-21-22 performance period:

Performance Measure	Result	Percentile Rank	Weighted Payout Percentage
Revenue Growth (20%)	20.99%	88th	40%
Earnings Per Share Growth (40%)	62.06%	82nd	80%
Average Return on Invested Capital (40%)	16.26%	58th	54%

As a result, the Named Executive Officers received the following LTIP Award payouts during fiscal year 2023 which are included in the “Number of Shares Acquired on Vesting” column of the Option Exercises and Stock Vested for Fiscal Year 2023 table: Ms. Parmentier-9,989; Mr. Williams - 48,887; Mr. Leombruno - 8,412; Mr. Banks - 22,436; Mr. Ross - 6,454; and Mr. Sherrard - 6,893. Each payment represents a total payout of 174.11% of the target LTIP Award shares for the three-year performance period ended December 31, 2022. In utilizing negative discretion to reduce the 2020-21-22 LTIP awards from 200% to 174.11% guided by the performance measures above, the Committee determined to exclude certain unusual expenses related to the acquisition of Meggitt PLC.

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Executive Compensation

Stock Incentives

Each of the Named Executive Officers received Stock Incentives under our Amended 2016 Equity Plan during the first quarter of fiscal year 2023. The Committee grants Stock Incentives to executive officers to encourage and reward efforts and accomplishments that advance the goals of The Win Strategy and make other contributions to maximize long-term shareholder value.

The number of Stock Incentives granted by the Committee is determined by utilizing the Black-Scholes valuation model to convert a target dollar value into the number of Stock Incentives to be granted. The Committee uses Mercer’s annual review to help ensure the target dollar values are reasonable in relation to the median of similar compensation offered within the companies included in Mercer’s annual review. The following table shows the target value and the number of Stock Incentives granted to each of the Named Executive Officers in the first quarter of fiscal year 2023:

Named Executive Officer	Target Values ($)	Stock Incentive Grants (# of Underlying Shares)
Jennifer A. Parmentier(1)	1,650,000	17,260
Thomas L. Williams(1)	6,750,000	70,620
Todd M. Leombruno	1,400,000	14,650
Lee C. Banks	2,600,000	27,200
Andrew D. Ross(1)	875,000	9,150
Roger S. Sherrard	875,000	9,150
(1)
For Ms. Parmentier and Messrs. Williams and Ross, the stock incentive target amounts granted in August 2022 reflect their roles at that time prior to the leadership transition in January 2023. No additional stock incentives were granted upon assumption of their new roles.

The fiscal year 2023 Stock Incentive grants shown above are also included in the “All Other Option Awards: Number of Securities Underlying Options” column of the Grants of Plan-Based Awards for Fiscal Year 2023 table and the “Option Awards—Number of Securities Underlying Unexercised Options—Unexercisable” column of the Outstanding Equity Awards at June 30, 2023 table. The “Option Awards” column of the Summary Compensation Table for Fiscal Year 2023 includes the aggregate grant date fair value of these awards in fiscal year 2023.

As required by the terms of our Amended 2016 Equity Plan, these fiscal year 2023 Stock Incentives have an exercise price equal to the closing price of our common stock on the date of grant. The plan does not permit the re-pricing of Stock Incentives. The Committee analyzed the terms of our Amended 2016 Equity Plan and considered Mercer’s annual review to establish all other terms of these Stock Incentives. These fiscal year 2023 Stock Incentives have a ten-year term and vest in one-third increments over three years following the grant date. When vested, each Stock Incentive will entitle the holder to receive the increase in value of one common share from the grant date to the date of exercise.

Upon exercise of fiscal year 2023 Stock Incentives, common shares will be issued directly to the holder. The appreciation in these Stock Incentives will be calculated by subtracting the grant price from the fair market value of the common shares at exercise, and multiplying the result by the number of Stock Incentives exercised. The number of common shares to be issued is determined by dividing that appreciation by the market price of the common shares at exercise.

Employee Benefits

The Named Executive Officers are eligible to participate in various employee benefit plans and programs. These plans and programs reward experience, expertise, level of responsibility, continuity of leadership and advancement. We use these plans to ensure that our executive compensation program remains sufficiently competitive to attract, retain and motivate the executive officers and other team members necessary to advance the goals of The Win Strategy.

Qualified Benefit Plans

During fiscal year 2023, the Named Executive Officers participated in the following tax-qualified benefit plans and programs:

●	The Parker-Hannifin Consolidated Pension Plan, which we refer to as the Pension Plan, except for Ms. Parmentier who is not eligible to participate in the Pension Plan; and
●	The Parker Retirement Savings Plan, which we refer to as the Retirement Savings Plan.

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PENSION PLAN
The Pension Plan is a qualified defined benefit pension plan in which most full-time non-union U.S. salaried employees hired prior to April 1, 2004 participate. The Pension Plan offers normal retirement, early retirement and death benefits. The monthly normal retirement benefit is the greater of a minimum benefit and an amount based on final average pay. The minimum benefit and final average pay amounts are calculated as follows:

Minimum Benefit:	$21.00 multiplied by years of service, up to a maximum of 40 years.
Final Average Pay Amount:
●0.75% of the highest five consecutive year average of monthly base salary and eligible annual cash incentive bonuses up to the social security wage base, multiplied by years of service up to a maximum of 35 years; plus
●1.36% of the highest five consecutive year average of monthly base salary and eligible annual cash incentive bonuses in excess of the social security wage base, multiplied by years of service up to a maximum of 35 years; plus
●0.50% of the highest five consecutive year average of monthly base salary and annual cash incentive bonuses multiplied by years of service in excess of 35 up to a maximum of five years.

The amount of the benefit is reduced by 6% per year for each year prior to age 65 if retirement occurs and payments commence before age 65 and after age 55. We elected to freeze new participation in the Pension Plan in 2004. All participants as of April 1, 2004, were given the option to either remain in the Pension Plan or terminate in favor of maintaining a retirement income account under the Retirement Savings Plan. Employees hired after April 1, 2004, including Ms. Parmentier, are not eligible to participate in the Pension Plan and instead maintain a retirement income account under the Retirement Savings Plan. Each of the Named Executive Officers who are in the Pension Plan elected to remain in and continue to accrue benefits under the Pension Plan except for Mr. Sherrard, who elected to freeze his Pension Plan in 2004. All benefits accrued by team members who elected to terminate participation in the Pension Plan were frozen as of June 30, 2004. Those team members initiated their retirement income accounts on July 1, 2004.

RETIREMENT SAVINGS PLAN
The Retirement Savings Plan is a qualified defined contribution pension plan under Section 401(k) of the Internal Revenue Code. Most full-time U.S. team members are eligible to participate in the Retirement Savings Plan. Participants may make pre-tax and post-tax contributions to the Retirement Savings Plan up to the applicable statutory limit. Effective January 1, 2022, we provide each participant with a matching contribution of 100% on the first 5% of pay contributed. As described above, certain participants also maintain a retirement income account within the Retirement Savings Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation up to the Internal Revenue Service statutory limit (currently $330,000 per year), based on age and length of service. These contributions range from 3% to 6% of the participant’s compensation which does not exceed that limit. Participants accrue earnings on contributions based on the performance of various investment funds available within the Retirement Savings Plan. The contributions made by us under the Retirement Savings Plan for the Named Executive Officers during fiscal year 2023 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2023 on page 64.

Non-Qualified Benefit Plans

During fiscal year 2023, the Named Executive Officers participated in the following non-qualified benefit plans and programs:

●	The Parker-Hannifin Corporation Savings Restoration Plan, which we refer to as the Savings Restoration Plan;
●	The Parker-Hannifin Corporation Executive Deferral Plan, which we refer to as the Executive Deferral Plan. Only Mr. Leombruno participated in the Executive Deferral Plan in fiscal year 2023;
●
The Parker-Hannifin Corporation Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan. Messrs. Williams and Sherrard did not participate in the Deferred Compensation Plan in fiscal year 2023;

●
The Parker-Hannifin Corporation Pension Restoration Plan, which we refer to as the Pension Restoration Plan, except for Ms. Parmentier who is not eligible to participate in the Pension Restoration Plan as she does not participate in the Pension Plan;

●
The Parker-Hannifin Corporation Supplemental Executive Retirement Benefits Program, which we refer to as the Supplemental Retirement Program, except for Mr. Leombruno and Ms. Parmentier who are not eligible to participate in the Supplemental Retirement Program; and

●
The Parker-Hannifin Corporation Defined Contribution Supplemental Executive Retirement Program, which we refer to as the Defined Contribution Supplemental Executive Retirement Program (Mr. Leombruno and Ms. Parmentier are the only Named Executive Officers who participate in the Defined Contribution Supplemental Executive Retirement Program).

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Executive Compensation

DEFERRED COMPENSATION PLAN
Effective January 1, 2023, the Deferred Compensation Plan is available to eligible team members or those eligible due to their prior Savings Restoration Plan participation. The Deferred Compensation Plan was established to restore deferral opportunities and matching contributions lost because of statutory limits in the Retirement Savings Plan. Specifically, the Deferred Compensation Plan allows eligible participants to defer a portion of their pre-tax compensation, including ACIP awards, and receive matching contributions from us that would have been available under the Retirement Savings Plan if the Internal Revenue Service statutory limit did not exist. LTIP Award payouts are not eligible for deferral under the Deferred Compensation Plan. Each participant may annually defer to his or her Deferred Compensation Plan account any portion of the compensation that he or she cannot defer under the Retirement Savings Plan due to the statutory limit. Participants are able to defer up to 50% of base compensation and up to 80% of incentive compensation. We provided each participant with a matching contribution of 100% on the first 5% of pay contributed. These matching contributions were reduced by the maximum matching contribution available to the participant under the Retirement Savings Plan. In addition, all participants who maintain a retirement income account within the Retirement Savings Plan also maintain a separate retirement income account within the Deferred Compensation Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation in excess of the Internal Revenue Service statutory limit determined based on age and length of service. These contributions range from 3% to 6% of the amount of the participant’s compensation in excess of that limit. All deferrals and contributions are made under the Deferred Compensation Plan by accounting entry rather than any physical exchange of cash or common stock. Participants also accrue earnings, on an accounting-entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances. Account balances in the Deferred Compensation Plan are paid as indicated in the table below and all contributions, earnings, withdrawals, distributions, and aggregate balances for the Named Executive Officers participating in the Deferred Compensation Plan are included in the Nonqualified Deferred Compensation for Fiscal Year 2023 table.

SAVINGS RESTORATION PLAN
Through December 31, 2022, the Savings Restoration Plan was available to team members who earned base salaries equal to or in excess of $150,000 per year and who were otherwise eligible to participate in the plan. Effective January 1, 2023, this plan was closed and replaced by the Deferred Compensation Plan. The Savings Restoration Plan was established to restore deferral opportunities and matching contributions lost because of statutory limits in the Retirement Savings Plan. Specifically, the Savings Restoration Plan allowed executive officers to defer a portion of their pre-tax compensation and receive matching contributions from us that would have been available under the Retirement Savings Plan if the Internal Revenue Service statutory limit did not exist. Each Named Executive Officer could annually defer to his or her Savings Restoration Plan account any portion of the compensation that he or she could not defer under the Retirement Savings Plan due to the statutory limit, up to the greater of 20% of base pay or $25,000. We provided each participant with a matching contribution of 100% on the first 5% of pay contributed. These matching contributions were reduced by the maximum matching contribution available to the participant under the Retirement Savings Plan. We also took into account the matching contributions made under the Retirement Savings Plan to ensure that the maximum match under both plans did not exceed $17,000. In addition, all participants who maintained a retirement income account within the Retirement Savings Plan also maintained a separate retirement income account within the Savings Restoration Plan. We provided to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation in excess of the Internal Revenue Service statutory limit determined based on age and length of service. These contributions ranged from 3% to 6% of the amount of the participant’s compensation in excess of that limit. All deferrals and contributions were made under the Savings Restoration Plan by accounting entry rather than any physical exchange of cash or common stock. Participants also accrued earnings, on an accounting-entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances.

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Savings Restoration Plan, Executive Deferral Plan and Deferred Compensation Plan account balances are paid out upon any of the following events as follows:

Retirement:	Balances are distributed to the participant in either a lump sum or in periodic installments, based on a prior election by the participant. The participant can delay the commencement of payments up to five years following retirement. Balances continue to accumulate earnings under the various investment funds at all times during the payout period.
Termination Before Retirement:	Balances accruing on or prior to December 31, 2004 are, at our election, distributed to the participant in either a lump sum upon termination or in periodic installments. Account balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum upon termination.
Disability:	If we determine that a participant is totally disabled, the participant’s account balance will be paid upon termination in the same manner as if he or she retired.
Withdrawals During Employment:	Balances can be withdrawn without penalty during employment only if we determine that the participant suffered severe financial hardship. Balances accruing on or prior to December 31, 2004 can also be withdrawn voluntarily during employment, subject to a 10% forfeiture penalty.
Death:	Balances are distributed to the participant’s beneficiary in a lump sum or, if elected by the participant, in installments.
Change in Control:	Under the Savings Restoration Plan, balances accruing on or prior to December 31, 2004 are distributed to the participant in a lump sum without penalty if the participant expressly elected a lump sum. If the participant did not expressly elect a lump sum, distributions are treated as unscheduled withdrawals and are subject to a forfeiture penalty of 5% if they are withdrawn within 30 days or 10% if they are withdrawn beyond the 30-day period. Balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum. Under the Executive Deferral Plan and Deferred Compensation Plan, balances are distributed to the participant in a lump sum.

Our matching contributions made under the Savings Restoration Plan for the Named Executive Officers during fiscal year 2023 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2023. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan during fiscal year 2023 are included in the Nonqualified Deferred Compensation for Fiscal Year 2023 table.

EXECUTIVE DEFERRAL PLAN
Through December 21, 2022, the Executive Deferral Plan was available to executive officers and certain other team members. Effective January 1, 2023, this plan was closed and replaced by our Deferred Compensation Plan. The Executive Deferral Plan provided executive officers with an opportunity to defer a portion of their compensation (in addition to that deferred under the Retirement Savings Plan and the Savings Restoration Plan) on a pre-tax basis, including Officer ACIP awards, and to accumulate tax-deferred earnings on the deferrals. LTIP Award payouts were not eligible for deferral under the Executive Deferral Plan. Each executive could defer to his or her account up to 80% of base salary and 80% of Officer ACIP awards paid in August. Similar to the Savings Restoration Plan, all deferrals were made under the Executive Deferral Plan by accounting entry rather than any physical exchange of cash. Participants also accrued earnings on an accounting-entry basis based on the performance of various investment fund choices. Participants are our unsecured creditors for their respective account balances. Account balances in the Executive Deferral Plan are paid as indicated in the table above. For those who were participants in the Executive Deferral Plan prior to January 1, 2016, prior to distribution, the balances were increased to reflect any “gross-up” amount necessary to offset federal excise taxes and any after-tax value the participant would have received if the account had remained in place and been paid as elected by the participant. Any balances on distribution to a participant in the Executive Deferral Plan who became a participant on or after January 1, 2016, were no longer increased to reflect any “gross-up” amount to offset federal excise taxes and any after-tax value the participant would have received if the account had remained in place and been paid as elected by the participant. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Executive Deferral Plan during fiscal year 2023 are included in the Nonqualified Deferred Compensation for Fiscal Year 2023 table.

THE PENSION RESTORATION PLAN
The Pension Restoration Plan is available to all individuals who participate in the Pension Plan and who are otherwise eligible to participate in the Pension Restoration Plan. The Pension Restoration Plan was established to restore benefits lost because of statutory limits on the Pension Plan. Specifically, the benefits available under the Pension Restoration Plan equal the amount that would be payable to the participant under the Pension Plan in excess of the Internal Revenue Service statutory limit if that limit did not exist and the participant had not elected to defer any compensation under the Savings Restoration Plan and the Executive Deferral Plan.

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Executive Compensation

SUPPLEMENTAL RETIREMENT PROGRAM
The Supplemental Retirement Program was established to provide executive officers with retirement benefits supplemental to the benefits under the Pension Plan. The benefit provided under the Supplemental Retirement Program is intended, at age 65, to provide to participants with at least 15 years of service 55% of the average of the three highest years of base salary plus annual cash incentive compensation. LTIP Awards and Stock Incentives are not considered in calculating the benefits available under the Supplemental Retirement Program. The benefit is subject to reduction for early retirement, less than 15 years of service, benefits under the Pension Plan, the Pension Restoration Plan and any of our non-U.S. pension plans, 50% of primary social security benefits and 100% of any similar non-U.S. state-provided retirement benefits, and contributions to the participant’s retirement income accounts under the Retirement Savings Plan and the Savings Restoration Plan. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Supplemental Retirement Program, however, a vested participant must have at least five years of service. In January 2015, the Committee closed the Supplemental Retirement Program to new participants as of July 1, 2014.

DEFINED CONTRIBUTION SUPPLEMENTAL RETIREMENT PROGRAM
The Defined Contribution Supplemental Retirement Program was established to provide executive officers and certain other key management team members with retirement benefits supplemental to the benefits under the Retirement Savings Plan and the Savings Restoration Plan. The Defined Contribution Supplemental Retirement Program was established to replace the Supplemental Retirement Program for executive officers who are designated as participants on or after July 1, 2014. Depending on a participant’s salary grade on December 31 of each year, we provide an annual non-discretionary employer contribution of 8%, 10% or 12% of a participant’s base salary, and ACIP awards that were paid during the calendar year. The Committee may determine to make an additional annual discretionary contribution to a designated participant’s account. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Defined Contribution Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Defined Contribution Supplemental Retirement Program, however, a vested participant must have at least five years of service. Mr. Leombruno and Ms. Parmentier are the only Named Executive Officers who participate in the Defined Contribution Supplemental Retirement Program.

Our contributions made under the Defined Contribution Supplemental Retirement Program during fiscal year 2023 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2023. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Defined Contribution Supplemental Retirement Program during fiscal year 2023 are included in the Nonqualified Deferred Compensation for Fiscal Year 2023 table.

Health and Welfare Benefits

The Named Executive Officers participated in various health and welfare programs generally available to all team members during fiscal year 2023. The Named Executive Officers also participated in our Officer Life Insurance Plan and our Executive Long-Term Disability Plan.

OFFICER LIFE INSURANCE PLAN
Under the Officer Life Insurance Plan, we pay all required premiums for life insurance on executive officers who were participants prior to January 1, 2008 (which includes Messrs. Sherrard, Williams and Banks) for the longer of 10 years or until the executive officer reaches age 65. For those executive officers who were participants after January 1, 2008 (which includes Ms. Parmentier and Messrs. Leombruno and Ross) we pay all required premiums for life insurance until retirement up to age 65. The premiums are designed to maintain death benefits equal to:

●	five times base salary during employment and two times final base salary after retirement at age 65 for our Chief Executive Officer;
●	four times base salary during employment and two times final base salary after retirement at age 65 for our Chief Financial Officer, our President and our Chief Operating Officer; and
●	three times base salary during employment and two times final base salary after retirement at age 65 for all other Named Executive Officers and other participants.

If the participant retires between ages 55 and 65, the post-retirement death benefit is reduced by 10% of base salary for each year prior to age 65 that the participant retires. The amount of the death benefit is adjusted each year on January 1st based on the participant’s base salary as of the preceding December 1st. The policies underlying the plan are cash value life insurance policies owned by the participants. The premiums we paid on behalf of the Named Executive Officers during fiscal year 2023 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2023.

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EXECUTIVE LONG-TERM DISABILITY PLAN
The Executive Long-Term Disability Plan is intended to replace a reasonable amount of an executive officer’s income upon disability. The plan provides a total benefit in the event of a qualifying disability of two-thirds of base salary plus target Officer ACIP awards paid during the calendar year ending December 31 of the year prior to the disability, up to a maximum monthly benefit, in the case of Messrs. Sherrard, Ross, Williams and Banks, of $33,000, or, in the case of Ms. Parmentier and Mr. Leombruno, of $35,000. Our executive officers are not eligible to receive the long-term disability benefit generally available to other team members.

Other Compensation Policies and Practices

Change in Control Agreements

We are not a party to any written employment agreements with our executive officers. We have, however, entered into separate Change in Control Severance Agreements with our executive officers, which we refer to as the Change in Control Agreements. We are not obligated to pay severance to executive officers under any agreement other than the Change in Control Agreements. The executive officers are, however, eligible to receive severance upon termination for reasons other than a change in control in accordance with our general severance policy for salaried employees. The Change in Control Agreements are designed to attract, retain and motivate executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage executive officers to remain in service after a change in control and ensure that executive officers are able to devote their entire attention to maximizing shareholder value and safeguarding team member interests in the event of a change in control. The Committee determined that the amounts payable under the Change in Control Agreements are reasonable and necessary to achieve those objectives. The Potential Payments upon Termination or Change of Control at June 30, 2023, tables and the related narrative descriptions provide additional information on the Change in Control Agreements, including a brief discussion of the material provisions of the Change in Control Agreements under the captions “Payments upon a Change in Control” and “Payments upon a Qualifying Termination in Connection with a Change in Control.”

Indemnification Agreements

We enter into separate Indemnification Agreements with each of our executive officers. Each agreement remains in effect during and after employment with respect to any action taken while the individual serves as an executive officer. The agreements are designed to attract, retain and motivate executive officers by encouraging reasonable and measured risk-taking in the interests of our business and our shareholders, and protecting against liabilities incurred in the performance of their duties to the maximum extent permitted by Ohio law.

The agreements provide for indemnification for all expenses, including attorney fees, judgments, fines, and settlement amounts, that the executive officer incurs by reason of his or her service:

●	in a civil action or proceeding by another party (unless it is proven that the officer’s act or failure to act was taken with deliberate intent to cause injury to our business or in reckless disregard for the best interest of our business); or
●	in a criminal action or proceeding (unless the officer had reasonable cause to believe his or her conduct was unlawful).

“Clawback” Policy

Our Board of Directors maintains a “clawback” policy which allows us to recover or withhold any Annual Incentive Awards or LTIP Awards which are paid or payable to an executive officer if:

●	payment, grant or vesting was based on the achievement of financial results that were subsequently the subject of a restatement of any of our financial statements filed with the SEC;
●	our Board of Directors determines in its sole discretion that the fraud or misconduct of the executive officer caused or contributed to the need for the restatement;
●	the amount that would have been paid or payable to the executive officer would have been less if the financial results had been properly reported; and
●	our Board of Directors determines in its sole discretion that it is in our best interests and in the best interests of our shareholders to require the executive officer to repay or forfeit all or any portion of the amount paid or payable.

In connection with the new SEC and stock exchange rules regarding clawback policies, the Company intends to adopt a compliant policy by the deadline specified by The New York Stock Exchange.

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Executive Perquisites

During fiscal year 2023, we made various executive perquisites available to each of the Named Executive Officers. These perquisites are offered to promote the business objectives for each perquisite as described below and to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals necessary to advance the goals of The Win Strategy. The costs of these perquisites for the Named Executive Officers reportable for fiscal year 2023 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2023.

Private Clubs. We pay or reimburse initiation fees for one private club for each executive officer. We offer this perquisite to encourage executive officers to entertain business colleagues and customers, engage in social interaction with peers from other companies, local leadership and the community, and hold business meetings at off-site locations. We maintain a policy of not providing gross up payments on private club initiation fees.

Spousal Travel. In limited circumstances and only with appropriate advance approval, we reimburse our executive officers for transportation, lodging, meals, entertainment and other travel expenses for their spouses or other family members who accompany them on out-of-town business. We offer these perquisites to encourage executive officers to spend an appropriate amount of time with their team members in locations away from corporate headquarters, to allow executive officers and their spouses to develop a more personal relationship with the executive officers’ team members and their families, and to encourage spouses to attend retirement parties, funerals, business dinners and other corporate functions at locations away from their homes.

Executive Physicals. We pay for annual physicals and any necessary travel vaccinations for each of our executive officers and certain other key team members. We offer this benefit as part of our overall preventive medicine program to promptly identify and address medical issues and to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in addressing actual or potential health issues.

Leased Vehicles. We lease an automobile for each of our executive officers and for certain other key team members. We offer this perquisite to provide executive officers with use of a company car for business travel needs, recognizing that the vehicles can also be used for personal purposes. We pay or reimburse each executive officer for lease payments on one automobile, typically for a three-year term. Each executive officer has a maximum allowance of $1,570 per month. We also reimburse each executive officer for the cost of tires and maintenance and provide insurance on each vehicle during the lease term. We require each executive officer to take title to his or her vehicle at the end of the lease term because we amortize the entire cost of the vehicle over the lease term. We pay or reimburse each executive officer for sales taxes on his or her vehicle at the time of title transfer, but the executive officer is responsible for the payment of all income taxes assessed on payments and reimbursements made during the lease term and at the time of title transfer, including those assessed on the fair market value of the vehicle at the time of title transfer.

Matching Gifts Program. We match any donation of $25 or more to qualified charitable organizations and educational institutions made by an active, full-time employee or member of our Board of Directors. Our matching contributions are capped at $10,000 per fiscal year per individual with an additional $5,000 cap for donations to charitable organizations and educational institutions that an individual supports through voluntary board service.

Company Apartments. We maintain apartments in Cleveland, Ohio, and Newport Beach, California to provide accommodations to team members working off-site at or relocating to our primary facilities. The apartments are also available to the executive officers for personal use with appropriate advance approval if the apartments are not otherwise being used for business purposes.

Entertainment Venues. We maintain loges, boxes and tickets at various entertainment venues to provide civic support to arts, entertainment and other cultural activities at certain significant business locations and to provide a favorable setting for our team members to entertain customers and other business associates. The loges, boxes and tickets are, however, available to executive officers for personal use if they are not otherwise being used for business purposes. We pay all costs of admission, but all costs of food are paid by the executive officer using the venue only for personal use.

Corporate Aircraft. Effective May 1, 2019, the Committee elected to offer limited non-business use of our corporate aircraft to our Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer for purposes of their safety, security, confidentiality and productivity while traveling. Such use is limited to U.S. domestic travel only and 50 hours of flight time per fiscal year for our Chief Executive Officer and 30 hours of flight time per fiscal year to each of our President, Chief Operating Officer and Chief Financial Officer. Otherwise, non-business use of our corporate aircraft by our executive officers is only available if (a) the flight was previously authorized for business purposes, there are available seats that are not being used for those business purposes and the officer’s use does not involve a deviation or extension of the planned business-travel itinerary, or (b) there is a medical emergency or other special circumstance and the flight is pre-approved by our Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer.

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Accounting and Tax Considerations

Our executive compensation program is structured to achieve flexibility, maximize benefits and minimize detriments to our business and our executive officers from a tax and accounting perspective. As a result, we continuously review and evaluate the impact of changes in tax laws and accounting practices and interpretations and similar factors affecting our executive compensation program.

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Corporation’s management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

Human Resources and Compensation Committee:

Joseph Scaminace, Chair
Jillian C. Evanko
Lance M. Fritz
Kevin A. Lobo
James R. Verrier
James L. Wainscott

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Compensation Tables

Summary Compensation Table for Fiscal Year 2023

The following table sets forth compensation information for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Jennifer A. Parmentier(7) Chief Executive Officer (since January 1, 2023)	2023	1,086,667	10,062,781	1,717,543	3,043,673	—	493,682	16,404,346
	2022	765,423	3,304,641	1,229,346	1,373,446	—	434,018	7,106,874
Thomas L. Williams Executive Chairman of the Board (CEO through January 1, 2023)	2023	920,833	1,662,672	7,027,396	2,936,800	5,949,240	160,482	18,657,423
	2022	1,387,500	5,800,687	4,282,828	3,780,697	3,044,860	151,597	18,448,169
	2021	1,159,375	4,845,449	4,224,085	3,326,023	3,344,243	135,325	17,034,500
Todd M. Leombruno Executive Vice President and Chief Financial Officer	2023	838,333	1,488,960	1,457,822	1,620,414	762,629	362,927	6,531,085
	2022	736,667	1,412,505	1,042,956	1,138,332	31,605	308,269	4,670,334
	2021	510,725	2,968,166	201,042	701,647	376,387	213,444	4,971,411
Lee C. Banks Vice Chairman and President	2023	1,204,167	2,766,984	2,706,672	3,025,794	1,167,509	234,689	11,105,815
	2022	1,112,500	2,624,120	1,936,799	2,018,734	—	244,187	7,936,340
	2021	971,250	2,213,292	1,931,105	1,792,662	1,051,869	224,943	8,185,121
Andrew D. Ross(7) Chief Operating Officer	2023	782,117	2,897,563	910,517	1,531,435	134,074	102,280	6,357,986
Roger S. Sherrard(7) Vice President and President - Aerospace Group	2023	752,883	1,137,340	910,517	1,236,961	—	145,997	4,183,698
(1)	For fiscal year 2023, reflects increases in base salary effective September 1, 2022 for all Named Executive Officers, and for Mr. Williams, Mr. Ross and Ms. Parmentier mid-year changes effective January 1, 2023, to the following base salary amounts: $1,300,000 for Ms. Parmentier, $375,000 for Mr. Williams; and $850,000 for Mr. Ross. Amounts also include amounts deferred under the Savings Restoration Plan, Executive Deferral Plan and Deferred Compensation Plan for fiscal year 2023:
Savings Restoration Plan: Ms. Parmentier-$4,792; Mr. Williams—$0; Mr. Leombruno—$5,750; Mr. Banks—$0; Mr. Ross—$8,182; Mr. Sherrard—$7,693
Executive Deferral Plan: Mr. Leombruno—$30,000
Deferred Compensation Plan: Ms. Parmentier-$6,500; Mr. Williams—$0; Mr. Leombruno—$42,500; Mr. Banks—$6,100; Mr. Ross—$4,250; Mr. Sherrard—$0
These amounts are also reported in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation for Fiscal Year 2023 table on page 71.
(2)	For fiscal year 2023, these amounts consist of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of LTIP Awards granted during fiscal year 2023 to each of the Named Executive Officers. For the LTIP awards, the amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the LTIP awards. The amounts were calculated by multiplying the closing price on the date of grant by the number of LTIP Awards received and assuming a payout of 100%. As described beginning on page 54, however, LTIP Award payouts will be calculated following the applicable three-year performance period and could range from a minimum of 0% to a maximum of 200%. The grant date fair value of the LTIP Awards granted during fiscal year 2023 at the maximum payout of 200% are: Ms. Parmentier-$20,125,562; Mr. Williams-$3,325,344; Mr. Leombruno-$2,977,920; Mr. Banks-$5,533,968; Mr. Ross-$5,795,126 and Mr. Sherrard-$2,274,680. Dividends in the form of dividend equivalent units are awarded as additional LTIP award shares.
(3)	Amounts reflect the aggregate grant date fair value for Stock Appreciation Rights granted in fiscal year 2023 computed in accordance with FASB ASC Topic 718. The amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the award. The amounts were calculated using the Black-Scholes option pricing model with the following weighted-average assumptions:

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Fiscal Year of Grant	Participant	Grant Date	Type of Grant	Risk-free Interest Rate	Expected Life of Award	Expected Dividend Yield of Stock	Expected Volatility of Stock
2023	Named Executive Officers	8/17/2022	annual grant	2.99%	6.49 years	1.77%	35.3%
During fiscal year 2023, no Stock Incentive awards were forfeited by any of the Named Executive Officers.
(4)	Amounts consist of the Officer ACIP awards for fiscal year 2023, which were paid in one or more installments with the final payments in August 2023.
(5)	Amounts consist of the change in annual actuarial present value of pension benefits for our Named Executive Officers. Ms. Parmentier and Mr. Sherrard do not have a benefit under our defined benefit pension plans. None of the Named Executive Officers received above-market or preferential earnings on deferred compensation.
(6)	The following table describes each component of the All Other Compensation column:

Name	Company Contributions to Defined Contribution Plans (a)($)	Life Insurance Premiums Paid ($)	Perquisites (b)($)	Total “All Other Compensation” ($)
Jennifer A. Parmentier	353,279	72,124	68,279	493,682
Thomas L. Williams	14,073	66,889	79,520	160,482
Todd M. Leombruno	239,593	55,130	68,203	362,927
Lee C. Banks	16,409	37,646	180,634	234,689
Andrew D. Ross	15,207	47,223	39,850	102,280
Roger S. Sherrard	95,794	37,232	12,971	145,997

	(a)	Amount consists of the following company contributions to our Defined Contribution Plans:
Retirement Savings Plan: Ms. Parmentier-$16,029; Mr. Williams-$14,073; Mr. Leombruno-$17,388; Mr. Banks-$16,409; Mr. Ross-$14,634 and Mr. Sherrard-$15,567.
Savings Restoration Plan: Ms. Parmentier-$335; Mr. Leombruno-$403; Mr. Ross-$573 and Mr. Sherrard-$538.
Qualified and Non-qualified Retirement Income Account: Ms. Parmentier- $83,963 and Mr. Sherrard-$79,689.
Defined Contribution Supplemental Retirement Program: Ms. Parmentier-$252,952 and Mr. Leombruno-$221,802.
	(b)	Reported in this column are amounts reimbursed or incurred by us with respect to: (i) executive long-term disability insurance premiums; and (ii) one or more of the following executive perquisites: (A) leased vehicle, including state sales tax if applicable; (B) spousal travel; (C) executive physicals; (D) matching gifts program; (E) corporate aircraft travel; and (F) certain private club fees. The Named Executive Officers also use our loges, box seats or tickets to various entertainment venues. However, there is no incremental cost to us for their use of these loges, box seats and tickets. Other than the aggregate incremental cost to the Company of each of Ms. Parmentier's and Messrs. Williams’, Banks’ and Leombruno's personal use of the corporate aircraft of $39,462; $52,543; $113,757 and $38,827, respectively, no Named Executive Officer received an executive perquisite in an amount that exceeds the greater of $25,000 or 10% of the total amount of executive perquisites received by the Named Executive Officer. We determine the incremental cost of the personal use of our corporate aircraft based on the variable operating costs to us, which includes: (i) landing, ramp, and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) any customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep.
(7)	Ms. Parmentier was not a Named Executive Officer in fiscal year 2021 and Messrs. Ross and Sherrard were not Named Executive Officers in fiscal years 2021 and 2022.

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Grants of Plan-Based Awards for Fiscal Year 2023

The following table sets forth information with respect to non-equity and equity incentive plan awards granted to the Named Executive Officers during fiscal year 2023. The LTIP Awards and Stock Incentives listed below have been granted under our Amended 2016 Equity Plan.

Name	Grant Date	Compensation Committee Action Date (If Different than Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jennifer A. Parmentier
Officer ACIP Award(1)	—	—	—	1,590,000	3,180,000	—	—	—	—	—	—	—
LTIP Award (CY21-22-23)(3)	1/1/2023	—	—	—	—	—	6,828	13,656	—	—	—	1,992,138
LTIP Award (CY22-23-24)(3)	1/1/2023	—	—	—	—	—	9,428	18,856	—	—	—	2,750,713
LTIP Award (CY23-24-25)(3)	1/25/2023	—	—	—	—	—	17,150	34,300	—	—	—	5,319,930
Stock Incentives	8/17/2022	—	—	—	—	—	—		—	17,260	299.19	1,717,543
Thomas L. Williams									—
Officer ACIP Award(1)	—	—	—	1,546,875	3,093,750	—	—	—	—
LTIP Award (CY23-24-25)(3)	1/25/2023	—	—			—	5,360	10,720	—	—	—	1,662,672
Stock Incentives	8/17/2022	—	—	—	—	—	—	—	—	70,620	299.19	7,027,396
Todd M. Leombruno
Officer ACIP Award(1)	—	—	—	850,000	1,700,000	—	—	—	—	—	—	—
LTIP Award (CY23-24-25)(3)	1/25/2023	—	—	—	—	—	4,800	9,600	—	—	—	1,488,960
Stock Incentives	8/17/2022	—	—	—	—	—	—		—	14,650	299.19	1,457,822
Lee C. Banks
Officer ACIP Award(1)		—	—	1,586,000	3,172,000	—	—	—	—	—	—	—
LTIP Award (CY23-24-25)(3)	1/25/2023	—	—	—	—	—	8,920	17,840	—	—	—	2,766,984
Stock Incentives	8/17/2022	—	—	—	—	—	—	—	—	27,200	299.19	2,706,672
Andrew D. Ross
Officer ACIP Award(1)	—	—	—	801,125	1,602,250	—	—	—	—	—	—
LTIP Award (CY21-22-23)(3)	8/17/2022	—	—	—	—	—	284	568	—	—	—	84,970
LTIP Award (CY21-22-23)(3)	1/1/2023	—	—	—	—	—	1,234	2,468	—	—	—	360,032
LTIP Award (CY22-23-24)(3)	8/17/2022	—	—	—	—	—	95	190	—	—	—	28,423
LTIP Award (CY22-23-24)(3)	8/17/2022	—	—	—	—	—	312	624	—	—	—	93,348
LTIP Award (CY22-23-24)(3)	1/1/2023	—	—	—	—	—	1,971	3,942	—	—	—	575,059
LTIP Award (CY23-24-25)(3)	1/25/2023	—	—	—	—	—	5,660	11,320	—	—	—	1,755,732
Stock Incentives	8/17/2022	—	—	—	—	—	—	—	—	9,150	299.19	910,517
Roger S. Sherrard
Officer ACIP Award(1)	—	—	—	650,250	1,300,500	—	—	—	—	—	—	—
LTIP Award (CY21-22-23)(3)	8/17/2022	—	—	—	—	—	284	568	—	—	—	84,970
LTIP Award (CY22-23-24)(3)	8/17/2022	—	—	—	—	—	95	190	—	—	—	28,423
LTIP Award (CY22-23-24)(3)	8/17/2022	—	—	—	—	—	312	624	—	—	—	93,348
LTIP Award (CY23-24-25)(3)	1/25/2023	—	—	—	—	—	3,000	6,000	—	—	—	930,600
Stock Incentives	8/17/2022	—	—	—	—	—	—	—	—	9,150	299.19	910,517
(1)	Target Officer ACIP amounts for Ms. Parmentier and Messrs. Thomas and Ross were prorated to reflect six months of service in their prior roles through December 31, 2022 at their target percentages and base salary rates and six months of service in their new roles through June 30, 2023 at their new target percentages and base salaries.
(2)	For LTIP Awards. calculated assuming a payout of 100% as described in footnote 2 to the Summary Compensation Table for Fiscal Year 2023.
(3)	Does not include LTIP award shares in the form of dividend equivalent units for those LTIPs awarded for the calendar years 2021-22-23, 2022-22-22 and 2023-24-25 performance periods in the following amounts: Ms. Parmentier - 276; Mr. Williams-44; Mr. Leombruno-39; Mr. Banks-74; Mr. Ross - 83 and Mr. Sherrard - 35.

The elements of executive compensation included in each Named Executive Officer’s total compensation as reported in the Summary Compensation Table for Fiscal Year 2023 on page 64 and the compensation programs under which the grants described in the Grants of Plan-Based Awards for Fiscal Year 2023 table above were made are described in the Compensation Discussion and Analysis section of this Proxy Statement.

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Outstanding Equity Awards at June 30, 2023

The following table sets forth information with respect to Stock Incentives and stock awards held by the Named Executive Officers as of June 30, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jennifer A. Parmentier	7,840	—	158.79	8/15/2027	—	—	—	—
	6,620	—	166.49	8/14/2028	—	—	—	—
	11,390	—	158.90	8/13/2029	—	—	—	—
	6,813	3,407(2)	209.56	8/11/2030	—	—	—	—
	4,947	9,894(3)	296.00	8/10/2031	—	—	—	—
	—	17,260(4)	299.19	8/16/2032	—	—	—	—
	—	—	—	—	—	—	2,682(5)	1,046,087
	—	—	—	—	—	—	2,804(5)	1,093,672
	—	—	—	—	—	—	6,884(5)	2,685,035
	—	—	—	—	—	—	5,438(6)	2,121,038
	—	—	—	—	—	—	9,506(6)	3,707,720
	—	—	—	—	—	—	17,292(7)	6,744,572
Thomas L. Williams	92,340	—	158.79	8/15/2027	—	—	—	—
	81,180	—	166.49	8/14/2028	—	—	—	—
	88,680	—	158.90	8/13/2029	—	—	—	—
	51,127	25,563(2)	209.56	8/11/2030	—	—	—	—
	17,233	34,467(3)	296.00	8/10/2031	—	—	—	—
	—	70,620(4)	299.19	8/16/2032	—	—	—	—
	—	—	—	—	—	—	20,100(5)	7,839,804
	—	—	—	—	—	—	18,962(6)	7,395,938
	—	—	—	—	—	—	5,404(7)	2,107,776
Todd. M. Leombruno	410	—	113.19	8/12/2024	—	—	—	—
	1,230	—	113.23	8/11/2025	—	—	—	—
	1,410	—	124.36	8/16/2026	—	—	—	—
	4,040	—	158.79	8/15/2027	—	—	—	—
	3,410	—	166.49	8/14/2028	—	—	—	—
	4,070	—	158.90	8/13/2029	—	—	—	—
	2,433	1,217(2)	209.56	8/11/2030	—	—	—	—
	4,197	8,394(3)	296.00	8/10/2031	—	—	—	—
	—	14,650(4)	299.19	8/16/2032	—	—	—	—
	—	—	—	—	—	—	5,739(5)	2,238,440
	—	—	—	—	—	—	4,617(6)	1,800,815
	—	—	—	—	—	—	4,839(7)	1,887,404

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Executive Compensation

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Lee C. Banks	44,250	—	158.79	8/15/2027	—	—	—	—
	36,530	—	166.49	8/14/2028	—	—	—	—
	40,680	—	158.90	8/13/2029	—	—	—	—
	23,373	11,687(2)	209.56	8/11/2030	—	—	—	—
	7,793	15,587(3)	296.00	8/10/2031	—	—	—	—
	—	27,200(4)	299.19	8/16/2032	—	—	—	—
	—	—	—	—	—	—	9,181(5)	3,580,957
	—	—	—	—	—	—	8,578(6)	3,345,763
	—	—	—	—	—	—	8,994(7)	3,508,020
	—	—	—	—	—	—	—	—
Andrew D. Ross	9,740	—	166.49	8/14/2028	—	—	—	—
	11,390	—	158.90	8/13/2029	—	—	—	—
	6,813	3,407(2)	209.56	8/11/2030	—	—	—	—
	2,247	4,494(3)	296.00	8/10/2031	—	—	—	—
	—	9,150(4)	299.19	8/16/2032	—	—	—	—
	—	—	—	—	—	—	2,682(5)	1,046,087
	—	—	—	—	—	—	289(5)	112,722
	—	—	—	—	—	—	1,244(5)	485,210
	—	—	—	—	—	—	2,472(6)	964,179
	—	—	—	—	—	—	317(6)	123,643
	—	—	—	—	—	—	1,987(6)	775,009
	—	—	—	—	—	—	5,706(7)	2,225,568
Roger S. Sherrard	17,040	—	106.18	8/13/2023	—	—	—	—
	12,830	—	113.19	8/12/2024	—	—	—	—
	12,320	—	113.23	8/11/2025	—	—	—	—
	14,070	—	124.36	8/16/2026	—	—	—	—
	11,540	—	158.79	8/15/2027	—	—	—	—
	9,740	—	166.49	8/14/2028	—	—	—	—
	12,200	—	158.90	8/13/2029	—	—	—	—
	6,813	3,407(2)	209.56	8/11/2030	—	—	—	—
	2,247	4,494(3)	296.00	8/10/2031	—	—	—	—
	—	9,150(4)	299.19	8/16/2032	—	—	—	—
	—	—	—	—	—	—	2,682(5)	1,046,087
	—	—	—	—	—	—	289(5)	112,722
	—	—	—	—	—	—	2,472(6)	964,179
	—	—	—	—	—	—	317(6)	123,643
	—	—	—	—	—	—	3,024(7)	1,179,481

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Executive Compensation

(1)	The market value is calculated by multiplying the closing price of our Common Stock on June 30, 2023, $390.04, by the number of shares.
(2)	Represents Stock Incentives granted on August 11, 2020. The Stock Incentives vest in three equal annual installments beginning August 11, 2021.
(3)	Represents Stock Incentives granted on August 10, 2021. The Stock Incentives vest in three equal annual installments beginning August 10, 2022.
(4)	Represents Stock Incentives granted on August 17, 2022. The Stock Incentives vest in three equal annual installments beginning August 17, 2023.
(5)	Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2023), actual payouts under the calendar years 2021-22-23 LTIP Awards will be in common shares to be issued in April 2024 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP awards beginning January 2021. Ms. Parmentier and Messrs. Ross and Sherrard's target LTIP award amounts reflect additional shares awarded to them as a result of the mid-year leadership changes.
(6)	Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2024), actual payouts under the calendar years 2022-23-24 LTIP Awards will be in common shares to be issued in April 2025 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP awards beginning January 2022. Ms. Parmentier and Messrs. Ross and Sherrard's target LTIP award amounts reflect additional shares awarded to them as a result of the mid-year leadership changes.
(7)	Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2025), actual payouts under the calendar years 2023-24-25 LTIP Awards will be in common shares to be issued in April 2026 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP awards beginning January 2023.

Option Exercises and Stock Vested for Fiscal Year 2023

The following table sets forth information with respect to Stock Incentives that were exercised during fiscal year 2023 and common shares issued under LTIP Awards and RSUs that vested for the Named Executive Officers during fiscal year 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jennifer A. Parmentier	—	—	15,999	4,872,920
Thomas L. Williams	105,500	21,171,740	48,887	15,235,634
Todd M. Leombruno	—	—	8,412	2,621,600
Lee C. Banks	95,950	21,294,577	37,456	7,440,076
Andrew D. Ross	11,540	2,309,731	6,454	3,771,237
Roger S. Sherrard	—	—	6,893	3,908,052
(1)	Calculated by multiplying the number of shares exercised by the difference between the exercise price and closing price of our common stock on the exercise date.
(2)	Calculated by multiplying the number of shares acquired by the closing price of our common stock on the applicable vesting date of LTIP Awards in April 2023, and for Ms. Parmentier and Messrs. Banks, Ross and Sherrard, the value realized also includes vesting values for RSUs granted in August 2018 which vested in August 2022.

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Executive Compensation

Pension Benefits for Fiscal Year 2023

The following table sets forth the actuarial present value of the benefits accumulated by each of the Named Executive Officers under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Jennifer A. Parmentier(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement Program	—	—	—
Thomas L. Williams	Pension Plan	18.6	779,322	—
	Pension Restoration Plan	14.9	5,759,608	—
	Supplemental Retirement Program	18.6	35,433,942	—
Todd M. Leombruno	Pension Plan	30.1	698,689	—
	Pension Restoration Plan	30.1	2,101,835	—
	Supplemental Retirement Program	—	—	—
Lee C. Banks	Pension Plan	31.6	1,049,111	—
	Pension Restoration Plan	31.1	10,051,704	—
	Supplemental Retirement Program	31.6	8,380,466	—
Andrew D. Ross	Pension Plan	24.7	654,134	—
	Pension Restoration Plan	24.7	2,613,149	—
	Supplemental Retirement Program	24.7	3,997,353	—
Roger S. Sherrard	Pension Plan	15.0	196,052	—
	Pension Restoration Plan	15.0	5,759,608	—
	Supplemental Retirement Program	34.0	5,447,522	—
(1)	Credited Service in the Pension Restoration Plan is frozen as of the date the Named Executive Officer becomes 100% vested in the supplemental Retirement Program (typically age 60).
(2)	The present value of the accumulated benefits is calculated under each plan using the following assumptions: (i) a discount rate of 4.88% for the Pension Plan; (ii) a discount rate of 4.87% for each of the Pension Restoration Plan and Supplemental Retirement Program; (iii) no pre-retirement decrements; and (iv) retirement at age 65. For the Pension Plan, additional assumptions include: (i) participants elect a life annuity; and (ii) the Pri-2012 Mortality Table projected generationally with Scale MP-2021. For the Pension Restoration Plan, using each Named Executive Officer’s participant elections under the Pension Restoration Plan, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) discount segment rates of 4.91%, 5.15% and 5.34%. For the Supplemental Retirement Program, using each Named Executive Officer’s participant elections under the Supplemental Retirement Program, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) a discount rate of 2.56%.
(3)	Ms. Parmentier is not eligible to participate in these plans.

The Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program are described in the Compensation Discussion and Analysis section of this Proxy Statement.

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Nonqualified Deferred Compensation for Fiscal Year 2023

The following table sets forth the contributions, earnings, withdrawals/distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan, the Executive Deferral Plan and the Defined Contribution Supplemental Retirement Program during fiscal year 2023.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Jennifer A. Parmentier
Savings Restoration Plan(5)	4,792	72,098	113,320	—	615,601
Executive Deferral Plan	—	—	—	—	—
Defined Contribution Supplemental Retirement Program	—	252,952	554,685	—	3,726,821
Deferred Compensation Plan	6,500	16,000	1,484	—	23,984
Thomas L. Williams
Savings Restoration Plan	—	—	392,059	—	1,514,979
Executive Deferral Plan	—	—	6,040	—	38,038
Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Deferred Compensation Plan	—	—	—	—	—
Todd M. Leombruno
Savings Restoration Plan	5,750	403	113,485	—	660,970
Executive Deferral Plan	30,000	—	40,215	—	302,318
Defined Contribution Supplemental Retirement Program	—	221,802	64,984	—	613,641
Deferred Compensation Plan	42,500	4,750	3,385	—	50,635
Lee C. Banks
Savings Restoration Plan	—	—	526,769	—	2,402,437
Executive Deferral Plan	—	—	1,220,219	—	12,157,121
Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Deferred Compensation Plan	6,100	14,000	1,306	—	21,406
Andrew D. Ross
Savings Restoration Plan	8,182	573	219,724	—	1,014,821
Executive Deferral Plan	—	—	—	—	—
Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Deferred Compensation Plan	4,250	4,750	499		9,499
Roger S. Sherrard
Savings Restoration Plan(5)	7,693	63,452	272,772	—	1,870,512
Executive Deferral Plan	—	—	—	—	—
Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Deferred Compensation Plan	—	—	—	—	—
(1)	For each of the Named Executive Officers, amounts are included in the “Salary” and in the “Non-Equity Incentive Plan Compensation” columns and referenced in footnotes 1 and 4, respectively, of the Summary Compensation Table for Fiscal Year 2023.
(2)	Amounts are included along with our contributions to the Retirement Savings Plan, which is a qualified deferred compensation plan, in the “Company Contributions to Defined Contribution Plans” column in the All Other Compensation components table in footnote 6 of the Summary Compensation Table for Fiscal Year 2023.
(3)	Amounts in this column are not included in the Summary Compensation Table for Fiscal Year 2023, because we do not offer above-market or preferential earnings under our nonqualified deferred compensation plans.
(4)	Includes the following amounts that were deferred during fiscal year 2023 under the Savings Restoration Plan: Ms. Parmentier: $4,792, Mr. Williams—$0, Mr. Leombruno —$5,750, Mr. Banks—$0, Mr. Ross— $8,182 and Mr. Sherrard — $7,693.
(5)	Ms. Parmentier and Mr. Sherrard had nonqualified contributions in their Retirement Income Accounts associated with the Savings Restoration Plan in 2023 in the amounts of $71,763 and $62,914 respectively.

2023 Proxy Statement	71

Executive Compensation

The Savings Restoration Plan, the Executive Deferral Plan, and the Defined Contribution Supplemental Retirement Program are described in the Compensation Discussion and Analysis section of this Proxy Statement. The investment options under each of the plans are identical. During fiscal year 2023, there were up to eleven investment funds that a Named Executive Officer could choose with annual rates of return for the year ended June 30, 2023, ranging from 1.11% to 60.68%. Under the plans, participants have the ability to change their investments at any time.

Potential Payments Upon Termination or Change of Control at June 30, 2023

Each of the Named Executive Officers may be entitled to payments under our executive compensation program upon a termination of employment or a change in control. The events which may trigger these payments include death, long-term disability, retirement, termination for cause, termination without cause, resignation, change in control or a qualifying termination in connection with a change in control. The following narratives and tables describe the payments the Named Executive Officers may receive under the written terms of our executive compensation program plans and arrangements as in effect on June 30, 2023, for each triggering event as if the triggering event occurred on June 30, 2023.

During fiscal year 2016 we adopted new Change in Control Agreements and amended our Executive Deferral Plan to exclude tax gross-ups and to eliminate “modified single trigger” vesting acceleration on a change in control; however, each of the Named Executive Officers became an executive officer prior to our implementation of these changes and, therefore, continues to have an agreement that contains tax gross-ups on a change in control and modified single trigger vesting acceleration on a change in control.

For each of the termination of employment scenarios described in this section, the estimated potential payments and benefits that might be received by each Named Executive Officer are displayed in the table that immediately follows that description.

Payments Generally Available

A Named Executive Officer will generally receive the following upon termination of employment:

●	base salary earned but not yet paid as of the date of termination;
●	Officer ACIP awards earned but not yet paid as of the date of termination;
●	LTIP Award payouts for the most recently completed three-year performance period not yet paid as of the date of termination;
●	amounts accrued and vested under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis section of this Proxy Statement;
●	vested account balances under the Retirement Savings Plan, the Savings Restoration Plan, the Deferred Compensation Plan, the Executive Deferral Plan and the Defined Contribution Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis section of this Proxy Statement; and
●	any accrued and unused vacation pay as of the date of termination.

The Committee may, however, reduce any payments of an ACIP award or LTIP Award payout in its sole discretion, up to and including a reduction to zero.

In determining the amounts reflected in the following tables, we used the following general assumptions and principles.

●	We assumed that each of the triggering events occurred on June 30, 2023. This includes our assumption that, upon a qualifying termination in connection with a change in control, the qualifying termination and change in control both occurred on June 30, 2023.
●	We did not include amounts for base salaries or ACIP awards in the following tables because the amounts are already earned and are not affected by the triggering events, which are assumed to occur on June 30, 2023.
●	Amounts were calculated based on each Named Executive Officer’s age, compensation and years of service as of June 30, 2023.
●	All present values of pension amounts shown for the Pension Plan assume a 4.36% discount rate, the Pri-2012 Mortality Table projected generationally with Scale MP-2021, and assume that the annuity payment elected is 50% joint and survivor.

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●	With the exception of the values for the Supplemental Retirement Program in the “Change in Control” and “Qualifying Termination in Connection with a Change in Control” columns, all lump sum values of pension amounts shown assume the following:
●	for the Pension Restoration Plan, segment rates (after phase-in) of 4.91%, 5.15% and 5.34%, and the applicable mortality table under Section 417(e) of the Internal Revenue Code; and
●	for the Supplemental Retirement Program, a 2.56% discount rate and the applicable mortality table under Section 417(e) of the Internal Revenue Code.
●	We did not include amounts for account balances in the Retirement Savings Plan because this plan is available to all salaried employees. We did not include amounts for account balances under the Savings Restoration Plan and the Executive Deferral Plan because these amounts, which are reported under the “Aggregate Balance at Last Fiscal Year End” column in the Nonqualified Deferred Compensation for Fiscal Year 2023 table on page 71 would not be increased in connection with any triggering event.

Payments upon Death

Upon the death of a Named Executive Officer, in addition to the “Payments Generally Available” described above, the estate or beneficiary of the Named Executive Officer will receive the following:

●	accelerated vesting of all outstanding Stock Incentives;
●	for Stock Incentives granted on or before August 11, 2010, and for Stock Incentives granted on or after August 17, 2011, if the Named Executive Officer is not retirement eligible at the time of death, retention of all outstanding Stock Incentives for the earlier of (i) two years after the Named Executive Officer’s death or (ii) the expiration date listed in the grant letter;
●	for Stock Incentives granted on or after August 17, 2011, if the Named Executive Officer is retirement eligible at the time of death, retention of all outstanding Stock Incentives until the expiration date listed in the grant letter;
●	accelerated vesting of the unvested portion of the Named Executive Officer’s account under our Executive Deferral Plan;
●	account balance in the Defined Contribution Supplemental Retirement Program provided the Named Executive Officer has completed 60 calendar months of service at his or her date of death;
●	pro-rated LTIP Award payouts for the calendar years 2021-22-23, 2022-23-24 and 2023-24-25 performance periods to be determined at the end of the respective performance periods, based on the full number of months of continuous employment during the 2021-22-23, 2022-23-24 and 2023-24-25 calendar years performance periods; and
●	death benefits under the Officer Life Insurance Plan as described in the Compensation Discussion and Analysis beginning on page 60.

In determining the amounts payable upon death reported in the following tables, the following assumptions and principles were used:

●	To calculate the estimated value of the LTIP Awards, we assumed a payout of 100% of the pro-rated LTIP Award target amount and used our closing stock price on June 30, 2023, $390.04. Because the payout of the LTIP Awards is dependent upon our performance against the Peer Group companies during the three-year performance period, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s pro-rated LTIP Award target amount.
●	The death benefit payable under the Officer Life Insurance Plan is funded through individual life insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policy.

Officer	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Officer Life Insurance Death Benefits ($)	Totals ($)
Jennifer A. Parmentier	3,113,398	—	—	—	—	6,935,041	3,726,821	3,400,000	17,175,260
Thomas L. Williams	14,270,714	—	406,240	5,759,608	35,433,942	10,231,139	—	—	66,101,643
Todd M. Leombruno	2,339,968	—	297,255	828,933	—	2,765,774	613,641	3,400,000	10,245,571
Lee C. Banks	6,046,191	—	509,190	4,436,683	15,699,240	4,657,013	—	4,880,001	36,228,318
Andrew D. Ross	1,868,789	—	298,779	1,061,908	8,303,537	2,301,431	—	3,400,000	17,234,444
Roger S. Sherrard	1,868,789	—	115,752	—	8,468,487	1,509,585	—	2,295,000	14,257,613

2023 Proxy Statement	73

Executive Compensation

Payments upon Long-Term Disability

Upon the long-term disability of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;
(ii)	the account balance in the Defined Contribution Supplemental Retirement Program will be paid in a single lump sum as of the date of disability; and
(iii)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan until death subsequently occurs.

In addition, the Named Executive Officer will receive the following:

●	monthly benefits under the Executive Long-Term Disability Plan;
●	six months of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer; and
●
for those Named Executive Officers who were participants prior to January 1, 2008, premium payments under the Officer Life Insurance Plan for the greater of ten years from commencement of plan participation or the number of years until the Named Executive Officer reaches age 65. For those Named Executive Officers who became participants on or after January 1, 2008, the participant will receive premium payments under the Officer Life Insurance Plan until retirement up to age 65.

The benefit in the following table for each of the Named Executive Officers under the Executive Long-Term Disability Plan represents one year of long term disability benefits. The disability benefit payable under the plan is funded through group and individual long-term disability insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policies.

Officer	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Executive Long-Term Disability Benefit ($)	Medical and Dental Benefit ($)	Officer Life Insurance Premiums ($)	Totals ($)
Jennifer A. Parmentier	3,113,398	—	—	—	—	6,935,041	3,726,821	420,000	12,588	64,398	14,272,246
Thomas L. Williams	14,270,714	—	822,500	5,759,608	35,433,942	10,231,139	—	396,000	7,860	59,214	66,980,977
Todd M. Leombruno	2,339,968	—	578,184	1,980,893	—	2,765,774	613,641	420,000	12,588	48,634	8,759,682
Lee C. Banks	6,046,191	—	1,107,799	10,062,241	14,574,182	4,657,013	—	396,000	7,704	31,676	36,882,806
Andrew D. Ross	1,868,789	—	613,032	2,472,189	8,007,541	2,301,431	—	396,000	12,696	32,060	15,703,738
Roger S. Sherrard	1,868,789	—	235,891	—	9,322,066	1,509,585	—	396,000	12,642	39,607	13,384,580

Payments upon Retirement

Upon the retirement of a Named Executive Officer at (A) age 65 or older, or (B) age 60 or older with at least ten years of service, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the vesting schedule in all outstanding Stock Incentives will continue as if employed;
(ii)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;
(iii)	if the Named Executive Officer is (A) age 65 or older, or (B) age 60 or older with at least ten years of service and 12 months of continuous employment during the performance periods, he or she will receive a full LTIP Award payout for calendar years 2020-21-22, 2021-22-23 and 2022-23-24 performance periods, to be determined at the end of the performance periods, as if he or she had remained continuously employed through the end of the performance periods; and
(iv)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan unless death subsequently occurs.

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If a Named Executive Officer retires outside of the age and service thresholds stated in (iii) above, he or she will receive a pro-rated LTIP Award payout for the calendar years 2021-22-23, 2022-23-24 and 2023-24-25 performance periods, to be determined at the end of the respective performance periods, based on the number of full months served during each of the performance periods.

If the Named Executive Officer is less than 60 years of age on the date of retirement, then the Named Executive Officer must seek early retirement approval from the Human Resources and Compensation Committee to receive payments with respect to the following:

●	the Supplemental Retirement Program;
●	the Defined Contribution Supplemental Retirement Program; and
●	account balance in the unvested portion of the Named Executive Officer’s LTIP Award deferrals under our Executive Deferral Plan.

The Named executive Officers' account balances under such nonqualified deferred compensation plans as of June 30, 2022 are set forth in the Nonqualified Deferred Compensation for Fiscal Year 2022 section of this Proxy Statement.

In addition, Named Executive Officers must be at least 55 years of age on the date of retirement to continue to receive premium payments under the Officer Life Insurance Plan which if needed will continue for the greater of ten years from commencement of plan participation or the number of years until they reach age 65. As of June 30, 2023, Mr. Williams had reached 60 years of age with at least 10 years of service and Mr. Banks and Ms. Parmentier had reached 55 years of age with at least 10 years of service.

In determining the amounts payable upon retirement reported in the following table, in the case of Mr. Banks and Ms. Parmentier, we assumed that (neither received) Human Resources and Compensation Committee approval for early retirement.

Officer	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Post-Retirement Insurance Premiums ($)	Totals ($)
Jennifer A. Parmentier	—	—	—	6,935,041	3,726,821	579,583	11,241,445
Thomas L. Williams	822,500	5,759,608	35,433,942	17,343,519	—	59,214	59,418,783
Todd M. Leombruno	578,184	1,964,779	—	2,765,774	613,641	—	5,922,378
Lee C. Banks	1,107,799	10,062,241	14,574,182	10,434,740	—	190,056	36,369,018
Andrew D. Ross	613,032	2,472,189	—	2,301,431	—	356,464	5,743,116
Roger S. Sherrard	235,891	—	—	1,509,585	—	256,482	2,001,958

Payments upon Termination for Cause or Resignation

Upon the termination for cause or the resignation of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above, except that the Named Executive Officer will (i) forfeit his or her Supplemental Retirement Program benefit and his or her Defined Contribution Supplemental Retirement Program benefit if the termination for cause is the result of competition by the Named Executive Officer against us, and (ii) forfeit his or her LTIP Awards if the termination or resignation occurs during the applicable performance period.

In determining the amounts payable upon termination for cause under the Supplemental Retirement Program and the Defined Contribution Supplemental Retirement Program, we assumed that the termination did not result from competition against us.

Officer	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	Totals ($)
Jennifer A. Parmentier	—	—	—	—
Thomas L. Williams	822,500	5,759,608	35,433,942	42,016,050
Todd M. Leombruno	578,184	1,964,779	—	2,542,963
Lee C. Banks	1,107,799	10,062,241	14,574,182	25,744,222
Andrew D. Ross	613,032	2,472,189	—	3,085,221
Roger S. Sherrard	235,891	—	—	235,891

2023 Proxy Statement	75

Executive Compensation

Payments upon Termination without Cause

Upon the termination without cause of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above. In addition, if the Named Executive Officer signs a release of all claims against us, the Named Executive Officer will receive a lump sum payment equal to one week’s pay for each full year of service up to a maximum of twenty-six weeks of pay and continuation of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer for up to three months.

Additionally, he or she will be entitled to pro-rated LTIP Award payouts for the calendar years 2021-22-23, 2022-23-24 and 2023-24-25 performance periods, to be determined at the end of the respective performance periods, based on the number of full months served during each of the performance periods.

In determining the amounts payable upon termination without cause reported in the following tables, we assumed that the Named Executive Officer signed a release.

Officer	Severance Pay ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Medical and Dental Benefits ($)	Totals ($)
Jennifer A. Parmentier	375,000	—	—	—	6,935,041	6,294	7,316,335
Thomas L. Williams	548,077	822,500	5,759,608	35,433,942	10,231,139	3,930	52,799,196
Todd M. Leombruno	425,000	578,184	1,964,779	—	2,765,774	6,294	5,740,031
Lee C. Banks	610,000	1,107,799	10,062,241	14,574,182	4,657,013	3,852	31,015,087
Andrew D. Ross	392,308	613,032	2,472,189	8,007,541	2,301,431	6,348	13,792,849
Roger S. Sherrard	382,500	235,891	—	9,322,066	1,509,585	6,321	11,456,363

Payments upon a Change in Control

A Change in Control occurs if and when:

●
subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

●
during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were our Directors, which we refer to as the Incumbent Board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a Director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the Incumbent Board;

●	our shareholders approve a plan of complete liquidation or dissolution; or
●	we enter into a merger, consolidation or other reorganization, or sell all of our assets, unless:
●
immediately following the business combination, (1) more than 50% of the total voting power eligible to elect Directors of the resulting entity is represented by shares that were common shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the entity resulting from the business combination, and (3) at least a majority of the members of the board of Directors of the resulting entity were members of the Incumbent Board at the time of the approval by the Board of Directors of the execution of the initial agreement providing for such business combination; or

●
the business combination is effected by means of the acquisition of common shares from us, and the Board of Directors approves a resolution providing expressly that such business combination does not constitute a Change in Control.

On July 21, 2008, we adopted certain amendments to our deferred compensation plans and arrangements to comply with Section 409A of the Internal Revenue Code. The amendments included certain modifications to the above definition of “Change in Control” for purposes of those plans and arrangements which were necessary to comply with the definition required by Section 409A.

A Change in Control, either with or without a qualifying termination of a Named Executive Officer (as described below in “Payments upon a Qualifying Termination in Connection with a Change in Control”), has the following effects under the executive compensation plans:

●	any outstanding unvested Stock Incentive held by a Named Executive Officer vests and becomes exercisable immediately upon a Change in Control;

76

Executive Compensation

●
any outstanding LTIP Award will be paid in common shares equal to the greater of (i) the target LTIP Award or (ii) the LTIP Award that would be payable at the end of the performance period assuming a level of financial performance equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control;

●
upon a Change in Control, all amounts previously deferred by a Named Executive Officer under the Executive Deferral Plan, together with a “make whole” amount designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan, will be paid to the executive;

●
upon a Change in Control, under the Supplemental Retirement Program each Named Executive Officer will receive three additional years of age and service credit, a lump-sum payment equal to the present value of the participant’s vested benefit under the Supplemental Retirement Program, and a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment; and

●
upon a Change in Control, any unvested account balance in the Defined Contribution Supplemental Retirement Program is automatically vested and such account shall be increased by three additional years of non-discretionary employer contributions based on the Named Executive Officer’s salary grade and target compensation at the time of the Change in Control. Such increase will not reflect deemed interest and earnings.

In determining the amounts payable upon a Change in Control reported in the following tables, the following assumptions or principles were used.

●	We used the same assumptions in “Payments Generally Available” described above.
●	We assumed that the Change in Control met the requirements of a Change in Control under Section 409A of the Internal Revenue Code unless otherwise noted.
●
For Stock Incentives that vested on the triggering event, we valued the Stock Incentives at an amount per share equal to the difference between our closing stock price on June 30, 2023, $390.04, and the grant price per share for each of the Stock Incentives.

●
For lump sum present values for the Supplemental Retirement Program, we assumed a 0.0% discount rate for a Change in Control that meets the requirements under Section 409A of the Internal Revenue Code and a 2.50% discount rate for a Change in Control that does not meet the requirements of Section 409A. In both instances, we used the applicable mortality table under Section 417(e) of the Internal Revenue Code.

●
To calculate the value of the LTIP Awards, we assumed a payout of 100% of the target LTIP Award and used our closing stock price on June 30, 2023, $390.04. Because the payout of the LTIP Awards is dependent upon the financial performance against the Peer Group equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s target LTIP Award.

Officer	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Defined Contribution Supplemental Retirement Program ($)	Pension Plan ($)(1)	Pension Restoration Plan ($)(1)	Supplemental Retirement Program ($)	Executive Deferral Plan ($)	Deferred Compensation Plan ($)	LTIP Awards ($)	Excise and Related Income Tax Gross-Up ($)	Totals ($)
Jennifer A. Parmentier	3,113,398	—	4,967,020	—	—	—	—	23,984	17,398,124	10,777,369	31,312,875
Thomas L. Williams	14,270,714	—	—	822,500	5,759,608	35,433,942	38,037	—	17,343,519	—	73,630,283
Todd M. Leombruno	2,339,968	—	1,225,641	578,184	1,964,779	—	302,317	50,635	5,926,658	2,542,884	13,403,108
Lee C. Banks	6,046,191	—	—	1,107,799	10,062,241	19,800,477	12,157,120	21,406	10,434,740	—	47,472,854
Andrew D. Ross	1,868,789	—	—	613,032	2,472,189	13,902,641	—	9,499	5,732,418	8,944,796	33,543,364
Roger S. Sherrard	1,868,789	—	—	235,891	—	13,375,868	—	—	3,426,111	7,519,561	26,426,220
(1)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0”. There would also be a corresponding reduction in the excise and related income tax gross-up, and in each of the Named Executive Officers’ total payments.

2023 Proxy Statement	77

Executive Compensation

Payments upon a Qualifying Termination in Connection with a Change in Control

Each of the Change in Control Agreements requires two triggering events to result in any severance payments to the Named Executive Officers:

●	Change in Control; and
●	termination of the employment of the Named Executive Officer in connection with a Change in Control.

Each Change in Control Agreement provides that, if the employment of the Named Executive Officer is terminated during the three years following a Change in Control, or prior to a Change in Control, where the termination was in anticipation of the Change in Control, either by us without “Cause” (as defined in the Change in Control Agreements) or by the Named Executive Officer for “Good Reason” (as described below), the Named Executive Officer shall be entitled to receive the “Payments upon a Change in Control” described above and the following:

●	pro rata base salary, unused vacation, and annual cash and long-term incentive compensation for the year of termination of employment;
●	severance pay equal to three times the Named Executive Officer’s annual base salary and annual cash incentive compensation;
●	continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years;
●
to the extent not previously received, all amounts previously deferred under our non-qualified income deferral plans, together with a “make-whole” amount as described above, where the Named Executive Officer’s termination occurs within two years of a Change in Control that constitutes a “change in control” as defined under Section 409A of the Internal Revenue Code; and

●	a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code.

“Good Reason” for termination of employment by the Named Executive Officer includes diminution in duties, reduction in compensation or benefits, relocation, or resignation from employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control.

Officer	Severance Pay ($)	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Defined Contribution Supplemental Retirement Program ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program(1) ($)	Executive Deferral Plan ($)	Deferred Compensation Plan ($)	LTIP Awards ($)	Executive Long-Term Disability Premiums ($)	Medical and Dental Benefits ($)	Officer Life Insurance Premiums ($)	Excise and Related Income Tax Gross-Up ($)	Totals ($)
Jennifer A. Parmentier	8,773,616	3,113,398	—	4,967,020	—	—	—	—	23,984	17,398,124	12,588	75,528	193,194	15,928,067	50,485,519
Thomas L. Williams	14,303,714	14,270,714	—	—	822,500	5,759,608	35,433,942	38,037	—	17,343,519	7,860	47,160	—	—	87,989,017
Todd M. Leombruno	5,847,319	2,339,968	—	1,225,641	578,184	1,964,779	—	302,317	50,635	5,926,658	12,588	75,528	145,902	6,002,120	24,169,322
Lee C. Banks	10,258,653	6,046,191	—	—	1,107,799	10,062,241	17,851,069	12,157,120	21,406	10,434,740	7,704	46,224	95,028	—	55,931,055
Andrew D. Ross	5,490,449	1,868,789	—	—	613,032	2,472,189	13,902,641	—	9,499	5,732,418	12,696	76,176	118,821	12,232,818	42,529,528
Roger S. Sherrard	4,920,607	1,868,789	—	—	235,891	—	13,375,868	—	—	3,426,111	12,642	75,852	96,180	10,497,703	34,509,643
(1)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is as follows: Ms. Parmentier—$0; Mr. Williams—$35,433,942; Mr. Leombruno—$0; Mr. Banks—$18,851,069; ; Mr. Ross—$12,717,534 and Mr. Sherrard—$12,434,160. There would also be a corresponding reduction in the excise and related income tax gross-up in the total payments for each of the Named Executive Officers.

78

Executive Compensation

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Jennifer Parmentier, our Chief Executive Officer, to the annual total compensation of our median team member.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. The SEC rules for identifying the median compensated team member and calculating the pay ratio based on that team member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio we report may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.

Mr. Williams and Ms. Parmentier both served as our Chief Executive Officer during the 2023 fiscal year. The Chief Executive Officer annual total compensation for purposes of this disclosure is $16,465,051 and represents the total Summary Compensation Table compensation for Ms. Parmentier for fiscal 2023, annualized based on Ms. Parmentier’s period of service during the 2023 fiscal year and reasonable estimates regarding her compensation that would have been applicable had she been Chief Executive Officer during the entire 2023 fiscal year. Using the Summary Compensation Table methodology, the annual total compensation of our median team member for fiscal year 2023 is $80,647. As a result, we estimate that the ratio of our Chief Executive Officer’s annual total compensation to that of our median team member for fiscal year 2023 was 204 to 1.

There have been no changes to our employee population or employee compensation arrangements during the 2023 fiscal year that we believe would result in a significant change to our pay ratio disclosure and, as a result, we are permitted to use the same median team member identified for fiscal year 2022 for purposes of our fiscal year 2023 Chief Executive Officer pay ratio disclosure. During fiscal 2023, we did complete the acquisition of Meggitt PLC; however, SEC rules permit us to omit the approximately 9,000 team members of Meggitt PLC for purposes of determining our median team member for fiscal year 2023. We expect to take these team members into consideration for purposes of the Chief Executive Officer pay ratio disclosure for fiscal 2024.

Accordingly, for purposes of the fiscal year 2023 Chief Executive Officer pay ratio set forth above, we used the same median-paid team member identified with respect to our fiscal year 2022 Chief Executive Officer pay ratio.

For purposes of the fiscal year 2022 Chief Executive Officer pay ratio, we identified the “median team member” from our employee population on April 30, 2022, which included full-time, part-time, temporary, and seasonal team members who were employed on that date, whether in the U.S. or in foreign jurisdictions. As of April 30, 2022, we estimated there were 25,296 U.S. team members and 25,677 non-U.S. team members included in our team member population. We excluded independent contractors and leased employees from our calculation as any independent contractors or leased employees have compensation determined by an unaffiliated third party. We further applied the de minimis exemption, which permits exempting non-U.S. team members that account for five percent or less of our total U.S. and non-U.S. team members. In total, 694 team members were excluded, consisting of the parenthetical numbers below in the following countries: Algeria (1), Argentina (33), Austria (20), Belarus (2), Chile (32), Denmark (36), Greece (1), Hong Kong (32), Hungary (1), Indonesia (44), Ireland (43), Israel (2), Kazakhstan (1), Lebanon (1), New Zealand (21), Norway (52), Peru (4), Portugal (3), Romania (2), Russian Federation (18), Singapore (113), Slovakia (1), Slovenia (3), South Africa (116), Taiwan (Province of China) (29), Turkey (42) and United Arab Emirates (41).

The consistently applied compensation measure we used was total cash compensation for fiscal year 2022. We annualized the earnings of all permanent employees who were on a leave of absence or were new-hires during the measurement period for fiscal year 2022. We did not make any other adjustments permissible by the SEC nor did we make any other material assumptions or estimates to identify our median employee.

2023 Proxy Statement	79

Executive Compensation

Pay Versus Performance Disclosure

Our executive compensation program is designed to align pay outcomes with annual and long-term business performance and shareholders’ interests. Our program design choices, including the level of pay at risk, the mix of short-term and long-term incentives, the mix of long-term incentive vehicles, the metrics selected, and the rigor of incentive goals, all work together toward this objective.

The Human Resources and Compensation Committee, along with its independent compensation consultant, Mercer, routinely assesses the relationship between our executive compensation program and the financial and total shareholder return (TSR) performance of the company as discussed in the Compensation Discussion and Analysis section of this proxy statement. The results of these analyses have influenced our pay decisions and the evolution of our compensation program to help ensure strong pay and performance alignment.

The new Pay vs. Performance disclosure, as required by the SEC, provides an additional perspective on pay and performance alignment by evaluating the link between “Compensation Actually Paid,” herein referred to as “CAP”, as defined by the SEC, and various measures of market and financial performance.

Pay Versus Performance Table

In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Human Resources and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Thomas L. Williams(1) ($)	Compensation Actually Paid to Thomas L. Williams(1)(2)(3) ($)	Summary Compensation Table Total for Jennifer A. Parmentier(1) ($)	Compensation Actually Paid to Jennifer A. Parmentier(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income ($ Millions)	EPS Growth Relative to Peer Group(5)
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	18,657,423	44,288,911	16,404,346	35,395,261	7,044,646	16,016,277	223.03	164.12	2,083	78th Percentile
2022	18,448,169	14,327,292	—	—	5,842,460	5,316,820	138.26	131.12	1,316	28th Percentile(6)
2021	17,034,500	55,284,335	—	—	4,631,585	13,265,147	170.00	151.45	1,747	78th Percentile
(1)	Thomas L. Williams was our PEO during the period covered by the table through December 31, 2022. Jennifer A. Parmentier was our PEO from January 1, 2023 through the end of the period covered by the table. The individuals comprising the Non-PEO NEOs for each fiscal year presented are listed below.

2021	2022	2023
Todd M. Leombruno	Todd M. Leombruno	Todd M. Leombruno
Lee C. Banks	Lee C. Banks	Lee C. Banks
Joseph R. Leonti	Jennifer A. Parmentier	Andrew D. Ross
Andrew M. Weeks	Andrew M. Weeks	Roger S. Sherrard
Catherine A. Suever

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the Summary Compensation Table Totals with certain adjustments as described in footnote 3 below.
(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns are the totals from the Stock Awards and Option Awards columns set forth in the applicable Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value columns reflect the amounts attributable to any positive Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Thomas L. Williams ($)	Exclusion of Change in Pension Value for Thomas L. Williams ($)	Exclusion of Stock Awards and Option Awards for Thomas L. Williams ($)	Inclusion of Pension Service Cost for Thomas L. Williams ($)	Inclusion of Equity Values for Thomas L. Williams ($)	Compensation Actually Paid to Thomas L. Williams ($)
2023	18,657,423	(5,949,240)	(8,690,068)	1,987,286	38,283,510	44,288,911
2022	18,448,169	(3,044,860)	(10,083,515)	1,907,392	7,100,106	14,327,292
2021	17,034,500	(3,344,243)	(9,069,534)	1,990,478	48,673,134	55,284,335

80

Executive Compensation

Year	Summary Compensation Table Total for Jennifer A. Parmentier ($)	Exclusion of Change in Pension Value for Jennifer A. Parmentier ($)	Exclusion of Stock Awards and Option Awards for Jennifer A. Parmentier ($)	Inclusion of Pension Service Cost for Jennifer A. Parmentier ($)	Inclusion of Equity Values for Jennifer A. Parmentier ($)	Compensation Actually Paid to Jennifer A. Parmentier ($)
2023	16,404,346	—	(11,780,324)	—	30,771,239	35,395,261

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2023	7,044,646	(516,053)	(3,569,094)	441,917	12,614,861	16,016,277
2022	5,842,460	(7,901)	(3,342,637)	263,749	2,561,149	5,316,820
2021	4,631,585	(650,832)	(2,187,866)	264,968	11,207,292	13,265,147

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Thomas L. Williams ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Thomas L. Williams ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Thomas L. Williams ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Thomas L. Williams ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Thomas L. Williams ($)	Total - Inclusion of Equity Values for Thomas L. Williams ($)
2023	15,356,992	15,835,188	—	7,091,330	—	38,283,510
2022	11,250,580	(5,017,567)	—	867,093	—	7,100,106
2021	18,073,024	19,834,252	—	10,765,858	—	48,673,134

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jennifer A. Parmentier ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jennifer A. Parmentier ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jennifer A. Parmentier ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jennifer A. Parmentier ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jennifer A. Parmentier ($)	Total - Inclusion of Equity Values for Jennifer A. Parmentier ($)
2023	25,166,424	4,025,045	—	1,579,770	—	30,771,239

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non- PEO NEOs ($)
2023	7,048,322	3,708,465	27,085	1,830,989	—	12,614,861
2022	3,710,087	(1,403,787)	97,772	157,077	—	2,561,149
2021	3,752,189	4,488,682	401,189	2,565,232	—	11,207,292
(4)	The Peer Group TSR set forth in this table utilizes the S&P 500 Industrials (Sector) Index (“S&P Industrials Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended June 30, 2023. The comparison assumes $100 was invested (with reinvestment of dividends) for the period starting June 30, 2020, through the end of the listed year in the Company and in the S&P Industrials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)	We determined EPS Growth Relative to Peer Group to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2023. As described in the Compensation Discussion & Analysis, the LTIP Award for the three-year performance period is, in part, based on a comparison of the Company’s EPS growth relative to the Peer Group companies in the aggregate. However, in compliance with SEC guidance, the table above reflects our relative as reported earnings per share performance for each listed fiscal year as compared with the Peer Group companies disclosed in the Compensation Discussion & Analysis. This performance measure may not have been the most important financial performance measure for years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.
(6)	The relative performance of as reported earnings per share in fiscal year 2022 was significantly impacted by costs associated with our acquisition of Meggitt PLC.

2023 Proxy Statement	81

Executive Compensation

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income

82

Executive Compensation

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and EPS Growth Relative to Peer Group

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our EPS Growth Relative to Peer Group during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus EPS Growth Relative to Peer Group

Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P Industrials Index over the same period.

Comparison of Cumulative TSR of Parker-Hannifin Corporation and S&P Industrials Index

$250
$200
$150
$100
$50
$0
TSR (6/30/2020 Indexed to $100)
170.00
151.45
138.26
131.12
223.03
164.12
6/30/2020
6/30/2021
6/30/2022
6/30/2023
Parker-Hannifin Corporation TSR
S&P Industrials Index TSR

2023 Proxy Statement	83

Executive Compensation

2023 Performance Measures

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

EPS Growth Relative to Peer Group
Segment Operating Income
Sales Revenue
Cash Flow Margin
Sales Revenue Growth Relative to Peer Group
Average Return on Invested Capital

84

Item 3 - Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors is responsible for the selection, retention and recommendation of our independent auditor. The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate, our independent auditor. In addition, the Audit Committee ensures the regular evaluation and rotation of the lead audit partner.

The Audit Committee recommends ratification of its appointment of Deloitte & Touche LLP ("D&T") as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2024. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2023, and has served as our independent auditor since fiscal year 2008. A representative of D&T is expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR“ THE PROPOSAL TO RATIFY THE APPOINTMENT OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2024.

Audit Fees and All Other Fees

The following table sets forth the aggregate fees billed, or expected to be billed, for audit fees, audit-related fees, tax fees (compliance and planning), and all other fees for services rendered by D&T for the fiscal years ended June 30, 2023, and 2022:

	Twelve Months Ended June 30,
	2023	2022
Audit Fees. Fees for auditing our annual consolidated financial statements, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC and services normally provided in connection with statutory and regulatory filings or engagements.	$13,477,000	$9,873,000
Audit-Related Fees. Fees for assurance and related services provided to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in “Audit Fees.” Fiscal year 2023 related primarily to agreed upon procedures reports and other audit-related services and 2022 fees related primarily to the divestiture of the Aircraft Wheel and Brake Division.	$7,000	$1,375,000
Tax Fees—Compliance. Fees billed with respect to tax compliance services, such as global assistance in preparing various types of tax returns.	$988,525	$875,877
Tax Fees—Planning. Fees billed for tax planning services.	$228,708	$485,825
All Other Fees. Fiscal year 2023 and 2022 fees billed were in connection with strategy consultation services related to the acquisition of Meggitt.	$2,236,756	$764,392

2023 Proxy Statement	85

Item 3 - Ratification of the Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policies and Procedures

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically provides for the pre-approval of certain permissible services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis. All of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with our formal policy on auditor independence.

Under this policy, the Audit Committee can also pre-approve estimated fees for permissible non-audit services that may arise in the ordinary course of business. Before engaging our independent registered public accounting firm for such ordinary course services, (i) the services and fees are reviewed to ensure compliance with the policy by the independent registered public accounting firm, our Vice President and Controller, and the Company team members requesting the services and (ii) the independent registered public accounting firm and the Company confirm the services are permissible under the SEC and PCAOB independence rules. The Audit Committee is informed quarterly as to the status of pre-approved services actually provided by the independent auditor. This policy does not delegate the Audit Committee’s responsibility to pre-approve all services performed by our independent registered public accounting firm.

The Chair of the Audit Committee has been authorized by the Audit Committee to pre-approve services arising during the year that were not pre-approved by the Audit Committee at the time of the annual audit services engagement, subject to predefined financial limits set by the Audit Committee. Services that are pre-approved by the Audit Committee Chair are then communicated to, and ratified by, the full Audit Committee at the Audit Committee’s next regularly scheduled meeting.

Ratification of the appointment of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2024, requires the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented and entitled to vote on the proposal at the Annual Meeting of Shareholders. The Audit Committee and the Board of Directors believe that the continued retention of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2024, is in our best interest and the best interest of our shareholders.

Report of the Audit Committee

The Audit Committee of our Board of Directors consists of six Directors, each of whom is independent as defined in our Independence Standards for Directors and in compliance with the independence standards applicable to audit committee members in the listing standards of the New York Stock Exchange and under the federal securities laws. The responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, a copy of which is available on the Corporate Governance page of our investor relations website at www.phstock.com.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2023, with management and with Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2023.

The Audit Committee has discussed with D&T the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and has discussed with D&T its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended June 30, 2023, be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC.

Audit Committee:

Linda A. Harty, Chair
Jillian C. Evanko
Kevin A. Lobo
Åke Svensson
Laura K. Thompson
James R. Verrier

86

Beneficial Ownership of Common Stock

Principal Shareholders

The following table sets forth, as of July 31, 2023, except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of our common shares and the number of common shares and the percentage so owned, as well as the beneficial ownership of our common shares by our Directors, the Named Executive Officers and all of our Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percentage of Class(b)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	10,212,752(c)	7.95%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,405,251(d)	6.50%
Jillian C. Evanko	1,770
Denise Russell Fleming	—
Lance M. Fritz	5,684
Linda A. Harty	5,823
Kevin A. Lobo	10,310
Joseph Scaminace	9,506(e)
Åke Svensson	7,858
Laura K. Thompson	3,570
James R. Verrier	6,541
James L. Wainscott	20,942
Thomas L. Williams	654,806(f)
Todd M. Leombruno	53,321(g)
Lee C. Banks	319,183(h)
Jennifer A. Parmentier	77,377(i)
Andrew D. Ross	56,797(j)
Roger S. Sherrard	93,358(k)
All Directors and executive officers as a group (26 persons)	1,572,038(l)	1.03%
(a)	Unless otherwise indicated, the beneficial owner has sole voting and investment power.
(b)	No Director or executive officer beneficially owned more than 1% of our common shares as of July 31, 2023.
(c)
Pursuant to a statement filed by The Vanguard Group with the SEC on February 9, 2023, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, The Vanguard Group has reported that, as of December 30, 2022, it had shared voting power over 201,423 common shares; sole dispositive power over 9,150,495 common shares; and shared dispositive power over 508,113 common shares.

(d)
Pursuant to a statement filed by BlackRock, Inc. with the SEC on February 2, 2023, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, BlackRock, Inc. has reported that, as of December 31, 2022, it had sole voting power over 7,496,201 common shares and sole dispositive power over 8,405,251 common shares.

(e)	This amount includes 1,700 common shares indirectly owned by Mr. Scaminace through the Joseph Scaminace Foundation.
(f)
This amount includes 2,655 common shares as to which Mr. Williams holds voting power pursuant to the Retirement Savings Plan as of July 31, 2023, and 396,895 common shares subject to Stock Incentives exercisable by Mr. Williams on or prior to September 30, 2023, granted under our stock incentive plans.

(g)
This amount includes 3,687 common shares as to which Mr. Leombruno holds voting power pursuant to the Retirement Savings Plan as of July 31, 2023, and 34,178 common shares subject to Stock Incentives exercisable by Mr. Leombruno on or prior to September 30, 2023, granted under our stock incentive plans.

2023 Proxy Statement	87

Beneficial Ownership of Common Stock

(h)
This amount includes 13,909 common shares owned indirectly by Mr. Banks through the Elizabeth K. Banks Revocable Trust, 549 common shares owned indirectly by Mr. Banks through the Lee and Elizabeth Banks Family Foundation, 13,077 common shares as to which Mr. Banks holds voting power pursuant to the Retirement Savings Plan as of July 31, 2023, and 181,172 common shares subject to Stock Incentives exercisable by Mr. Banks on or prior to September 30, 2023, granted under our stock incentive plans.

(i)
This amount includes 404 common shares owned indirectly by Ms. Parmentier, 1,226 common shares as to which Ms. Parmentier holds voting power pursuant to the Retirement Savings Plan as of July 31, 2023, and 51,716 common shares subject to Stock Incentives exercisable by Ms. Parmentier on or prior to September 30, 2023, granted under our stock incentive plans.

(j)
This amount includes 404 common shares owned indirectly by Mr. Ross, 4,381 common shares as to which Mr. Ross holds voting power pursuant to the Retirement Savings Plan as of July 31, 2023, and 38,892 common shares subject to Stock Incentives exercisable by Mr. Banks on or prior to September 30, 2023, granted under our stock incentive plans.

(k)
This amount includes 5,686 common shares as to which Mr. Sherrard holds voting power pursuant to the Retirement Savings Plan as of July 31, 2023, and 10,949 common shares subject to Stock Incentives exercisable by Mr. Sherrard on or prior to September 30, 2023, granted under our stock incentive plans.

(l)
This amount includes 659,930 common shares for which voting and investment power are shared, 30,712 common shares as to which all executive officers as a group hold voting power pursuant to the Retirement Savings Plan as of July 31, 2023, and 881,396 common shares subject to Stock Incentives exercisable on or prior to September 30, 2023, granted under our stock incentive plans held by all executive officers as a group.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, Directors and beneficial owners of more than 10% of our Common Shares to file initial stock ownership reports and reports of changes in ownership with the SEC. Based solely on a review of these reports, as filed electronically with the SEC during fiscal year 2023, and upon written representations from our executive officers and Directors, we believe that all Directors, Officers and 10% or greater beneficial owners complied with all such filing requirements for fiscal year 2023.

88

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company's equity compensation plans as of June 30, 2023, unless otherwise indicated.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under Equity compensation plans
Equity compensation plans approved by security holders	4,870,389(1)	$203.21	13,169,000(2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,870,389	$203.21	13,169,000
(1)	Includes the maximum future payouts of common stock that may be issued under the calendar year 2020-21-22, 2021-22-23 and 2022-23-24 long term incentive performance awards ("LTIP awards"). For these LTIP awards, payouts will be determined based on achieving an average return on average equity of four percent or an average free cash flow margin of four percent. If these performance measures are achieved, the participants will be eligible to receive the maximum payout of 200 percent. The Human Resources and Compensation Committee will then compare our performance to that of a group of our peers and, if appropriate, apply its discretion to reduce the final payouts based on any performance measures that the Committee determines to be appropriate.
(2)	The maximum number of shares of our common stock that may be issued under the Amended and Restated 2016 Omnibus Stock Incentive Plan is 23.8 million shares, of which approximately 3.2 million shares are available for future issuance. The maximum number of shares that may be issued under the Global Employee Stock Purchase Plan is 10 million shares, of which approximately 9.9 million shares are still available for future issuance. The amounts in this column and in this footnote with respect to the Amended and Restated 2016 Omnibus Stock Incentive Plan have been reduced from corresponding amounts reported in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, to reflect the shares that may be issued with respect to outstanding LTIP awards that are accounted for in the first column of this table.

2023 Proxy Statement	89

Item 4 - To approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan

Shareholder approval is sought for the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PARKER-HANNIFIN CORPORATION 2023 OMNIBUS STOCK INCENTIVE PLAN.

Introduction
We are asking shareholders to approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (the “2023 Plan”). Our Board of Directors is recommending that the Company’s shareholders vote in favor of the 2023 Plan, which will succeed the Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan (including as amended or amended and restated from time to time, the “2016 Plan”). The 2016 Plan has 2,413,628 shares remaining available for new awards as of the date of this Proxy Statement, but if the 2023 Plan is approved by our shareholders, no further grants will be made under the 2016 Plan. However, outstanding awards under the 2016 Plan will generally continue in effect in accordance with their terms.

The 2023 Plan will continue to afford the Human Resources and Compensation Committee (the “Compensation Committee”) of our Board of Directors the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by providing 2023 Plan participants with an opportunity to own shares, thereby aligning the interests of such participants with our shareholders.

Shareholder approval of the 2023 Plan would constitute approval of 11,300,000 common shares, $.50 par value per share, of the Company (“Shares”), minus any Shares subject to awards granted under the 2016 Plan after August 31st and prior to the date of the 2023 Annual Meeting of Shareholders (the “Annual Meeting”), to be available for awards under the 2023 Plan, as described below and in the 2023 Plan. Such amount is subject to adjustment, including under the 2023 Plan’s share counting rules. If the 2023 Plan is approved by our shareholders, it will be effective as of the day of the Annual Meeting. If the 2023 Plan is not approved by our shareholders, no awards will be made under the 2023 Plan, and the 2016 Plan will remain in effect in accordance with its terms.

The actual text of the 2023 Plan is attached to this Proxy Statement as Exhibit A. The following description of the 2023 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Exhibit A.

Why We Believe You Should Vote for this Proposal
The 2023 Plan authorizes the Compensation Committee (or such other committee designated to administer the 2023 Plan) to provide equity-based compensation in the forms described below for the purpose of advancing the interests of the Company and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and its subsidiaries by motivating such persons to contribute to the growth and profitability of the Company and its subsidiaries. Some of the key features of the 2023 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2023 Plan is critical to achieving this success. We would be at a significant competitive disadvantage if we could not use Share-based awards to recruit and compensate our employees and directors. The use of Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.

90

Item 4 - To approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan

As of August 31, 2023, 2,413,628 Shares remained available for issuance under the 2016 Plan. If the 2023 Plan is not approved, it may be necessary to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better used for other purposes.

The following includes aggregated information regarding our view of the overhang and dilution associated with the 2016 Plan and the Company's 2009 Omnibus Stock Incentive Plan (the "2009 Plan" and, together with the 2016 Plan, the "Predecessor Plans") and the potential dilution associated with the 2023 Plan. This information is as of August 31, 2023. As of that date, there were approximately 128,510,424 Shares outstanding:

Under the Predecessor Plans (as of August 31, 2023)

●	Outstanding full-value awards (restricted stock units (“RSUs”) and performance-based long-term incentive plan (“LTIP”) awards), assuming maximum payout with respect to performance-based awards: 983,925 Shares (approximately 0.77% of our outstanding Shares);
●	Outstanding stock appreciation rights (“SARs”): 4,179,115 Shares (approximately 3.25% of our outstanding Shares) (outstanding SARs have a weighted average grant price of $226.99 and a weighted average remaining term of 6.43 years);
●	Total Shares subject to outstanding awards, as described above (full-value awards and SARs): 5,163,040 Shares (approximately 4.02% of our outstanding Shares);
●	Total Shares available for future awards under the 2016 Plan: 2,413,628 Shares (approximately 1.88% of our outstanding Shares) (however, as noted above, no further grants will be made under the 2016 Plan upon the effective date of the 2023 Plan, so we view the remaining Shares available under the 2016 Plan as of August 31, 2023 as included in the 11,300,000 shares requested for the new 2023 Plan based on the design of the new 2023 Plan); and
●	In summary, the total number of Shares subject to outstanding awards (5,163,040 Shares) under the Predecessor Plans, plus the total number of Shares available for future awards under the 2016 Plan (2,413,628 shares), represents an overhang percentage of approximately 5.90% as of August 31, 2023 (in other words, the potential dilution of the holders of Shares represented by the 2016 Plan).

Under the 2023 Plan (as of August 31, 2023)

●	Proposed Shares available for awards under the 2023 Plan: 11,300,000 Shares, assuming none of the 2,413,628 Shares remaining available for awards under the 2016 Plan are granted prior to the effectiveness of the 2023 Plan (approximately 8.79% of our outstanding Shares – this percentage reflects the simple dilution of the holders of Shares that would occur if the 2023 Plan is approved); and
●	The total Shares subject to outstanding awards as of August 31, 2023 (5,163,040 Shares), plus the proposed Shares available for future awards under the 2023 Plan (11,300,000 Shares), represent an approximate total overhang of 16,463,040 Shares (approximately 12.81%) under the 2023 Plan.

Based on the closing price on New York Stock Exchange for our Shares on August 31, 2023 of $416.90 per Share, the aggregate market value as of August 31, 2023 of the 11,300,000 Shares requested under the 2023 Plan was $4,710,970,000. However, note that our historical practice has been to grant a mix of Appreciation Awards and Full Value Awards (as defined below) and, because Full Value Awards count against the share pool as 3.09 shares pursuant to the 2023 Plan’s fungible share ratio, we currently anticipate that we will not actually use all eligible shares.

In fiscal years 2021, 2022, and 2023 we granted awards under the 2016 Plan covering an aggregate of 1,028,584 Shares, 730,046 Shares, and 891,303 Shares, respectively (assuming target performance with respect to performance-based awards). Based on our basic weighted average Shares outstanding for those fiscal years of approximately 128,999,879, 128,539,387, and 128,367,842, respectively, for the three-fiscal-year period 2021-2023, our average burn rate, not taking into account forfeitures, was approximately 0.69% (our individual years’ burn rates were 0.80% for fiscal 2021, 0.57% for fiscal 2022, and 0.69% for fiscal 2023).

Please note that, as of August 31, 2023, 9,940,706 Shares remained available under our Global Employee Stock Purchase Plan.

In determining the number of Shares to request for approval under the 2023 Plan, our management worked with the Compensation Committee and its independent compensation consultant to evaluate a number of factors, including our recent Share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2023 Plan.

If the 2023 Plan is approved, we intend to utilize the Shares authorized under the 2023 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the Shares requested in connection with the approval of the 2023 Plan will last for about three to four years, based on our historic grant rates and the approximate current Share price, but could last for a different

2023 Proxy Statement	91

Item 4 - To approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan

period of time if actual practice does not match recent rates or our Share price changes materially. As noted below, our Compensation Committee (or such other committee administering the 2023 Plan from time to time) retains full discretion under the 2023 Plan to determine the number and amount of awards to be granted under the 2023 Plan, subject to the terms of the 2023 Plan, and future benefits that may be received by participants under the 2023 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical Share usage has been responsible and mindful of shareholder interests, as described above.

In evaluating this proposal, shareholders should consider all of the information in this proposal.

Plan Highlights
Below are certain highlights of the 2023 Plan. These features of the 2023 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2023 Plan and shareholders’ interests, consistent with sound corporate governance practices:

●	Reasonable 2023 Plan Limits. Subject to adjustment as described in the 2023 Plan and the 2023 Plan’s share counting rules, 11,300,000 Shares, minus any Shares subject to awards granted under the Predecessor Plans after August 31st and prior to the date of the Annual Meeting, are available for issuance under the 2023 Plan, plus the number of Shares that are added (or added back, as applicable) to the aggregate number of Shares available under the 2023 Plan pursuant to the Share counting rules of the 2023 Plan (as described below). These Shares may be either unauthorized but unissued or reacquired Shares or any combination thereof.
●	Minimum Vesting Requirement. Awards granted under the 2023 Plan (other than cash-based awards) will be subject to a vesting period or performance period of at least one year, with customary exceptions for: (a) Substitute Awards (as defined below); (b) Shares delivered in lieu of fully vested cash obligations; (c) awards to non-employee directors that vest on the earlier of the one-year anniversary of the applicable grant date and the next annual meeting of the Company’s shareholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s shareholders; and (d) any additional awards the Committee (as defined below) may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the 2023 Plan (as adjusted pursuant to the 2023 Plan equitable adjustment provisions). However, the Committee may (1) provide for continued vesting or accelerated vesting for any award under the 2023 Plan upon certain events, including in connection with or following a participant’s death, disability, or termination of service or a change in control or (2) exercise its discretionary acceleration authority under the 2023 Plan at any time following the grant of an Award. “Substitute Awards” are awards granted in assumption of, or in substitution, conversion or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the company directly or indirectly combines and/or engages in a corporate acquisition or merger transaction.
●	Fungible Share Counting Ratio. Each Share delivered under an Appreciation Award will be counted against the 2023 Plan’s share limit as one Share for every one Share subject to the award. Each Share delivered under a Full Value Award will be counted against the 2023 Plan’s share limit as 3.09 Shares for every one Share subject to the award. An “Appreciation Award” is (1) a stock option or SAR or (2) any other award with a per share or per unit purchase price equal to at least 100% of the fair market value per Share (as defined in the 2023 Plan) on the grant date. A “Full Value Award” is any award (other than a stock option or SAR) with a per share or per unit purchase price of less than 100% of the fair market value per Share on the grant date.
●	Incentive Stock Option Limit. The 2023 Plan also provides that, subject to adjustment as described in the 2023 Plan, the aggregate number of Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) granted under the 2023 Plan will not exceed 11,300,000 Shares.
●	No Repricing Without Shareholder Approval. Outside of certain corporate transactions or adjustment events described in the 2023 Plan or in connection with a “change in control” (as defined below), the exercise price of outstanding options or SARs cannot be reduced, nor can “underwater” options or SARs be cancelled in exchange for cash or replaced with other awards or options with a lower exercise price, without shareholder approval under the 2023 Plan. This provision of the 2023 Plan may not be amended without approval by the Company’s shareholders.
●	Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in the 2023 Plan, in no event will any non-employee director of the Company in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the grant date as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

92

Item 4 - To approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan

●	Change in Control Definition. The 2023 Plan includes a non-liberal definition of “change in control,” which is described below.
●	Exercise Price Limitation. Except with respect to Substitute Awards, no stock options or SARs will be granted with an exercise price or grant price, as applicable, less than the fair market value of one Share on the date of grant.
●	Clawback Provisions. The 2023 Plan includes clawback provisions, as described below.
●	No Dividends or Dividend Equivalents on Options or SARs. Stock options and SARs granted under the 2023 Plan will not provide for dividends or dividend equivalents.
●	Non-Liberal Share Counting. If, after the effective date of the 2023 Plan, an outstanding 2023 Plan award (or, after August 31, 2023, an award under a Predecessor Plan) for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to a 2023 Plan award (or, after August 31, 2023, an award under the Predecessor Plan) subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the participant’s purchase price, the Shares allocable to the terminated portion of such award or such forfeited or repurchased Shares will again be available for issuance under the 2023 Plan. Any Share that becomes available under the 2023 Plan pursuant to the share counting rules will be added (or added back, as applicable) as (1) one Share if such Share was subject to an Appreciation Award, (2) as 3.09 Shares if such Share was subject to a Full Value Award granted under the 2023 Plan, (3) as 4.07 Shares if such Share was subject to a Full Value Award granted under the 2016 Plan (4) as 2.55 Shares if such Share was subject to a Full Value Award granted under the 2009 Plan on or after the date of the Company's 2012 annual meeting of shareholders, and (5) as 1.87 Shares if such Share was subject to a Full Value Award granted under the 2009 Plan before the date of the Company's 2012 annual meeting of shareholders.

Notwithstanding the foregoing, the following Shares will not extend or increase the maximum share limit contained in the 2023 Plan (or otherwise be added to such maximum share limit): (a) shares withheld by the Company or any subsidiary, tendered or otherwise used in payment of the exercise price of a stock option; (b) Shares withheld by the Company or any subsidiary, tendered or otherwise used to satisfy a tax withholding obligation; and (c) Shares that are repurchased by the Company with stock option proceeds. All Shares covered by a SAR, to the extent that it is exercised and settled in Shares, or any stock option subject to a “net-exercise” (as described in the 2023 Plan) will be considered delivered pursuant to the 2023 Plan, whether or not Shares are actually delivered to the participant upon exercise of the right. Shares delivered under the 2023 Plan as a Substitute Award or in settlement of a Substitute Award will not reduce or be counted against the Shares available for awards under the 2023 Plan and will not count against the 2023 Plan’s share limit to the extent that the rules and regulations of any stock exchange or other trading market on which the shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations; provided that no Shares subject to any such Substitute Award will extend or increase the maximum share limit contained in the 2023 Plan (or otherwise be added to such maximum share limit).

Summary of Other Material Terms of the 2023 Plan
Administration. The 2023 Plan will generally be administered by the Compensation Committee, or any other committee or subcommittee of the Company’s Board of Directors, if any, that is duly appointed to administer the 2023 Plan in accordance with the 2023 Plan’s terms. Our Board of Directors may reserve to itself any or all of the authority and responsibility of the Compensation Committee (or such other committee) under the 2023 Plan or may act as administrator of the 2023 Plan for any and all purposes. All references to the “Committee” in this proposal refer to the Compensation Committee, such other committee designated by the Board of Directors, or the Board of Directors, as applicable. In general, the Committee may delegate its authority under the 2023 Plan to another person or person that it deems appropriate, provided that the delegation does not (a) cause the 2023 Plan or any awards under the 2023 Plan to fail to qualify for the exemption provided by Rule 16b-3, to the extent the Committee deems necessary or appropriate, or (b) violate any independence standard contained in the NYSE listing requirements.

To the extent permitted by law, the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors or officers, the authority, within specified parameters established by the Committee, to (1) designate employees to be recipients of awards under the 2023 Plan, and (2) determine the number of such awards to be received by such participants. However, such delegation may not be made with respect to the grant of awards to employees who are subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the " Exchange Act"), on the grant date.

All questions of interpretation of the 2023 Plan, of any award agreement or of any other form of agreement or other document employed by the Company in the administration of the 2023 Plan or of any award thereunder will be determined by the Committee, and such determinations will be final, binding and conclusive upon all participants and other persons having an interest in the 2023 Plan or such award. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the 2023 Plan or award agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

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Eligibility. Any employee of the Company or its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the grant date) and any director of the Company may be selected by the Committee (or its delegate) to participate in the 2023 Plan. However, Incentive Stock Options may only be granted to eligible participants who are employees of the Company or its qualifying subsidiaries. As of August 31, 2023, the Company and its subsidiaries had approximately 60,000 employees, and the Company had nine non-employee directors. The basis for participation in the 2023 Plan by an eligible person is the selection of such person by the Committee (or its authorized delegate) in its discretion.

Duration; Amendments to 2023 Plan
The 2023 Plan will continue in effect until its termination by the Committee. However, no award will be granted under the 2023 Plan on or after the tenth anniversary of the date of the Annual Meeting. Awards granted prior to such tenth anniversary, however, will continue in effect thereafter subject to their terms and the terms of the 2023 Plan.

The Committee may generally amend, suspend or terminate the 2023 Plan at any time. However, without the approval of the Company’s shareholders, no amendment may be made that would require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the may then be listed. In general, no amendment, suspension or termination of the 2023 Plan will adversely affect any then outstanding award without the consent of the participant. However, the Committee may, in its sole and absolute discretion and without the consent of any participant, amend the 2023 Plan or any award Agreement as it deems necessary or advisable for the purpose of conforming the 2023 Plan or such award agreement to any present or future law, regulation or rule applicable to the 2023 Plan, including Section 409A of the United States Internal Revenue Code (the “Code”).

Types of Awards Under the 2023 Plan
Pursuant to the 2023 Plan, the Company may grant stock options, SARs, restricted stock awards, unrestricted stock awards, and RSUs. Awards under the 2023 Plan will generally be evidenced by award agreements specifying the terms of the awards. A brief description of the types of awards which may be granted under the 2023 Plan is set forth below.

Stock Options. The Committee may provide for grants of stock options to participants in such number and at such time as the Committee determines in its discretion. Stock options may consist of options that meet the requirements for “incentive stock options” under Section 423 of the Code (“Incentive Stock Options”), options that do not meet such requirements (“Nonqualified Stock Options”), or both. Incentive Stock Options are subject to further conditions as described in the 2023 Plan.

Stock options provide the right to purchase shares at a price determined by the Committee that (except with respect to Substitute Awards) will not be less than the fair market value of a Common Share on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect to such grants). No stock options may be exercised more than 10 years from the date of grant. If the exercise of a stock option within the applicable time periods set forth in the award agreement is prevented by certain securities law limitations described in the 2023 Plan, then, if permitted by Section 409A of the Code, the stock option will remain exercisable until 30 days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the last day of the original term of the stock option.

Stock options may be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions, or performance goals as established by the Committee and set forth in the applicable award agreement. In general, subject to earlier termination as otherwise provided in the 2023 Plan or the terms of the applicable award agreement, and unless otherwise determined by the Committee in accordance with the 2023 Plan, a stock option will terminate in connection with a participant’s termination of service.

Except as otherwise provided below, payment of the exercise price for the Shares being purchased pursuant to any stock option will be made: (1) in cash or by check or cash equivalent; (2) subject to limitations set forth in the 2023 Plan, by the tender to the Company, or attestation to the ownership, of Shares owned by the participant having a fair market value not less than the exercise price; (3) subject to limitations set forth in the 2023 Plan, and to the extent permitted by law, by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the stock option (a “Cashless Exercise”); (4) subject to any conditions or limitations established by the Committee, by delivery of a properly executed notice electing a net-exercise (as described in the 2023 Plan); (5) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or (6) by any combination of such methods. The Committee may grant stock options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

SARs. The Committee may provide for grants of SARs to participants in such number and at such time as the Committee determines in its discretion. The grant price for each SAR will be determined by the Committee, in its discretion, and (except with respect to Substitute Awards) will be at least equal to the fair market value of a share on the date of grant. No SAR may be exercised more than 10 years from the date of grant. If the exercise of a SAR within the applicable time periods set forth in the award agreement is prevented by certain

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securities law limitations described in the 2023 Plan, then, if permitted by Section 409A of the Code, the SAR will remain exercisable until 30 days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the last day of the original term of such SAR.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying: (1) the excess of the fair market value of a Share on the date of exercise over the grant price; by (2) the number of Shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, Shares of equivalent value, or in some combination thereof, as determined by the Committee.

SARs may be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions, or performance goals as may be established by the Committee and set forth in the applicable award agreement. In general, subject to earlier termination as otherwise provided in the 2023 Plan or the terms of the applicable award agreement, and unless otherwise determined by the Committee in accordance with the 2023 Plan, a SAR will terminate in connection with a participant’s termination of service.

Restricted Stock and Unrestricted Stock Awards. The Committee may grant or sell shares of restricted stock or unrestricted stock to participants in such number and at such time as the Committee determines in its discretion. A restricted stock award or unrestricted stock award constitutes an immediate transfer of ownership of a specified number of Shares to the recipient in consideration of the performance of services, which may be subject to the substantial risk of forfeiture and restrictions on transfer as provided in the 2023 Plan. Restricted stock awards or unrestricted stock awards may be granted upon such conditions as the Committee determines, including upon the attainment of one or more performance goals. A restricted stock award or unrestricted stock award may be made without additional consideration or in consideration of a payment by the recipient that is greater than, less than or equal to the fair market value per Share on the date of grant.

Except as otherwise provided in the 2023 Plan or the applicable award agreement, the participant is entitled immediately to voting, dividend and other ownership rights in the Shares subject to a restricted stock award. However, in the event of a dividend or distribution paid in Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in the 2023 Plan, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the participant is entitled by reason of the participant’s restricted stock award will be immediately subject to the same vesting conditions as the shares subject to the restricted stock award with respect to which such dividends or distributions were paid or adjustments were made. Further, any dividends or distributions with respect to restricted stock awards that vest based on the achievement of performance goals will be accumulated until the underlying award is earned, and such dividends or other distributions will not be paid if the performance goals are not satisfied.

Shares issued pursuant to any restricted stock award may be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or performance goals as are established by the Committee and set forth in the applicable award agreement. During any period in which Shares acquired pursuant to a restricted stock award remain subject to vesting conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the 2023 Plan. The Committee, in its discretion, may provide in any award agreement evidencing a restricted stock award that, if the satisfaction of vesting conditions with respect to any Shares subject to such restricted stock award would otherwise occur on a day on which the sale of such Shares would violate the provisions of the Company’s insider trading policy, then satisfaction of the vesting conditions automatically will be determined on the next trading day on which the sale of such shares would not violate the Company’s insider trading policy.

Unless otherwise provided by the Committee pursuant to the 2023 Plan or the applicable award agreement, if a participant’s service terminates for any reason, whether voluntary or involuntary (including the participant’s death or disability), then the participant will forfeit to the Company any Shares acquired by the participant pursuant to restricted stock awards that remain subject to vesting conditions as of the date of the participant’s termination of service.

Subject to the minimum vesting requirements under the 2023 Plan, unrestricted stock awards may be granted to participants under the 2023 Plan upon completion of the applicable performance period pursuant to a performance based incentive program having a performance period of not less than 12 months.

Restricted Stock Units. The Committee may grant or sell RSUs to participants in such number and at such time as the Committee determines in its discretion. RSUs represent a right to receive Shares, cash or a combination of the two, in accordance with the terms of the 2023 Plan and the applicable award agreement. The transfer shall be made without monetary payment by the participant (other than applicable tax withholding, if any), except as otherwise provided by the Committee to comply with applicable law or to avoid undesirable tax consequences for participants. RSUs may be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or performance goals as established by the Committee and set forth in the applicable award agreement. The Committee, in its discretion, may provide in any applicable RSU award agreement that, if the satisfaction of vesting conditions with respect to any Shares subject to the RSU award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Company’s insider trading policy, then satisfaction of the vesting conditions automatically will be determined

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on the first to occur of: (a) the next trading day on which the sale of such Shares would not violate the insider trading policy; or (b) the later of: (i) the last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred. Unless otherwise provided by the Committee pursuant to the 2023 Plan or set forth in an applicable award agreement evidencing an RSU award, if a participant’s service terminates for any reason, whether voluntary or involuntary (including the participant’s death or disability), then the participant will forfeit to the Company any RSUs pursuant to the award which remain subject to vesting conditions as of the date of the participant’s termination of service.

Participants will have no voting rights with respect to Shares represented by RSUs until the date of the issuance of such Shares. However, the Committee, in its discretion, may provide in the award agreement evidencing any RSUs that the participant will be entitled to dividend equivalent rights with respect to the payment of cash dividends on Shares during the period beginning on the date the RSU award is granted and ending, with respect to each Share subject to the award, on the earlier of the date the award is settled or the date on which it is terminated. Such dividend equivalent rights, if any, may be paid in cash or by crediting the participant with additional whole RSUs as of the date of payment of such cash dividends on Shares, as provided in the award agreement. In the event that the dividend equivalent rights are credited to the participant, the number of additional RSUs (rounded to the nearest whole number) to be so credited shall be determined by dividing: (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the RSUs previously credited to the participant by (b) the fair market value per Share on such date. Such additional RSUs will be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the RSUs originally subject to the award. Any dividend equivalent rights with respect to any RSUs that vest based on the achievement of performance goals will be accumulated until such RSUs are earned, and such dividends or other distributions will not be paid if such performance goals are not satisfied.

Performance Goals
As noted above, awards under the 2023 Plan may be subject to performance goals. Such performance goals will be objectives established by the Committee, and may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organization units within the Company or its subsidiaries. The performance goals may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The performance goals may be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics), or such other metrics as may be determined by the Committee: (1) earnings per share; (2) return on invested capital; (3) return on total capital; (4) return on total assets; (5) return on net assets; (6) return on equity; (7) total shareholder return; (8) revenue; (9) cash flow, free cash flow or free cash flow margin; (10) net income; (11) operating profit; (12) pre-tax income; (13) earnings before interest, taxes, depreciation and/or amortization costs; (14) productivity; (15) customer satisfaction; (16) employee satisfaction; (17) economic value added; and (18) stock price. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable, the Committee may in its discretion modify such performance goals or the goals or actual levels of achievement regarding the performance goals, in whole or in part, as the Committee deems appropriate and equitable.

Amendments to Award Terms
Subject to the requirements of Section 409A of the Code, the Committee may provide for certain amendments or modifications to award terms as described below.

Accelerated or Continued Vesting. Subject to the option and SAR repricing prohibitions of the 2023 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a change in control, to the extent a participant holds a stock option or SAR not immediately exercisable in full, or any restricted stock award as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs or dividend equivalent rights that are subject to any vesting schedule or transfer restriction, or holds Shares subject to any transfer restriction imposed pursuant to the 2023 Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such stock option, SAR or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such vesting schedule or transfer restriction will end or may waive any other limitation or requirement under any such award.

Assumption, Continuation or Substitution. In the event of a change in control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For this purpose, if so determined by the Committee, in its discretion, an award denominated in Shares will be deemed assumed if, following the change in control, the award confers the right to receive, subject to the terms and conditions of the 2023 Plan and the applicable award agreement, for each Share subject to the award immediately prior to the change in

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control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the change control was entitled. However, if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the award, for each Share subject to the award, to consist solely of common stock of the Acquiror equal in fair market value to the per share consideration received by holders of Shares pursuant to the change in control. If any portion of such consideration may be received by holders of Shares pursuant to the change in control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such fair market value per share as of the time of the change in control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Except as otherwise provided by the Committee or in the applicable award agreement, any award or portion thereof which is neither assumed or continued by the Acquiror in connection with the change in control nor exercised or settled as of the time of consummation of the change in control will terminate and cease to be outstanding effective as of the time of consummation of the change in control.

Cash-Out of Awards. The Committee may, in its discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled award in: (1) cash, (2) stock of the Company or of a corporation or other business entity a party to the change in control, or (3) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per Share in the change in control, reduced by the exercise or purchase price per Share, if any, under such award. If any portion of such consideration may be received by holders of Shares pursuant to the change in control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such fair market value per Share as of the time of the change in control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to participants in respect of the vested portions of their canceled awards as soon as practicable following the date of the change in control and in respect of the unvested portions of their canceled awards in accordance with the vesting schedules applicable to such awards.

Change in Control Definition. For purposes of the 2023 Plan, a “change in control” generally means the occurrence of one of the following events (as further described in, and subject to such limitations and exceptions set forth in, the 2023 Plan): (1) a person becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Company’s Board of Directors (“Company Voting Securities”); (2) individuals who, at the beginning of any period of 24 consecutive months, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors (except to the extent their successors are approved as provided in the 2023 Plan); (3) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any subsidiary that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in connection with the transaction or otherwise) unless such transaction does not result in a significant change in the ownership or leadership of the Company as described in the 2023 Plan; (4) the consummation of the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries; or (5) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Except as otherwise determined by the Committee and set forth in an applicable award agreement, if a participant’s employment is terminated prior to a change in control and the participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control, then the date immediately prior to the date of such termination will be deemed to be the date of a change in control for such participant.

Transferability
Except as our Board of Directors or the Committee otherwise determines in accordance with the 2023 Plan, and subject to compliance with Section 409A of the Code, awards granted under the 2023 Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and may otherwise be transferred in a manner that protects the interest of the Company as the Board of Directors or the Committee may determine. However, the Committee may permit the designation of beneficiaries to exercise a participant’s rights or to receive Shares or other property under an award in the event of the participant’s death. In no event will any award under the 2023 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the 2023 Plan may provide that any Shares issued or transferred as a result of the award will be subject to further restrictions upon transfer. Notwithstanding the above, the Board of Directors or the Committee may determine that 2023 Plan awards may be transferable by a participant (without any consideration from the transferee) to one or more family members, subject to certain limitations set forth in the 2023 Plan.

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Shares issued under the 2023 Plan may be subject to one or more repurchase options, or other conditions as determined by the Committee in accordance with the terms of the 2023 Plan.

Forfeiture of Awards
Detrimental Activity. The Committee may cancel any unexpired, unpaid or deferred 2023 Plan awards at any time if the participant is not in compliance with all applicable provisions of the 2023 Plan or with the terms of an award agreement or if the participant engages in detrimental activity (as defined in the 2023 Plan). The Committee may, as a condition to the exercise of a 2023 Plan award, require a participant to acknowledge that he or she is in compliance with all applicable provisions of the 2023 Plan and of any award agreement and has not engaged in any detrimental activity. Any award agreement may provide that if a participant, either during employment by the Company or within a specified period after termination of such employment, shall engage in any detrimental activity, as determined by the Committee, the participant will: (1) return to the Company, in exchange for payment by the Company of any amount actually paid for such Share by the participant, all Shares that the participant has not disposed of that were issued pursuant to the 2023 Plan within a specified period prior to the date of the commencement of such detrimental activity; and (2) with respect to any Shares so acquired that the participant has disposed of, pay to the Company in cash the difference between the amount actually paid for such shares by the participant and the fair market value of a Share on the date of the acquisition.

The Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to a 2023 Plan award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include termination of service due to the participant’s conduct constituting a detrimental activity.

Other Recovery. Any award agreement may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with any Company clawback or recoupment policy, including any such policy that is adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise or any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws. By accepting awards under the 2023 Plan, the participants consent to be bound by the terms of the Company's clawback policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other amount paid under the 2023 Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance will include executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the participant of any such amounts, including from the participants' accounts or from any other compensation, to the extent permitted by applicable law.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, will reimburse the Company the amount of any payment in settlement of a 2023 Plan award earned or accrued during the 12 month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

Adjustments
Subject to certain limitations with respect to Section 409A of the Code, in the event of any equity restructuring (within the meaning of any financial standard regime that may be applicable to the Company), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, or a substantially similar transaction or event, including a corporate transaction or event having an effect similar to the foregoing, the Committee will cause there to be an equitable adjustment in the aggregate Share limit set forth in the Plan, and with respect to outstanding awards, in the number and kind of Shares subject to outstanding awards, the exercise price, grant price or other price of Shares subject to outstanding awards, or in any other award terms, in each case to prevent dilution or enlargement of the rights of participants. However, unless otherwise determined by the Committee, the number of Shares subject to any award will always be rounded down to a whole number and the exercise price or grant price shall always be rounded up to the nearest whole cent. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on participants and other persons having an interest in the 2023 Plan or an award under the 2023 Plan.

Tax Withholding
The Company will have the right to deduct from any and all payments made under the 2023 Plan, or to require the participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company and its subsidiaries with respect to an award or the shares acquired pursuant thereto. The Company will have the right, but not the obligation, to deduct from the Shares issuable to a participant upon the exercise or settlement of

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an 2023 Plan award, or to accept from the participant the tender of, a number of whole Shares having a fair market value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company and its subsidiaries. The fair market value of any Shares withheld or tendered to satisfy any such tax withholding obligations will not exceed the amount determined by the applicable minimum statutory withholding rates, unless such additional withholding amount is authorized by the Committee.

Allowances for Substitute Awards and Assumed Plans

Substitute Awards may be granted under the 2023 Plan for grants or awards held by employees of a company or entity who become employees of the Company or a subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the 2023 Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by the 2023 Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted, and such Substitute Awards may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the applicable transaction.

In the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for 2023 Plan awards made after such acquisition or merger. However, awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or merger. Any Shares that are subject to any awards that are granted by the Company as described in this paragraph will not reduce the Shares available for issuance or transfer under the 2023 Plan or otherwise count against the limits contained in the 2023 Plan. In addition, no Shares subject to an award that is granted by the Company as described in this paragraph will be added to the aggregate limit contained in the 2023 Plan.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2023 Plan because the grant and actual settlement of awards under the 2023 Plan are subject to the discretion of the plan administrator.
United States Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2023 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2023 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Stock Awards. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted stock will generally have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such Shares over any purchase price.

RSUs. No income generally will be recognized upon the grant of RSUs. Upon settlement of RSUs, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received (reduced by any amount paid by the recipient).

Nonqualified Stock Options and SARs. No income will be recognized by a grantee at the time a non-qualified stock option or SAR is granted. At the time of exercise of a non-qualified stock option or SAR, ordinary income will be recognized by the grantee in an amount equal to, in the case of a non-qualified stock option, the difference between the option price paid for the Shares and the fair market value of the unrestricted Shares on the date of exercise and, in the case of a SAR, the amount of cash received and the fair market value of any unrestricted Shares received.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of grant or within one year after the transfer of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

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Item 4 - To approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan

If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the exercise price paid for such Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Unrestricted Stock Awards. A participant will recognize ordinary income upon the grant of an unrestricted stock award equal to the fair market value of the unrestricted Shares received by the participant.

Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the 2023 Plan and paid in cash or unrestricted Shares will be taxed to the participant at ordinary income rates when such cash or unrestricted Shares are received by the participant.

Section 409A. The 2023 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties. Stock options and SARs that comply with the terms of the 2023 Plan are designed to be exempt from the application of Section 409A of the Code. Restricted stock awards, unrestricted stock awards, RSUs and dividend equivalents granted under the 2023 Plan may be designed either to be exempt from, or to comply with the requirements of, Section 409A of the Code.

Tax Consequences to the Company and its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding deduction provided that, among other things, it is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of Shares under the 2023 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2023 Plan by our shareholders.

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Item 5 - To approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan

Shareholder approval is sought for the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED PARKER-HANNIFIN CORPORATION GLOBAL EMPLOYEE STOCK PURCHASE PLAN.
Introduction
At the Annual Meeting, our Board of Directors is seeking shareholder approval to amend and restate the Parker-Hannifin Corporation Global Employee Stock Purchase Plan, which we refer to as the Amended and Restated Purchase Plan. The Parker-Hannifin Corporation Global Employee Stock Purchase Plan, which we refer to as the Plan, became effective on January 1, 2015 and will expire on December 31, 2024. Our Board of Directors approved the Amended and Restated Purchase Plan on August 7, 2023, and if approved by our shareholders, it will become effective on January 1, 2024.

Shareholders of the Company are primarily being asked to approve the Amended and Restated Purchase Plan for the purpose of extending the term of the plan. Even though the Company does not currently offer the plan to employees in the United States, shareholders are also being asked to approve the Amended and Restated Purchase Plan for the purpose of continuing to qualify certain common shares issued under the plan for special tax treatment under Section 423 of the Internal Revenue Code. The Board of Directors is not asking shareholders to approve any additional shares for the Amended and Restated Purchase Plan. If shareholder approval is not obtained by 12 months after the date on which the Board of Directors approved the Amended and Restated Purchase Plan, the Amended and Restated Purchase Plan will have no effect, and the Plan will expire by its terms on December 31, 2024.

The purpose of the Amended and Restated Purchase Plan is to provide eligible employees the opportunity to acquire our Shares through periodic payroll deductions that will be applied towards the purchase of our Shares at a discount from the then current market price. Our Board of Directors believes that our shareholders should approve the Amended and Restated Purchase Plan in order to continue to make this opportunity available, which helps the Company compete for talent in the countries where the plan is offered and align employee and shareholder interests.

Amendments to the Amended and Restated Purchase Plan
The Amended and Restated Purchase Plan contains the following key changes (in addition to certain other conforming and non-substantive or immaterial changes):
1.	Term. The Amended and Restated Purchase Plan has a term of approximately ten years and will expire on October 24, 2033.
2.	Delegation Authority. The Amended and Restated Purchase Plan allows a standing committee to which the Board of Directors has delegated its authority to administer the plan generally to designate participating companies under the plan or any sub-plan adopted pursuant to the plan. The Plan only allowed the Board of Directors to designate such entities.
Summary of Key Provisions of the Amended and Restated Purchase Plan
The following is a summary of the principal features of the Amended and Restated Purchase Plan. This summary, however, does not purport to be a complete description of all the provisions of the Amended and Restated Purchase Plan. A copy of the Amended and Restated Purchase Plan is attached to this Proxy Statement as Exhibit B.

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Item 5 - To approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan

Administration

The Amended and Restated Purchase Plan will be administered by the Compensation Committee. Subject to applicable law and stock exchange requirements, the Compensation Committee may delegate some or all of its duties to a standing committee of the Company. We refer to this committee or its delegate in this Item 5 as the Plan Administrator. The Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Amended and Restated Purchase Plan. The Plan Administrator also has exclusive authority to designate the Company, or any of our subsidiaries or affiliates, to participate in the Amended and Restated Purchase Plan. Furthermore, the Plan Administrator has the full authority to adopt any rules, procedures or sub-plans that are designed to achieve certain desired legal or other objectives for eligible employees of the Company or one of our subsidiaries or affiliates resident in particular locations outside of the United States, which we refer to as Addenda, pursuant to which purchase rights may be granted that are not intended to qualify under Section 423 of the Internal Revenue Code, and to designate certain subsidiaries or affiliates of the Company to participate in any such Addenda. To date, the Company has not been designated as a participating entity in the Plan, and our Board of Directors does not intend for the Company to be designated to participate in the Amended and Restated Purchase Plan in the future. Participation is expected to continue to be limited to certain of our subsidiaries in the United Kingdom and Korea through a sub-plan to the Amended and Restated Purchase Plan. We, or our participating subsidiaries or affiliates, will pay all costs and expenses incurred in administering the Amended and Restated Purchase Plan without charge to participants.
Securities Subject to the Amended and Restated Purchase Plan
An aggregate of 10,000,000 of our Shares were initially reserved for purchase under the Plan when the Plan was adopted in 2014. As of August 31, 2023, 9,940,706 Shares remain available for purchase under the Plan. If the Amended and Restated Purchase Plan is approved, it is expected that this number of shares remaining will be sufficient to satisfy our needs under the Amended and Restated Purchase Plan for the full term of the plan. Annual dilution, which equals shares purchased divided by total shares of our common stock outstanding at the end of the year, was approximately 0.0037% in fiscal 2023, approximately 0.0038% in fiscal 2022, and approximately 0.0050% in fiscal 2021.

We may issue the Shares from authorized but unissued shares, treasury shares or shares we purchase in the open market in accordance with the Amended and Restated Purchase Plan. Any Shares issued under the Amended and Restated Purchase Plan will reduce, on a share-for-share basis, the number of Shares available for subsequent issuance under the Amended and Restated Purchase Plan. In the event of any change to our outstanding Shares, such as a recapitalization, share split or similar event, appropriate adjustments will be made to the Amended and Restated Purchase Plan and to each outstanding purchase right.

Eligibility and Participation

Employees eligible to participate in the Amended and Restated Purchase Plan generally include employees who have been employed by a designated participating company for more than three months. The Plan Administrator has discretion under the Amended and Restated Purchase Plan to exclude (consistent with Section 423 of the Internal Revenue Code) employees (i) whose customary employment is twenty (20) hours or less per week or five (5) months or less per calendar year, (ii) who have been employed less than two (2) years, or (iii) who are “highly compensated employees” within the meaning of Section 414(q) of the Internal Revenue Code. Those participants employed outside the United States are subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. Employees (including employee directors and executive officers) of a participating company are eligible to participate in the Amended and Restated Purchase Plan. Accordingly, each employee member of the Board of Directors and each executive officer of the Company may have an interest in this proposal if participation in the Amended and Restated Purchase Plan is extended to employees of the Company.

Eligible employees may participate in the Amended and Restated Purchase Plan for a particular purchase period by completing and filing the prescribed enrollment forms (including the purchase agreement and a payroll deduction authorization).

As of August 31, 2023, we estimate that approximately 4,400 employees (out of our total employee population of approximately 60,000 employees) will be offered the opportunity to participate in the Amended and Restated Purchase Plan. The basis for participation in the Amended and Restated Purchase Plan is meeting the eligibility requirements and electing to participate.

Purchase Periods and Purchase Dates

The Amended and Restated Purchase Plan provides that the Plan Administrator will establish consecutive purchase periods with a duration not to exceed 24 months during which participants may authorize amounts of their compensation (within the limits provided in the Amended and Restated Purchase Plan) be accumulated for purchase of our Shares. Purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals. The purchase right will be granted on the first day of each purchase period and will automatically be exercised on the last U.S. business day of that purchase period unless the Plan Administrator establishes an earlier date for such exercise in accordance with the terms of the Amended and Restated Purchase Plan and all applicable law.

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Item 5 - To approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan

Participants in the Amended and Restated Purchase Plan may participate in only one purchase period at a time.

Purchase Price

The purchase price of our Shares acquired on each purchase date will be at least equal to the lesser of (i) 90% of the closing selling price per Share on the date on which the purchase right is granted or (ii) 90% of the closing selling price per Share on the date the purchase right is exercised.

The closing selling price of our Shares on any relevant date under the Amended and Restated Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the New York Stock Exchange — Composite Transactions or the principal exchange on which our Shares are at the time traded. On August 31, 2023, the closing selling price per Share determined on such basis was $416.90 per share.

Payroll Deductions and Share Purchases

Each participant may authorize periodic payroll deductions in any whole percentage or dollar amount up to a maximum of 20% from their eligible earnings received during the purchase period. However, the total payroll deductions permitted to be authorized by a participant for any calendar year cannot exceed $10,000. The accumulated deductions will automatically be applied on the last U.S. business day of the purchase period to the purchase of whole Shares at the purchase price in effect for that purchase date. In certain non-U.S. jurisdictions, the Plan Administrator will prescribe the method for funding the purchase of Shares, including a participant’s authorized payroll deductions whenever possible or other approved contributions. For purposes of the Amended and Restated Purchase Plan, eligible earnings generally include basic earnings, overtime pay, and certain salary deferral contributions (i.e., contributions made to a plan under Section 401(k) of the Internal Revenue Code, a plan under Section 125 of the Internal Revenue Code or any nonqualified deferred compensation plan). Under any Addendum to the Amended and Restated Purchase Plan, eligible earnings are generally limited to regular basic gross earnings, unless otherwise required by local law or otherwise specified in any addendum to such Addendum.
Special Limitations
The Amended and Restated Purchase Plan imposes certain statutory limitations upon a participant’s right to acquire our Shares, including the following:
●	Purchase rights may not be granted to any participant who owns (or would be deemed to own through attribution) shares (including Shares purchasable under any outstanding purchase rights or options) possessing 5% or more of the total combined voting power or value of all classes of our shares of or any of our affiliates.
●	A participant may not be granted rights to purchase more than $25,000 worth of our Shares (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.
Termination of Purchase Rights
A participant may withdraw from a purchase period, and his or her accumulated payroll deductions may, at the participant’s election, be refunded or applied to the purchase of our Shares on the next scheduled purchase date. If a participant withdraws, but no election is made, then the accumulated payroll deductions will be refunded to the participant at the end of such purchase period. A participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason (other than by death or a paid leave of absence), and any payroll deductions previously collected from the participant will be promptly refunded to the participant. Should the participant’s employee status cease by reason of death or a paid leave of absence, then such participant (or the appropriate representative or designated beneficiary, as applicable) may elect to have the participant’s accumulated payroll deductions either refunded or applied to the purchase of Shares on the next scheduled purchase date (but, in the event of death, only to the extent the purchase period ends within three months of the date of death). If no election is made, then the accumulated payroll deductions will be held for the purchase of Shares at the end of such purchase period.
Shareholder Rights
No participant will have any shareholder rights with respect to the Shares covered by his or her purchase rights until the Shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the purchase date, except as otherwise required under the adjustments provision in the Amended and Restated Purchase Plan. The Shares purchased will be held in a brokerage account, subject to a one-year transfer restriction except in the event of a participant’s death, during which time such Shares may not be sold, assigned or transferred.

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Item 5 - To approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan

Assignability
No purchase rights granted under the Amended and Restated Purchase Plan or amounts credited to a participant’s account under the Amended and Restated Purchase Plan will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death. Furthermore, purchase rights may only be exercisable by a participant during a participant’s lifetime.

Change in Control
In the event that we or our shareholders enter into an agreement to dispose of all or substantially all of our assets or outstanding capital shares by means of a sale, merger or reorganization in which we will not be the surviving corporation (other than a transaction in which there is no substantial change in our shareholders or their relative share holdings) or in the event we are liquidated, then all outstanding purchase rights will automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation. The purchase price will be no less than 90% of the lesser of (i) the closing selling price per Share on the date the purchase period begins or (ii) the closing selling price per Share immediately prior to the effective date of the acquisition. In addition, in accordance with the principles of Section 423 of the Internal Revenue Code, the Plan Administrator may create special purchase periods for individuals who become employees in connection with the acquisition of another company or may provide for special purchase dates for participants who cease to be employees in connection with the disposition of all or a portion of any participating company or a portion of us.

Share Proration
Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Shares available for issuance under the Amended and Restated Purchase Plan at that time, the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Shares allocated to such individual, will be refunded.

Amendment and Termination
The Amended and Restated Purchase Plan will terminate upon the earlier of (i) October 24, 2033 or (ii) the date on which all Shares available for issuance under the Amended and Restated Purchase Plan are sold pursuant to exercised purchase rights.

Generally, our Board of Directors (or a standing committee of the Board, if so delegated) may at any time alter, amend, suspend or discontinue the Amended and Restated Purchase Plan. However, our Board of Directors (or committee, if applicable) may not, without shareholder approval, increase the number of Shares issuable under the Amended and Restated Purchase Plan (other than adjustments pursuant to certain provisions of the Amended and Restated Purchase Plan) or otherwise amend or change the Amended and Restated Purchase Plan in a manner that would be treated as the adoption of a new plan pursuant to Section 423 of the Internal Revenue Code and its regulations. In addition, no amendment or termination may materially adversely affect outstanding purchase rights without the consent of the affected participant unless necessary or desirable to qualify the Amended and Restated Purchase Plan as an employee stock purchase plan pursuant to Section 423 of the Internal Revenue Code.

U.S. Federal Income Tax Consequences
The following is a summary of the principal United States Federal income taxation consequences to us and participants subject to U.S. taxation with respect to participation in the Amended and Restated Purchase Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

The Amended and Restated Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the Shares acquired under the Amended and Restated Purchase Plan or in the event the participant should die while still owning the purchased Shares.

If a participant sells or otherwise disposes of the purchased Shares within two years from the first day of the purchase period in which such shares were acquired or within one year from the actual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess the participant includes in income. Any additional gain or loss recognized on the disposition of the shares will be short- or long-term capital gain or loss, depending on the length of time the participant holds the shares after the purchased date.

If a participant sells or disposes of the purchased Shares more than two years from the first day of the purchase period in which the Shares were acquired and more than one year from the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the Shares on the

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Item 5 - To approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan

first day of the purchase period exceeded the purchase price (computed as of the first day of the purchase period, i.e., the grant date, even if the closing selling price of the Shares on the last U.S. business day of the purchase period is actually used to calculate the purchase price) of the Shares. Any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased Shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (ii) the amount by which the fair market value of the Shares on the first day of the purchase period exceeded the purchase price (computed as of the grant date).

Non-U.S. Income Tax Consequences
The income taxation consequences to participants and to us (or our foreign subsidiaries) with respect to participation in the Amended and Restated Purchase Plan vary by country.

Registration with the SEC
We have already filed a Registration Statement on Form S-8 relating to the issuance of the shares of our common stock that will be available under the Amended and Restated Purchase Plan with the SEC pursuant to the Securities Act of 1933, as amended.

Historical Participation
Historically, executive officers, directors, director nominees and their associates have not participated in the Plan. All other team members as a group have acquired an aggregate of 59,294 purchase rights under the Plan since its inception.

New Plan Benefits
The benefits to be received by our executive officers, directors and employees as a result of the proposed Amended and Restated Purchase Plan are not determinable, since their eligibility initially depends on our Board of Directors designating the Company as a participating company under the Amended and Restated Purchase Plan, and upon entry into the Amended and Restated Purchase Plan, the amounts of purchases by participants are based on elective participant contributions. Currently, our Board of Directors does not intend for the Company to be designated to participate in the Amended and Restated Purchase Plan, and no purchase rights have been granted, and no Shares have been issued, with respect to the Amended and Restated Purchase Plan.

Effective Date of Amended and Restated Purchase Plan
If our shareholders approve the Amended and Restated Purchase Plan, the effective date of the Amended and Restated Purchase Plan will be January 1, 2024.

2023 Proxy Statement	105

Item 6 - Advisory Vote on the Frequency of Future Votes to Approve Named Executive Officer Compensation

Our Board of Directors has determined that an annual advisory vote on the compensation of our Named Executive Officers will allow our shareholders to provide timely and direct input on our executive compensation policies and practices as disclosed in our Proxy Statement each year. Our Board of Directors also believes that an annual vote is consistent with our efforts to maintain a dialogue with our shareholders on executive compensation and corporate governance matters.

This vote is non-binding and advisory in nature, which means that the vote is not binding on us, our Board of Directors, or any of the Committees of our Board of Directors. Our Board of Directors will, however, take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our Named Executive Officers. Our Board of Directors may decide that it is in the best interest of our shareholders and the Company to hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the alternative receiving the most votes cast by our shareholders.

Our shareholders will not be voting to approve or disapprove the recommendation of our Board of Directors. The enclosed proxy card instead provides our shareholders with the opportunity to choose among the following four options, on a non-binding, advisory basis:

●	Voting to hold future advisory votes every year;
●	Voting to hold future advisory votes every two years;
●	Voting to hold future advisory votes every three years; or
●	Abstaining from voting on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF "EVERY YEAR" AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY SHAREHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, ON A NON-BINDING, ADVISORY BASIS, AS DISCLOSED IN ACCORDANCE WITH SEC RULES.

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General Information About the Annual Meeting

How can I attend the Annual Meeting?

You may attend the Annual Meeting of Shareholders if you were a shareholder as of the close of business on September 1, 2023. If you are a registered shareholder or a participant in a retirement or savings plan maintained by us and plan to attend in person, please indicate your intention to attend by marking the appropriate box on the Proxy Card and returning same prior to the meeting, but no later than October 16, 2023. If you attend the Annual Meeting in person, please bring the Admission Card (torn from the top half of your proxy card), along with a proper form of photo identification. To ensure a smooth security check-in, and to allow the meeting to begin promptly at 9:00 a.m., please arrive no later than 8:45 a.m.

If your shares are held in the name of a bank, broker or other nominee and you wish to attend the Annual Meeting of Shareholders, you must bring proof of ownership, such as an account statement, that clearly shows that you held our common stock as of September 1, 2023, or a legal proxy obtained from your bank, broker or other nominee. Alternatively, you may obtain an Admission Card by sending your request and a copy of your proof of ownership to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary. You must also bring a photo ID.

For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

How do I vote?
VOTE VIA INTERNET www.proxyvote.com	VOTE BY PHONE 800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood, NY 11717	VOTE AT THE MEETING Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland Ohio, 44124

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Other Matters

General

Our Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

We will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, our officers and other team members may solicit the return of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of common shares. We will, upon request, reimburse them for their expenses in so doing. We have retained MacKenzie Partners, Inc., 1407 Broadway, New York, New York 10018, to assist in the solicitation of proxies at an anticipated cost of $27,500 plus disbursements.

You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common shares represented by properly voted proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted:

●	in favor of the election of Lee C. Banks, Jillian C. Evanko, Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Kevin A. Lobo, Jennifer A. Parmentier, Joseph Scaminace, Åke Svensson, Laura K. Thompson, James R. Verrier, James L. Wainscott and Thomas L. Williams as Directors for a term expiring at the Annual Meeting of Shareholders in 2024;
●	in favor of approving, on a non-binding, advisory basis, the compensation of our Named Executive Officers;
●	in favor of the ratification of the appointment of D&T as independent registered public accounting firm for the fiscal year ending June 30, 2024;
●	in favor of the approval of the 2023 Omnibus Stock Incentive Plan;
●	in favor of the approval of the Amended and Restated Purchase Plan; and
●	in favor of approving, on a non-binding, advisory basis, the frequency of every year for future votes on Named Executive Officer Compensation.

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Other Matters

The proposals contained herein are subject to the following approval thresholds:

Item 1 – Election of Directors
The nominees for Director receiving the greatest number of votes cast at the Annual Meeting of Shareholders virtually or by proxy will be elected; provided that such nominee receives more votes “for” than “against” his or her election. Accordingly, because abstentions and broker non-votes will not be counted as votes “for” or “against” a Director nominee, they will have no impact on this Item.

Item 2 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis
This vote is advisory only and therefore is not binding on us or our Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing the future compensation policies and decisions.

Item 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Although our independent registered public accounting firm may be selected by the Audit Committee without shareholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on this Item to be a ratification by the shareholders of D&T as our independent registered public accounting firm. Accordingly, abstentions will have the same effect as a vote cast "against" this proposal.

Item 4 – To approve the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan
This Item 4 requires the affirmative vote of the holders of at least a majority of the votes present or represented and entitled to vote on the proposal at the 2023 Annual Meeting of Shareholders. Abstentions will have the effect of votes "against" this Item, and broker non-votes will not be counted as votes "for" or "against" this Item.

Item 5 – To approve the Amended and Restated Parker-Hannifin Corporation Global Employee Stock Purchase Plan
This Item 5 requires the affirmative vote of the holders of at least a majority of the votes present or represented and entitled to vote on the proposal at the 2023 Annual Meeting of Shareholders. Abstentions will have the effect of votes "against" this Item, and broker non-votes will not be counted as votes "for" or "against" this Item.

2023 Proxy Statement	109

Other Matters

Item 6 – Advisory Vote on the Frequency of Future Votes to Approve Named Executive Officer Compensation
This vote is advisory only and therefore is not binding on us or our Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing the future compensation policies and decisions.

You may revoke your proxy at any time prior to the close of voting at the Annual Meeting of Shareholders by giving us notice in writing or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your attendance at the meeting will not operate to revoke your proxy.

Our Annual Report, including financial statements for the fiscal year ended June 30, 2023, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

You can elect to view our future Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save us the cost of producing and mailing them. If you give your consent, in the future, when, and if, we elect to provide these documents, over the internet, you will receive notification which will contain the internet location where the documents are available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise in writing. If at any time you would like to receive a paper copy of our Annual Report or Proxy Statement, please contact us in writing at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

110

Other Matters

Shareholders’ Proposals

We must receive at our principal executive offices by May 25, 2024 any proposal of a shareholder intended to be presented at our 2024 Annual Meeting of Shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted to us by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, or Non-Rule 14a-8 Proposals, in connection with the 2024 Annual Meeting of Shareholders must be received by us in accordance with our advance notice procedures, which require that shareholders that desire to submit Non-Rule 14a-8 proposals submit the applicable notice to us no earlier than June 27, 2024 and no later than July 27, 2024. Our proxy related to the Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 12, 2023. Our proxy related to the 2024 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 8, 2024.

Shareholders who wish to submit Director nominees for inclusion in our proxy statement for the 2024 Annual Meeting of Shareholders must meet the ownership and other requirements for proxy access set forth in our Amended and Restated Regulations. For the 2024 Annual Meeting of Shareholders, such nominations must be received by us no earlier than April 25, 2024 and no later than May 25, 2024.

In addition to satisfying the requirements under our Amended and Restated Regulations, if a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice, in order to satisfy the requirements of our Amended and Restated Regulations, must be postmarked or transmitted electronically to us at our principal executive offices no later than 90 nor more than 120 calendar days prior to the one-year anniversary date of the preceding Annual Meeting of Shareholders (for the 2024 Annual Meeting of Shareholders, no later than July 27, 2024 and not before June 27, 2024). It is also possible that certain other deadlines would apply under our Amended and Restated Regulations. For instance, if the date of the Annual Meeting of Shareholders is scheduled for a date more than 90 calendar days prior to or more than 120 calendar days after the anniversary of the preceding Annual Meeting of Shareholders, notice by the shareholder to be timely must be delivered no later than the later of the 90th calendar day prior to such Annual Meeting of Shareholders and the tenth calendar day following the day on which public announcement of the Annual Meeting of Shareholders is first made.

Shareholder Recommendations for Director Nominees

The Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees for election to our Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, and must be received at our executive offices on or before June 30 of each year in anticipation of the following Annual Meeting of Shareholders. All shareholder recommendations for Director nominees must set forth the following information:

1.
The name and address of the shareholder recommending the candidate for consideration as such information appears on our records; the telephone number where such shareholder can be reached during normal business hours; the number of common shares owned by such shareholder; the length of time such shares have been owned by the shareholder and any direct or indirect interest of such shareholder in any contract with us or any subsidiaries or affiliates or any of our principal competitors; any material transaction between such shareholder and us, any subsidiaries or affiliates or any of our principal competitors; and if such shareholder is not a natural person, the identity of the natural person or persons associated with such shareholder and the qualifications and background of such shareholder and any proportionate shares in us or derivative interests held, directly or indirectly, by a general or limited partnership of such shareholder for which such shareholder is a general partner or runs a beneficial interest in a general partner. If such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.
Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including Directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director;
4.	The disclosure of any relationship of the candidate being recommended with us or any of our subsidiaries or affiliates, whether direct or indirect;

2023 Proxy Statement	111

Other Matters

5.
A description of all relationships, arrangements and understandings between the proposing shareholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and

6.
A written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Corporate Governance and Nominating Committee desires to do so, has consented to be named in our Proxy Statement and has consented to serve as a Director, if elected.

112

Exhibit A

PARKER-HANNIFIN CORPORATION
2023 OMNIBUS STOCK INCENTIVE PLAN

The Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (this “Plan”) was approved by the Board on August 17, 2023 and will be effective as of the date on which the Plan is approved by the Company’s shareholders (the “Effective Date”). No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue following the Effective Date in accordance with their terms and the terms of the applicable Predecessor Plan.

1.	PURPOSE AND TERM OF PLAN.

1.1
Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and its Subsidiaries by motivating such persons to contribute to the growth and profitability of the Company and its Subsidiaries. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A (including any amendments or replacements of such section), and the Plan shall be so construed.

1.2
Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that, no Award shall be granted under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

2.	DEFINITIONS AND CONSTRUCTION.

	2.1	Definitions. The following terms shall have their respective meanings set forth below:

(a)
Appreciation Award means (i) an Option or Stock Appreciation Right, (ii) a stock option or stock appreciation right granted under a Predecessor Plan, (iii) a Restricted Stock Award, Restricted Stock Unit or Dividend Equivalent Right with a per share or per unit purchase price equal to at least 100% of the Grant Date Fair Market Value, or (iv) an award other than a stock option or stock appreciation right granted under a Predecessor Plan with a per share or per unit purchase price equal to at least 100% of the fair market value per Common Share on the grant date of such award.

		(b)	Award means any Option, Stock Appreciation Right, Restricted Stock Award, Unrestricted Stock Award, Restricted Stock Unit or Dividend Equivalent Right granted under the Plan.

		(c)	Award Agreement means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

		(d)	Board means the Board of Directors of the Company.

		(e)	Cause means, except as otherwise determined by the Committee and set forth in an applicable Award Agreement:

(i)
a material breach by a Participant of the duties and responsibilities of the Participant (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or

(ii) the commission by the Participant of a felony involving moral turpitude.

2023 Proxy Statement	113

Exhibit A

The determination of Cause shall be made by the Committee in its sole discretion and shall be final and conclusive. The Company must notify the Participant that it believes “Cause” has occurred within ninety (90) days of its knowledge of the event or condition constituting Cause.

(f)	Change in Control means the occurrence of one of the following events:

(i)
any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (A) an acquisition by the Company or any Subsidiary; (B) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; (C) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control Transaction (as defined in paragraph (iii)); (E) as pertains to an individual Participant, any acquisition by the Participant or any group of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including the Participant (or any entity in which the Participant or a group of persons including the Participant, directly or indirectly, holds a majority of the voting power of such entity’s outstanding voting interests); or (F) the acquisition of Company Voting Securities from the Company, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

(ii)
individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided, that any person becoming a director subsequent to the beginning of such twenty-four (24) month period, whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

(iii)
the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any Subsidiary that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a “Business Combination”), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”) or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (a “Non-Control Transaction”) or (B) the Business Combination is effected by means of the acquisition of Company Voting Securities from the Company, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii);

114

Exhibit A

(iv) consummation of the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries; or

(v) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company’s acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.
Notwithstanding anything in this Plan to the contrary, and except as otherwise determined by the Committee and set forth in an applicable Award Agreement, if a Participant’s employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (such a termination of employment an “Anticipatory Termination”), then for all purposes of this Plan, the date immediately prior to the date of such Anticipatory Termination shall be deemed to be the date of a Change in Control for such Participant.

(g)	Code means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder, as such law and regulations may be amended from time to time.

(h)
Committee means the Human Resources and Compensation Committee (or its successor(s)) or such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board consisting of two or more members of the Board each of whom is intended to be a “non- employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an “independent director” under the New York Stock Exchange listing rules or the listing rules of any other primary exchange on which the Common Shares may be traded from time to time. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

(i)	Common Shares means the common shares, $.50 par value per share, of the Company, as adjusted from time to time in accordance with Section 4.3.

(j)	Company means Parker-Hannifin Corporation, an Ohio corporation, or any successor corporation.

(k)
Detrimental Activity means any conduct or activity, whether or not related to the business of the Company or a Subsidiary, that is determined in individual cases, by the Committee or its express delegate, to be detrimental to the interests of the Company or a Subsidiary, including without limitation (i) the rendering of services to an organization, or engaging in a business, that is, in the judgment of the Committee or its express delegate, in competition with the Company; (ii) the disclosure to anyone outside of the Company, or the use for any purpose other than the Company’s business, of confidential information or material related to the Company, whether acquired by the Participant during or after employment with the Company; (iii) fraud, embezzlement, theft-in-office or other illegal activity; or (iv) a violation of the Company’s Code of Ethics or other policies.

(l)	Director means a member of the Board.

(m)
Disability, except as provided in Section 15.4, and except as may otherwise prescribed by the Committee and set forth in an applicable Award Agreement, has the same meaning as provided under the applicable Long-term Disability Plan, or other Company policy.

(n)
Dividend Equivalent Right means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a cash payment or a credit for the account of such Participant in an amount equal to the cash dividends paid on one Common Share for each Common Share represented by an Award held by such Participant. Notwithstanding the foregoing, no Dividend Equivalent Rights shall be granted with respect to any Option or SAR.

2023 Proxy Statement	115

Exhibit A

(o)
Employee means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of the Company or any of its Subsidiaries. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency may subsequently make a contrary determination as to such individual’s status as an Employee.

(p)
Exchange Act means the Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

(q)
Fair Market Value means, as of any date, the value of a Common Share or other property as determined by the Committee, in its discretion; provided, however, that the Fair Market Value as established by the Committee from time to time shall be determined in accordance with applicable laws and regulations (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A), and such determination shall be conclusive and binding for all purposes.

(r)
Full Value Award means (i) a Restricted Stock Award, Unrestricted Stock Award, Restricted Stock Unit or Dividend Equivalent Right with a per share or per unit purchase price of less than 100% of the Grant Date Fair Market Value, or (ii) an award other than a stock option or stock appreciation right granted under a Predecessor Plan with a per share or per unit purchase price of less than 100% of the fair market value per Common Share on the grant date of such award.

(s)
Good Reason means, except as may be prescribed by the Committee and set forth in an applicable Award Agreement, without a Participant’s express written consent, the occurrence of any of the following events after a Change in Control:

(i)
the assignment to the Participant of any duties inconsistent in any adverse respect with the Participant’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control; or

	(ii)	an adverse change in the Participant’s reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control; or

(iii)
any removal or involuntary termination of the Participant from the Company other than as expressly permitted by this Plan or any failure to re-elect the Participant to any position with the Company held by the Participant immediately prior to such Change in Control; or

	(iv)	a reduction by the Company in the Participant’s rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter; or

(v)
any requirement of the Company that the Participant (A) be based anywhere more than twenty-five (25) miles from the facility where the Participant is located at the time of the Change in Control or (B) travel on Company business to an extent substantially more burdensome than the travel obligations of the Participant immediately prior to such Change in Control; or

116

Exhibit A

(vi)
the failure of the Company to (A) continue in effect any employee benefit plan or compensation plan in which the Participant is participating immediately prior to such Change in Control, or the taking of any action by the Company which would adversely affect the Participant’s participation in or reduce the Participant’s benefits under any such plan (including the failure to provide the Participant with a level of discretionary incentive award grants consistent with the Company’s grants of such awards to the Participant during the three-Year period immediately prior to the Change in Control), (B) provide the Participant and the Participant’s dependents with welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and dismemberment and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company and the Affiliated Group in effect for the Participant immediately prior to such Change in Control, (C) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and the Affiliated Group in effect for the Participant immediately prior to such Change in Control, or (D) provide the Participant with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and the Affiliated Group as in effect for the Participant immediately prior to such Change in Control, unless in the case of any violation of (A), (B) or (C) above, the Participant is permitted to participate in other plans, programs or arrangements which provide the Participant (and, if applicable, the Participant’s dependents) with no less favorable benefits at no greater cost to the Participant; or

(vii)
the failure of the Company to obtain an agreement from any successor to the Company to assume and agree to perform the obligations under the Plan in the same manner and to the same extent that the Company would be required to perform, except where such assumption occurs by operation of law. Any event or condition described in Sections 2.1(s)(i) through (vi) which occurs prior to a Change in Control, but was at the request of a third party, shall constitute Good Reason following a Change in Control for purposes of this Plan (as if a Change in Control had occurred immediately prior to the occurrence of such event or condition) notwithstanding that it occurred prior to the Change in Control. For purposes of this Plan, any good faith determination of Good Reason made by a Participant shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by a Participant shall not constitute Good Reason. The Participant’s right to terminate employment for Good Reason shall not be affected by the Participant’s incapacitation due to mental or physical illness and the Participant’s continued employment shall not constitute consent to or a waiver of rights with respect to any event or condition constituting Good Reason. The Participant must provide notice of termination within ninety (90) days of his knowledge of an event or condition constituting Good Reason under the Plan. A transaction which results in the Company no longer being a publicly traded entity shall not in and of itself be treated as Good Reason unless and until one of the events or conditions set forth in Sections 2.1(s)(i) through (vii) occurs.

(t)
Grant Date means the date as of which an Award is determined to be effective as provided for by the Committee. The Grant Date shall not be earlier than the date of the action with respect thereto by the Committee.

(u)	Grant Date Fair Market Value means, as of any date, the value of a Common Share determined as follows:

(i)
the closing sale price per Common Share as reported on the New York Stock Exchange—Composite Transactions or the principal exchange on which shares are then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; and (ii) in the absence of such markets for the Common Shares, the Grant Date Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A), and such determination shall be final, conclusive and binding for all purposes.

(v)
Incentive Stock Option means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements thereof.

2023 Proxy Statement	117

Exhibit A

(w)
Insider Trading Policy means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(x)
Net-Exercise means a procedure by which the Participant will be issued a number of whole shares of Stock upon the exercise of an Option or SAR determined in accordance with the following formula:
N = X(A-B)/A, where:
N = the number of Common Shares to be issued to the Participant upon exercise;
X = the total number of shares with respect to which the Participant has elected to exercise;
A = the Fair Market Value of one (1) Common Share determined on the exercise date; and
B = the exercise price per share (as defined in the Participant’s Award Agreement).

(y)
Nonstatutory Stock Option means any Option awarded under this Plan that is not specifically designated as an Incentive Stock Option (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(z)	Officer means any person designated by the Board as an officer of the Company.

(aa)	Option means a right granted under Section 6 to purchase Common Shares pursuant to the terms and conditions of the Plan. Options may be either Nonstatutory Stock Options or Incentive Stock Options.

(bb)
Participant means any eligible person who is selected to receive an Award under the Plan and who is at the time (i) an Officer or Employee, including a person who has agreed to commence serving in such capacity within 90 days of the Grant Date or (ii) a Director (provided, in each case, that such person satisfies the Form S-8 definition of an “employee”).

(cc)
Performance Goals mean the performance objective or objectives established by the Committee pursuant to this Plan for Participants who have received grants of Awards under the Plan (where applicable). Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organization units within the Company or its Subsidiaries. The Performance Goals may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Performance Goals may be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics), or such other metrics as may be determined by the Committee: (i) earnings per share; (ii) return on invested capital; (iii) return on total capital; (iv) return on total assets; (v) return on net assets; (vi) return on equity; (vii) total shareholder return; (viii) revenue; (ix) cash flow, free cash flow or free cash flow margin; (x) net income; (xi) operating profit; (xii) pre-tax income; (xiii) earnings before interest, taxes, depreciation and/or amortization costs; (xiv) productivity; (xv) customer satisfaction; (xvi) employee satisfaction; (xvii) economic value added; and (xviii) stock price. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the goals or actual levels of achievement regarding the Performance Goals, in whole or in part, as the Committee deems appropriate and equitable.

(dd)
Predecessor Plans means the Company’s 2009 Omnibus Stock Incentive Plan (the “2009 Plan”) and the Company’s 2016 Omnibus Stock Incentive Plan (the “2016 Plan”), each as amended or amended and restated from time to time.

(ee)
Qualifying Termination means a Participant’s separation from service (within the meaning of Treasury Regulation § 1.409A-1(h)) that: (i) follows a Change in Control and (ii) occurs either (a) by the Company other than for Cause or (b) by the Participant for Good Reason.

(ff)	Restricted Stock Award means an Award granted pursuant to Section 8 that is subject to Vesting Conditions.

118

Exhibit A

	(gg)	Restricted Stock Unit means a right granted to a Participant pursuant to Section 9 to receive a Common Share, cash or a combination thereof, on a date determined in accordance with the provisions of such Section and the Participant’s Award Agreement.

	(hh)	Section 409A means Section 409A of the Code.

	(ii)	Securities Act means the Securities Act of 1933, as amended, and any applicable rules and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

	(jj)	Service means, except as provided in Section 15, a Participant’s employment or service with the Company and its Subsidiaries, whether in the capacity of an Employee or a Director. A Participant’s service for purposes of this Plan is deemed to have terminated in accordance with the Company’s policies on termination as may be in effect from time to time. The Company, in its sole discretion, shall determine whether a Participant’s Service has terminated and the effective date of, and reason for, such termination.

	(kk)	Stock Appreciation Right (or “SAR”) means an Award granted under Section 7.

	(ll)	Subsidiary means a corporation, company or other entity (i) at least fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but at least fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant eligible for a grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning given to such term in Section 424(f) of the Code.

	(mm)	Substitute Awards means Awards that are granted in assumption of, or in substitution, conversion or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines and/or engages in a corporate acquisition or merger transaction.

	(nn)	Ten Percent Shareholder means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company (or, as applicable, of any “parent” or “subsidiary” as defined in Sections 424(e) and (f) of the Code) within the meaning of Section 422 of the Code.

	(oo)	Unrestricted Stock Award means an Award granted pursuant to Section 8 that is not subject to Vesting Conditions or with respect to which any Vesting Conditions have been satisfied prior to issuance or transfer of such Award.

	(pp)	Vesting Conditions mean those conditions established by the Award Agreement in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2	Construction. Captions and titles contained in this Plan are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. The terms “or” and “including” are not intended to be exclusive or limiting, respectively, unless the context clearly requires otherwise.

2023 Proxy Statement	119

Exhibit A

3.	ADMINISTRATION.

	3.1	Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all Participants and other persons having an interest in the Plan or such Award. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. The Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

	3.2	Authority of the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.2) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

	3.3	Authority of Officers. Notwithstanding the above, to the extent permitted by law, the Board or Committee may, by resolution, expressly delegate to a special committee, consisting of one or more Directors or Officers, the authority, within specified parameters established by the Board or Committee, to: (i) designate Employees to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an Officer may not be made with respect to the grant of Awards to Employees who are subject to Section 16(a) of the Exchange Act on the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board or Committee, as applicable, and such delegates shall report regularly to the Board or Committee, as applicable, regarding the delegated duties and responsibilities and any Awards so granted.

	3.4	Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee charter, and applicable law, the Committee (or its delegate, as applicable, and to the extent permitted by law) shall have the full and final power and authority, in its discretion:

		(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Common Shares to be subject to each Award;

		(b)	to determine the type of Award granted;

		(c)	to determine the Fair Market Value of Common Shares or other property;

		(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation: (i) except for the procedures set forth herein relating to Options and SARs, the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Common Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

		(e)	to determine whether an Award will be settled in Common Shares, cash, or in any combination thereof;

		(f)	to approve one or more forms of Award Agreement;

		(g)	subject to the limitations of Section 18.2, to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;

		(h)	to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;

120

Exhibit A

		(i)	in order to facilitate the making of any grant or combination of grants under this Plan, to provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders;

		(j)	to settle all disputes or controversies regarding the Plan and Awards granted under the Plan;

		(k)	to amend the Plan, or any Award or Award Agreement granted under the Plan, in any respect that the Committee deems necessary or advisable to address or correct any administrative or compliance failure or potential failure, including in order to bring the Plan or any Awards granted under the Plan in compliance with Section 409A.

		(l)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law;

		(m)	generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan; and

		(n)	to delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not (i) cause the Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3, to the extent the Committee deems necessary or appropriate, or (ii) violate any independence standard contained in the New York Stock Exchange listing requirements.

	3.5	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as Officers or Employees of the Company and its Subsidiaries, members of the Board or the Committee and any officers or employees of the Company and its Subsidiaries to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

	4.1	Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of Common Shares authorized for issuance pursuant to Awards under the Plan shall be (x) 11,300,000 Common Shares, minus (y) any Common Shares subject to awards granted under the Predecessor Plans after August 31, 2023 and prior to the Effective Date, plus (z) any Common Shares that are subject to awards granted under this Plan or the Predecessor Plans that are added (or added back, as applicable) to the aggregate number of Common Shares available under this Section 4.1 pursuant to the share counting rules of this Plan in Section 4.2 below. Such shares shall consist of authorized but unissued or reacquired Common Shares or any combination thereof.

2023 Proxy Statement	121

Exhibit A

4.2	Share Counting.

	(a)	Each Common Share delivered pursuant to an Appreciation Award shall be counted against the share limit set forth in Section 4.1 as one (1) share for every one (1) Common Share subject thereto. Each Common Share delivered pursuant to a Full Value Award shall be counted against the share limit set forth in Section 4.1 as 3.09 shares for every one (1) Common Share subject thereto. If, after the Effective Date, an outstanding Award (or, after August 31, 2023, an award under a Predecessor Plan) for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Common Shares acquired pursuant to an Award (or, after August 31, 2023, an award under a Predecessor Plan) subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the Common Shares allocable to the terminated portion of such Award (or award under a Predecessor Plan) or such forfeited or repurchased Common Shares shall again be available for issuance under the Plan. Notwithstanding the foregoing, the following Common Shares shall not extend or increase the maximum share limit contained in Section 4.1 (or otherwise be added to such maximum share limit): (i) shares withheld by the Company or any Subsidiary, tendered or otherwise used in payment of the exercise price of a stock option, (ii) shares withheld by the Company or any Subsidiary, tendered or otherwise used to satisfy a tax withholding obligation, and (iii) shares that are repurchased by the Company with Option proceeds. All Common Shares covered by a SAR, to the extent that it is exercised and settled in shares, or any Option subject to a Net-Exercise shall be considered delivered pursuant to the Plan, whether or not shares are actually delivered to the Participant upon exercise of the right. Common Shares delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Common Shares available for Awards under the Plan and will not count against the Plan limit as set forth in Section 4.1 to the extent that the rules and regulations of any stock exchange or other trading market on which the shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations; provided, that no Common Shares subject to any such Substitute Award shall extend or increase the maximum share limit contained in Section 4.1 (or otherwise be added to such maximum share limit) pursuant to this Section 4.2 or otherwise.

	(b)	Any Common Share that becomes available under this Plan under this Section 4.2 will be added (or added back, as applicable) as (i) one Common Share if such Common Share was subject to an Appreciation Award granted under this Plan or a Predecessor Plan, (ii) as 3.09 Common Shares if such Common Share was subject to a Full Value Award granted under this Plan, (iii) as 4.07 Common Shares if such Common Share was subject to Full Value Award granted under the 2016 Plan, (iv) as 2.55 Common Shares if such Common Share was subject to a Full Value Award granted under the 2009 Plan on or after the date of the Company’s 2012 annual meeting of shareholders, and (v) as 1.87 Common Shares if such Common Share was subject to a Full Value Award granted under the 2009 Plan before the date of the Company’s 2012 annual meeting of shareholders.

4.3	Adjustments for Changes in Capital Structure. In the event of any equity restructuring (within the meaning of any financial standard regime that may be applicable to the Company), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, or a substantially similar transaction or event, including a corporate transaction or event having an effect similar to the foregoing, the Committee shall cause there to be an equitable adjustment in the numbers of Common Shares specified in Section 4.1 and with respect to outstanding Awards, in the number and kind of Common Shares subject to outstanding Awards, the exercise price, grant price or other price of Common Shares subject to outstanding Awards, or in any other Award terms, in each case to prevent dilution or enlargement of the rights of Participants; provided, however, that, unless otherwise determined by the Committee, the number of Common Shares subject to any Award shall always be rounded down to a whole number and the exercise price or grant price shall always be rounded up to the nearest whole cent. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 4.3 that would: (i) cause an Award that is otherwise exempt from Section 409A to become subject to Section 409A, or (ii) cause an Award that is subject to Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants and other persons having an interest in the Plan or an Award under the Plan.

122

Exhibit A

	4.4	Minimum Vesting. Notwithstanding anything in this Plan (outside of this Section 4.4) to the contrary, Awards granted under this Plan (other than cash-based awards) shall be subject to a vesting period or performance period of at least one year; provided, however, that, notwithstanding the foregoing, the following Awards shall not be subject to the foregoing minimum vesting requirement: any (a) Substitute Awards; (b) Common Shares delivered in lieu of fully vested cash obligations; (c) Awards to non-employee Directors that vest on the earlier of the one-year anniversary of the applicable Grant Date and the next annual meeting of the Company’s shareholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s shareholders; and (d) any additional Awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under this Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3). Nothing in this Section 4.4 or otherwise in this Plan, however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any Award under this Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change in Control or (y) exercising its authority under Section 12.1 at any time following the grant of an Award.

	4.5	Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 4.3 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 11,300,000 Common Shares.

5.	ELIGIBILITY AND CERTAIN LIMITATIONS.

	5.1	Persons Eligible for Awards. Awards may be granted only to Employees and Directors.

	5.2	Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Grant Date as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

	5.3	Participation in Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award. Notwithstanding the foregoing provisions of this Section 5, eligible Participants who are service providers to a Subsidiary may be granted Options or Stock Appreciation Rights under this Plan provided that the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A.

6.	OPTIONS. Options shall be evidenced by Award Agreements specifying the number of Common Shares covered by the Award Agreement, in such form as the Committee shall from time to time establish. The Award Agreement for any Incentive Stock Options granted under the Plan shall contain such terms and conditions, consistent with the plan, as the Committee may determine to be necessary to comply with Section 422 of the Code. An Option may be granted to an eligible employee as a separate Award. Notwithstanding the foregoing, Incentive Stock Options may be granted only to eligible Participants who are employees of the Company (or a “parent” or “subsidiary” as defined in Sections 422(e) and (f) of the Code). Award agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

	6.1	Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that, except with respect to Substitute Awards, the exercise price per Common Share shall not be less than one hundred percent (100%) of the Grant Date Fair Market Value. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise price per Common Share shall not be less than one hundred ten percent (110%) of the Grant Date Fair Market Value.

	6.2	Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Vesting Conditions and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the Grant Date of such Option. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Incentive Stock Option shall not be exercised after the expiration of five (5) years after the Grant Date of such Incentive Stock Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted under this Plan shall terminate ten (10) years after the Grant Date of the Option, unless earlier terminated in accordance with its provisions.

2023 Proxy Statement	123

Exhibit A

	6.3	Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Common Shares being purchased pursuant to any Option shall be made: (i) in cash or by check or cash equivalent, (ii) subject to Section 6.3(b)(i), by tender to the Company, or attestation to the ownership, of Common Shares owned by the Participant having a Fair Market Value not less than the exercise price, (iii) subject to Section 6.3(b)(ii), to the extent permitted by law, by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (a “Cashless Exercise”), (iv) subject to any conditions or limitations established by the Committee, by delivery of a properly executed notice electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Common Shares. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Common Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Common Shares.

(ii) Cashless Exercise. The Cashless Exercise program is available only if, at the time of exercise, the offer and sale of Common Shares pursuant to the Plan is registered on a then effective registration statement on Form S-8 under the Securities Act. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

	6.4	Vesting Requirements. Options may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions, or Performance Goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

	6.5	Effect of Termination of Service. Subject to earlier termination of the Option as otherwise provided in this Plan or the terms of the Award Agreement and unless otherwise provided by the Committee pursuant to Section 12.1 or in the Award Agreement, the Participant’s termination of Service shall operate to terminate the Option.

	6.6	Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in the Award Agreement is prevented by the provisions of Section 14, then, if permitted by Section 409A, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the last day of the original term of such Option.

	6.7	Certain Provisions Regarding Incentive Stock Options. Notwithstanding anything in this Section 6 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options, and shall instead be treated as Nonqualified Stock Options, to the extent that either: (i) the aggregate Fair Market Value of Common Shares (determined as of the Grant Date) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

7.	STOCK APPRECIATION RIGHT AWARDS. SARs shall be evidenced by Award Agreements specifying the number of Common Shares covered by the Award Agreement, in such form as the Committee shall from time to time establish. A SAR may be granted to an eligible Participant as a separate Award.

	7.1	Grant Price. The grant price for each SAR shall be established in the discretion of the Committee; provided, however, that, except with respect to Substitute Awards, the grant price per share for a SAR shall be not less than one hundred percent (100%) of the Grant Date Fair Market Value.

124

Exhibit A

	7.2	Settlement of SARs. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Common Share on the date of exercise over the grant price; by (ii) the number of Common Shares with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, Common Shares of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

	7.3	Exercisability and Term of SARs. SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Vesting Conditions and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years after the Grant Date of such SAR. Subject to the foregoing, unless otherwise specified by the Committee in the grant of a SAR, any SAR granted under this Plan shall terminate ten (10) years after the Grant Date of the SAR, unless earlier terminated in accordance with its provisions.

	7.4	Vesting Requirements. SARs may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions, or Performance Goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

	7.5	Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided in this Plan or the terms of the Award Agreement and unless otherwise provided by the Committee pursuant to Section 12.1 or in the Award Agreement, the Participant’s termination of Service shall operate to terminate the SAR.

	7.6	Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of a SAR within the applicable time periods set forth in the Award Agreement is prevented by the provisions of Section 14, then, if permitted by Section 409A, the SAR shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the last day of the original term of such SAR.

8.	RESTRICTED AND UNRESTRICTED STOCK AWARDS. The Committee, at any time and from time to time, may grant or sell Restricted Stock Awards and Unrestricted Stock Awards to Participants in such number as the Committee shall determine. Each grant or sale of a Restricted Stock Award or an Unrestricted Stock Award shall be evidenced by an Award Agreement and shall be subject to the following provisions:

	8.1	Grant of Restricted Stock Award or Unrestricted Stock Award. Each grant or sale of a Restricted Stock Award or an Unrestricted Stock Award shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and/or restrictions on transfer as provided in this Section 8. A Restricted Stock Award or an Unrestricted Stock Award may be granted to an eligible Employee as a separate Award. Restricted Stock Awards and Unrestricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals.

	8.2	Purchase Price. Each such grant or sale may be made without additional consideration or in consideration of a purchase price payment by such Participant that is greater than, less than or equal to the Fair Market Value at the Grant Date. Any payment of purchase price for Common Shares being purchased pursuant to any Restricted Stock Award or Unrestricted Stock Award shall be made: (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

	8.3	Vesting and Restrictions on Transfer. Common Shares issued pursuant to any Restricted Stock Award may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in Section 16. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Common Shares hereunder and shall promptly present to the Company any and all certificates representing Common Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

2023 Proxy Statement	125

Exhibit A

	8.4	Unrestricted Stock Awards under LTIP Program. Notwithstanding any provisions of Section 8 above but subject to Section 4, Unrestricted Stock Awards may be granted to Participants under the Plan upon completion of the applicable performance period pursuant to a performance based incentive program having a performance period of not less than 12 months.

	8.5	Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.6 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a shareholder of the Company holding Common Shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made. Notwithstanding the foregoing, dividends or other distributions with respect to any Restricted Stock Award that vests based on the achievement of Performance Goals shall be accumulated until such Award is earned, and such dividends or other distributions shall not be paid if such Performance Goals are not satisfied.

	8.6	Effect of Termination of Service. Unless otherwise provided by the Committee pursuant to Section 12.1 or in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to Restricted Stock Awards which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.	RESTRICTED STOCK UNITS. Restricted Stock Units shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Restricted Stock Units may be granted to an eligible Participant as a separate Award. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

	9.1	Grant of Restricted Stock Units. Restricted Stock Units may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals.

	9.2	Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving Restricted Stock Units, the consideration for which shall be services actually rendered to (or for the benefit of) the Company or a Subsidiary. Notwithstanding the foregoing, if required by applicable state corporate law, or if deemed necessary or appropriate by the Committee to ensure that taxation of the Restricted Stock Units does not occur until receipt of the Common Shares by the Participant, or, at the discretion of the Committee, to avoid other undesirable tax consequences to the Participant, the Participant shall furnish consideration in the form of cash or past services rendered to (or for the benefit of) the Company or a Subsidiary having a value not less than the par value of the Common Shares issued upon settlement of the Award of Restricted Stock Units.

	9.3	Vesting. Restricted Stock Unit may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing an Award of Restricted Stock Units that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of: (a) the next trading day on which the sale of such shares would not violate the Insider Trading Policy; or (b) the later of: (i) the last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

	9.4	Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to Common Shares represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Units that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Shares during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend

126

Exhibit A

Equivalent Rights, if any, may be paid in cash or by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Shares, as provided in the Award Agreement. In the event that the Dividend Equivalent Rights are credited to the Participant, the number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing: (a) the amount of cash dividends paid on such date with respect to the number of Common Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Common Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Award. Notwithstanding the foregoing, any Dividend Equivalent Rights with respect to any Restricted Stock Units that vest based on the achievement of Performance Goals shall be accumulated until such Restricted Stock Units are earned, and such dividends or other distributions shall not be paid if such Performance Goals are not satisfied.

	9.5	Effect of Termination of Service. Unless otherwise provided by the Committee pursuant to Section 12.1 or set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

	9.6	Settlement of Restricted Stock Units. The Company shall issue to the Participant on the date on which Restricted Stock Units subject to the Participant’s Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) Common Share for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, under procedures established by the Committee consistent with the requirements of Section 409A, to defer receipt of all or any portion of the Common Shares or other property otherwise issuable to the Participant pursuant to this Section. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement for settlement of any Restricted Stock Units by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the Common Shares or other property otherwise issuable to the Participant pursuant to this Section.

10.	DETRIMENTAL ACTIVITY AND RECAPTURE.

	10.1	Detrimental Activity. The Committee may cancel any unexpired, unpaid or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms of an Award Agreement or if the Participant engages in Detrimental Activity. The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge that he or she is in compliance with all applicable provisions of the Plan and of any Award Agreement and has not engaged in any Detrimental Activity. Any Award Agreement may provide that if a Participant, either during employment by the Company or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Participant shall:

(a) return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were issued pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

(b) with respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i) any amount actually paid therefore by the Participant pursuant to this Plan; and

(ii) the Fair Market Value of such Common Share on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company to the Participant, whether as wages, deferred compensation (to the extent permitted by Section 409A) or vacation pay or in the form of any other benefit or for any other reason.

	10.2	Other Recovery. Any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain or earnings related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with (a) any Company clawback or recoupment policy, including any such policy that is adopted to comply

2023 Proxy Statement	127

Exhibit A

with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise (the “Clawback Policy”), or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and the recovery of amounts relating thereto. By accepting Awards under the Plan, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any Award, any gains or earnings related to any Award, or any other amount paid under the Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participants’ accounts or from any other compensation, to the extent permissible under Section 409A.

11.	STANDARD FORMS OF AWARD AGREEMENTS.

	11.1	Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of notice of grant and form of agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

	11.2	Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

12.	AMENDMENTS TO AWARD TERMS. Subject to the requirements and limitations of Section 409A and Section 15, if applicable, the Committee may provide for any one or more of the following:

	12.1	Accelerated or Continued Vesting. Subject to Section 18.2, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a Change in Control, to the extent a Participant holds an Option or SAR not immediately exercisable in full, or any Restricted Stock Award as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units, or Dividend Equivalent Rights that are subject to any vesting schedule or transfer restriction, or holds Common Shares subject to any transfer restriction imposed pursuant to Section 16 of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option, SAR or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such vesting schedule or transfer restriction will end or may waive any other limitation or requirement under any such Award.

	12.2	Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Common Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Common Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Common Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Common Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Common Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Common Shares pursuant to the Change in Control on a contingent

128

Exhibit A

or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Except as otherwise provided by the Committee or in the applicable Award Agreement, any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

	12.3	Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Common Share (and each unvested Common Share, if so determined by the Committee) subject to such canceled Award in: (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Common Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Common Shares pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

	12.4	Section 409A. Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A, without altering the definition of Change in Control for any purpose in respect of such Award.

13.	TAX WITHHOLDING.

	13.1	Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company and its Subsidiaries with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver Common Shares, to release Common Shares from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the required tax withholding obligations have been satisfied by the Participant.

	13.2	Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Common Shares issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole Common Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company and its Subsidiaries. The Fair Market Value of any Common Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates, unless such additional withholding amount is authorized by the Committee.

14.	COMPLIANCE WITH SECURITIES LAW. The grant of Awards and the issuance of Common Shares pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Common Shares may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless: (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

2023 Proxy Statement	129

Exhibit A

15.	COMPLIANCE WITH SECTION 409A. Awards granted under the Plan are intended to be exempt from the application of, or comply with, the requirements of Section 409A, and the Plan and terms of such Awards shall interpreted and administered in a manner consistent with such intent. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section):

	15.1	An Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A upon a Participant;

	15.2	If an Award is subject to Section 409A, no distribution or payment of any amount as a result of the Participant’s retirement or other termination of Service (other than termination due to the Participant’s death) shall be made before the date of the participant’s “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h), provided that in applying Treasury Regulation § 1.409A-1(h)(1)(ii), a separation from service shall be deemed to occur if the Company and the Participant reasonably anticipate that the level of bona fide services the Participant will perform after a certain date (whether as an employee or as an independent contractor) will permanently decrease to less than 50% of the average level of bona fide services performed by the Participant (whether as an employee or as an independent contractor) over the immediately preceding 36-month period (or the full period of services, if the Participant has been providing services for less than 36 months), and further provided that, in the event of a disposition of assets by the Company to an unrelated person, the Company reserves the discretion to specify (in accordance with Treasury Regulation § 1.409A-1(h)(4)) whether a Participant who would otherwise experience a separation from service with the Company as part of the disposition of assets will be considered to experience a separation from service for purposes of Treasury Regulation § 1.409A-1(h);

	15.3	If an Award is subject to Section 409A, and if the Participant holding the award is a “specified employee” (determined pursuant to the Company’s policy for determining specified employees in accordance with Section 409A), no distribution or payment of any amount as a result of the Participant’s “separation from service” (as defined in Section 15.2 above) shall be made before the first day of the seventh month following the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death;

	15.4	To the extent necessary to comply with Section 409A, the term “Disability” shall have the meaning set out in Treasury Regulation § 1.409A-3(i)(4);

	15.5	Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries; and

	15.6	Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

16.	TRANSFERABILITY OF AWARDS.

	16.1	Except as otherwise determined by the Board or the Committee pursuant to the provisions of Section 16.3, and subject to compliance with Section 15 and Section 409A, no Award or Dividend Equivalent Rights paid with respect to Awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Company as the Board or the Committee may determine; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Common Shares or other property issued under such Award. In no event will any Award be transferred for value. Except as otherwise determined by the Committee, Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

130

Exhibit A

	16.2	The Committee may specify at the Grant Date that part or all of the Common Shares that are: (i) to be issued or transferred by the Company upon the exercise of Options or SARs, upon the termination of the period of restriction applicable to Restricted Stock Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 8 of this Plan, will be subject to further restrictions on transfer.

	16.3	Notwithstanding Section 16.1, the Board or the Committee may determine that Awards may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

17.	AMENDMENT OR TERMINATION OF PLAN. The Committee may amend, suspend or terminate the Plan at any time. Notwithstanding the foregoing, the Plan may not be amended, suspended or terminated in a manner that would result in the imposition of an additional tax under Section 409A upon a Participant. Moreover, without the approval of the Company’s shareholders, there shall be no amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Common Shares may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A and all applicable guidance promulgated thereunder.

18.	MISCELLANEOUS PROVISIONS.

	18.1	Repurchase Rights. Common Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Common Shares hereunder and shall promptly present to the Company any and all certificates representing Common Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

	18.2	Re-Pricing. Except for adjustments made pursuant to Section 4.3 or in connection with a Change in Control, the terms of outstanding Awards may not be amended, without the further approval of the shareholders of the Company, to reduce the exercise price or grant price of Options or SARs, respectively, or cancel outstanding Option or SARs (including following a Participant’s voluntary surrender of “underwater” Options or SARs) in exchange for cash, other Awards or Options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original SARs, as applicable. This Section 18.2 is intended to prohibit the repricing of “underwater” Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4.3 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18.2 may not be amended without approval by the Company’s shareholders.

	18.3	Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service due to the Participant’s conduct constituting a Detrimental Activity.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the

2023 Proxy Statement	131

Exhibit A

Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

18.4	Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

18.5	Rights as Employee or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Director or interfere with or limit in any way any right of the Company or a Subsidiary to terminate the Participant’s Service at any time. To the extent that an Employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.6	Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.7	Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Common Shares acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Common Shares credited to the account of the Participant, (b) by depositing such Common Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Common Shares to the Participant in certificate form.

18.8	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award. The Committee or the Board may provide for the elimination of fractions or for the settlement of fractions in cash.

18.9	Retirement and Welfare Plans. Neither Awards made under this Plan nor Common Shares or cash paid pursuant to such Awards shall be included as compensation for purposes of computing the benefits payable to any Participant under any retirement plan (qualified or non-qualified) or welfare benefit plan of the Company or any Subsidiary unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

18.10	Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, or would disqualify this Plan or any Award under any law deemed applicable by the Committee or the Board, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11	No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or any Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

18.12	Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or any Subsidiary. The Participants shall have no claim against the Company or any Subsidiary for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

132

Exhibit A

18.13	Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Ohio, without regard to its conflict of law rules.

18.14	Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under this Plan for grants or awards held by employees of a company or entity who become employees of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted, and such Substitute Awards may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the applicable transaction.

18.15	Allowance for Assumed Plans. In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger. Any Common Shares that are subject to any Awards that are granted by the Company under this Section 18.15 will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in this Plan. In addition, no Common Shares subject to an Award that is granted by the Company under this Section 18.15 will be added to the aggregate limit contained in Section 4.1 of this Plan.

18.16	Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

2023 Proxy Statement	133

Exhibit B

PARKER-HANNIFIN CORPORATION

GLOBAL EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated August 7, 2023)

I.	PURPOSE

The Parker-Hannifin Corporation Global Employee Stock Purchase Plan, as amended and restated (the “Plan”), is intended to provide eligible employees of the Parker-Hannifin Corporation (the “Company”) and its participating Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company’s common shares through participation in a plan designed to qualify as an employee stock purchase plan under Code Section 423 with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification). In addition, the Plan authorizes the grant of purchase rights or rights similar to purchase rights that are not intended to qualify under Code Section 423 hereunder pursuant to any Addenda adopted by the Plan Administrator, the terms of which grants may differ from the terms set forth herein to the extent such different terms would not cause a grant under the Plan that is intended to comply with Code Section 423 to fail to so comply. The Plan was originally effective on January 1, 2015, and this amendment and restatement of the Plan is effective as of the Effective Date.

II.	DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

Addenda means any rules, procedures or sub-plans adopted by the Plan Administrator that are designed to achieve certain desired legal or other objectives, including tax, securities, employment, labor, or data privacy law related outcomes, for eligible employees of the Company or one or more of the Company’s Corporate Affiliates or Designated Affiliates resident in particular locations outside of the United States and pursuant to which purchase rights that do not satisfy the requirements for “employee stock purchase plans” set forth under Code Section 423 may be granted.

Board means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor body of federal tax law. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section.

Company means Parker-Hannifin Corporation, an Ohio corporation, and any corporate successor to all or substantially all of the assets or voting common shares of Parker-Hannifin Corporation which shall by appropriate action adopt the Plan.

Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

Designated Affiliate means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, shares or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies, which shall be designated, in accordance with Section III of the Plan, as participating in any Addendum that is not intended to qualify under Code Section 423.

Effective Date means January 1, 2024, subject to approval by the shareholders of the Company at their 2023 annual meeting.

Eligible Earnings means (a) the regular basic earnings paid to a Participant by one or more Parker-Hannifin Entities, (b) any salary deferral contributions made on behalf of the Participant to a Code Section 401(k) Plan, Code Section 125 Plan or any nonqualified deferred compensation plan and (c) overtime payments. There shall be excluded from the calculation of Eligible Earnings: (i) bonuses, commissions, or other forms of variable or incentive-based pay; (ii) all distributions from profit-sharing, nonqualified deferred compensation, welfare benefits and other employee benefit plans; and (iii) all contributions (other than salary deferral contributions made to a Code Section 401(k) Plan, Code Section 125 Plan, or any nonqualified deferred compensation plan) made by the Company or any other Parker-Hannifin Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established. The Plan Administrator, in its discretion, may, on a uniform and non-discriminatory basis, establish a different definition of Eligible Earnings for a subsequent purchase period.

134

Exhibit B

Employee means any person employed by the Company or any other Participating Company within the meaning of Code Section 3401(c).

Parker-Hannifin Entity means the Company or any person or entity controlling, controlled by or under common control with the Company or any person or entity with which joint enterprises are carried on or in which the Company has an interest.

Participant means any Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliate(s) as may be designated from time to time in accordance with Section III of the Plan.

Share means a common share, $.50 par value, of the Company.

III.	ADMINISTRATION

The Plan shall be administered by the Board (or, if delegated by the Board to a standing committee of the Board, such committee) (the “Plan Administrator”); provided that, subject to applicable law and stock exchange requirements, some or all of the duties of the Plan Administrator may be delegated or redelegated (as the case may be) by the Plan Administrator to a standing committee of the Company. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering and enforcing the Plan as it may deem necessary in order to comply with the requirements of Code Section 423, where relevant, to adopt Addenda designed to achieve desired tax, securities, employment, labor, data privacy, law or other objectives for eligible employees of the Company or one or more of the Company’s Corporate Affiliates or Designated Affiliates in particular countries outside the United States, and to designate Participating Companies under the Plan (and/or Designated Affiliates under any Addenda). Decisions of the Plan Administrator (or its designee) shall be final and binding on all parties who have an interest in or under the Plan.

IV.	PURCHASE PERIODS

(a)
Shares shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of Shares available for issuance under the Plan (including any Addenda) shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section IX of the Plan.

(b)
Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any Shares be issued or delivered hereunder, until such time as (i) the Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Shares are listed and all other applicable requirements established by law or regulation. Notwithstanding the preceding sentence, the Company disclaims having any affirmative obligation to register or otherwise list the Company’s securities on any securities exchange maintained outside the United States.

(c)
The Plan shall be implemented in a series of consecutive purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Plan. The Plan Administrator will announce the date each purchase period will commence and the duration of that purchase period in advance of the first day of such purchase period.

(d)
The Participant shall be granted a separate purchase right for each purchase period in which such Participant participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised on the last U.S. business day of that purchase period unless the Plan Administrator establishes an earlier date for such exercise in accordance with the terms of the Plan and all applicable law.

(e) An Employee may participate in only one purchase period at a time.

V.	ELIGIBILITY AND PARTICIPATION

(a)
Each individual who is an Employee of a Participating Company on the commencement date of any purchase period under the Plan and who has been so employed on an uninterrupted basis at all times for more than three (3) months (as determined prior to any such commencement date on a day designated by the Plan Administrator in its discretion), shall be eligible to participate in the Plan for that purchase period. The Plan Administrator, in its discretion, from time to time, may exclude the following Employees from participating in the Plan: Employees (i) whose customary employment is twenty (20) hours or less per week or five (5) months or less per calendar year, (ii) who have been

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employed less than two (2) years, or (iii) are “highly compensated employees” within the meaning of Code Section 414(q). Any exclusion shall be applied with respect to a purchase right in a manner complying with United States Treasury Regulation Section 1.423-2. Notwithstanding the previous sentence, the exclusions may be applied with respect to a purchase right under any Addenda without regard to the limitations of United States Treasury Regulation Section 1.423-2.

	(b)	In order to participate in the Plan for a particular purchase period, an Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) in either written or electronic format and submit such forms to the Plan Administrator (or its designee) no later than the day designated by the Plan Administrator in its discretion.

	(c)	Participants in the Plan shall contribute amounts to the Plan through periodic payroll deductions (or through such other method as determined by the Plan Administrator in its sole discretion under any Addenda). The payroll deduction authorized by a Participant for purposes of acquiring Shares under the Plan may be any whole percentage or dollar amount of the Eligible Earnings of the Participant during the period the purchase right remains outstanding, up to a maximum equal to twenty percent (20%) of the Participant’s Eligible Earnings per purchase right. However, the total payroll deduction so permitted to be authorized by any Participant under the Plan for a calendar year shall be limited to the sum of legal currency equivalent to U.S. $10,000. The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, reduce such rate by submitting the appropriate form with the Plan Administrator (or its designee). The reduced rate shall become effective as soon as practicable following the submission of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections VII(d) or (e) of the Plan below.

VI.	SHARES SUBJECT TO PLAN

	(a)	The Shares purchasable by Participants under the Plan shall be authorized but unissued Shares, treasury Shares, or Shares purchased by the Company in accordance with the Plan in the open market. The total number of Shares which may be issued or delivered under the Plan (including under any Addenda), in the aggregate shall not exceed Ten Million (10,000,000) Shares (subject to adjustment under subparagraph (b) below).

	(b)	In the event any change is made to the Shares purchasable under the Plan by reason of (i) any merger, consolidation or reorganization or (ii) any share dividend, share split, recapitalization, combination of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, then unless such change occurs in connection with a Section VII(k) transaction, appropriate adjustments shall be made by the Plan Administrator to (x) the class and maximum number of Shares issuable in the aggregate over the term of the Plan, (y) the class and maximum number of Shares purchasable per Participant on any one purchase date, and (z) the class and number of Shares and the price per Share subject to each purchase right at the time outstanding under the Plan, in each case, in order to prevent dilution or enlargement of Participants’ rights under the Plan.

VII.	PURCHASE RIGHTS

An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Shares upon the terms and conditions set forth below and shall execute a purchase agreement (in either written or electronic form) embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable together with any other related administrative forms.

	(a)	Purchase Price. The U.S. Dollar purchase price per Share shall be determined by the Plan Administrator and shall be at least equal to the lesser of (i) 90% of the fair market value per Share on the date on which the purchase right is granted or (ii) 90% of the fair market value per Share on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per Share on any relevant date shall be the closing selling price per Share on such date, as officially quoted on the New York Stock Exchange – Composite Transactions or the principal exchange on which the Shares are at the time traded. If there are no sales of Shares on such day, then the closing selling price for the Shares on the next preceding day for which there does exist such quotation shall be determinative of fair market value. In the absence of such markets for the fair market value per Share, the fair market value shall be determined by the Plan Administrator (or its designee) in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Code Section 409A), and such determination shall be conclusive and binding for all purposes.

136

Exhibit B

(b)	Number of Purchasable Shares. The number of Shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole Shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for that purchase period. Any remaining amount in the Participant’s account shall be automatically refunded to the Participant.

Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its Corporate Affiliates.

In addition, the accrual limitations of Section VIII of the Plan shall apply to all purchase rights.

(c)	Payment. Payment for Shares purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII(d) or (e) of the Plan below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

(d)	Withdrawal from Purchase Period.

(i) A Participant may withdraw from a purchase period by submitting the prescribed notification form (in either written or electronic form) to the Plan Administrator (or its designee) on or prior to the date required by the Plan Administrator in its discretion. No further payroll deductions shall be collected from the Participant with respect to that purchase period, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the withdrawal date: (A) have the Company refund, in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period or (B) have such payroll deductions held for the purchase of Shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period, in the currency originally collected.

(ii) The Participant’s withdrawal from a particular purchase period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely submission of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

(e)	Termination of Employment/Leave of Absence. Except as provided in Section VII(l) of the Plan below, if a Participant ceases to remain an Employee while the Participant’s purchase right remains outstanding, then such purchase right shall immediately terminate, and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant. However, should the Participant die while in Employee status or should the Participant cease active service by reason of a paid leave of absence, then the Participant (or person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution, or if applicable, pursuant to a beneficiary designation made as prescribed in Section VII(m) below) shall have the election, exercisable up until the end of the purchase period in which the Participant dies (to the extent the purchase period ends within three months of the date of death) or in which the paid leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of the Participant’s cessation of Employee status or the commencement of such paid leave or (ii) have such funds held for the purchase of Shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of Shares at the end of such purchase period. If, pursuant to the foregoing, the funds of a Participant on a paid leave of absence are held (whether by an affirmative election or by default) for the purchase of Shares, then the payroll deductions (at the rate authorized at the time the leave began) may continue in effect through the earlier of (I) the end of the purchase period in which the leave commences or (II) as of any payroll date on which the Participant is no longer paid Eligible Earnings. In no other event, however, shall any further payroll deductions be added to the Participant’s account following the Participant’s cessation of Employee status or the commencement of a leave of absence. Should the Participant return to active service (x) within ninety (90) days following the commencement of the Participant’s leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then the Participant’s

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payroll deductions under the Plan shall automatically resume (if such deductions are not otherwise being made) upon the Participant’s return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for the Participant at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely submission of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.

For purposes of the Plan, a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other Participating Company under the Plan.

(f)	Share Purchase. The Shares subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(d) or (e) of the Plan above) shall be automatically purchased on the Participant’s behalf on the last U.S. business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars if necessary, on the last U.S. business date of the purchase period to the purchase of whole Shares at the purchase price in effect for such purchase period.

(g)	Proration of Purchase Rights. Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Shares, be refunded to the Participants, in the currency originally collected.

(h)	Shareholder Rights. A Participant shall have no rights as a shareholder with respect to Shares covered by the purchase rights granted to the Participant under the Plan until the Shares are actually purchased on the Participant’s behalf in accordance with Section VII(f) of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date, except as otherwise provided in Section VI(b) of the Plan. Once the Shares are purchased on behalf of a Participant, the Participant shall have certain rights of ownership such as voting and dividend rights, but shall not be able to sell, assign or transfer any such Shares until after the first anniversary of the date of purchase. Shares issued under the Plan will carry a restrictive legend to this effect.

(i)	ESPP Broker Account. The Shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the “ESPP Broker Account.” Pursuant to Section VII(h) of the Plan, the Shares purchased under the Plan shall be held in the ESPP Broker Account and shall not be sold, assigned or transferred until after the first anniversary of the date of purchase. Notwithstanding the foregoing, in the event of a Participant’s death, this one (1) year holding period shall not apply to any Shares in the Participant’s ESPP Broker Account. The Plan Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including additional policies and procedures regarding the transfer of Shares from a Participant’s ESPP Broker Account before those Shares have been held for the requisite period necessary to avoid a disqualifying disposition of such Shares under the U.S. federal tax laws.

(j)	Assignability. No purchase rights granted under the Plan or amounts credited to a Participant’s account under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime the purchase rights shall be exercisable only by the Participant. A beneficiary designation pursuant to Section VII(m) of this Plan shall not be treated as an assignment or transfer for this purpose.

(k)	Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital shares of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative share holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period in which such transaction occurs to the purchase of whole Shares, subject, however, to the applicable limitations of Section VII(b) of the Plan.

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Exhibit B

	(l)	Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Code Section 423, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection with the disposition of all or a portion of any Participating Company or a portion of the Company, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

	(m)	Designation of Beneficiary.

		(i)	If permitted by the Plan Administrator, a Participant may file a designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a date the purchase right is exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Plan Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the purchase right. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

		(ii)	Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Plan Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

		(iii)	All beneficiary designations will be in such form and manner as the Plan Administrator may designate from time to time.

VIII.	ACCRUAL LIMITATIONS

	(a)	No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) Share rights accrued under other purchase rights outstanding under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of shares of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such shares on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

	(b)	For purposes of applying the accrual limitations of Section VIII(a) of the Plan, the right to acquire Shares pursuant to each purchase right outstanding under the Plan shall accrue as follows:

		(i)	The right to acquire Shares under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.

		(ii)	No right to acquire Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of Shares (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

		(iii)	If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected.

	(c)	In the event there is any conflict between the provisions of this Section VIII of the Plan and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

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IX.	AMENDMENT AND TERMINATION

	(a)	The Board (or, if delegated by the Board to a standing committee of the Board, such committee) may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall materially adversely affect purchase rights at the time outstanding under the Plan without the consent of the effected Participant unless necessary or desirable to qualify the Plan as an employee stock purchase plan pursuant to Code Section 423 or comply with any applicable law, regulation or rule; and provided, further, that no such action may, without the approval of the shareholders of the Company, increase the number of Shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b) of the Plan) or otherwise amend or change the Plan in a manner that would be treated as the adoption of a new plan pursuant to Code Section 423 and the regulations promulgated thereunder.

	(b)	Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section IX(a) of the Plan, to the extent consistent with the requirements of Code Section 423, cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Eligible Earnings, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

X.	GENERAL PROVISIONS

	(a)	The Plan shall terminate upon the earlier of (i) October 24, 2033 or (ii) the date on which all Shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan (including any Addenda).

	(b)	All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

	(c)	Neither the action of the Company in establishing the Plan, nor any action taken in connection with the Plan by the Board or by its delegatee, or by the Company or by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

	(d)	The provisions of the Plan shall be governed by the laws of the State of Ohio, without resort to that State’s conflicts-of-laws rules.

	(e)	The Plan is designed to qualify as an employee stock purchase plan under Code Section 423 with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification), and if the Plan so qualifies, the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that a purchase right granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause a purchase right under the Plan to be subject to Code Section 409A, the Plan Administrator may amend the terms of the Plan and/ or of an outstanding purchase right granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding purchase right or future purchase right that may be granted under the Plan from or to allow any such purchase rights to comply with Code Section 409A, but only to the extent any such amendments or action by the Plan Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the purchase right to purchase Shares under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto. The Company makes no representation that the purchase right to purchase Shares under the Plan is compliant with Code Section 409A.

	(f)	If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

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Exhibit B

(g)	The terms of the Plan are intended to comply with all applicable laws and will be construed accordingly.

(h)	The Plan Administrator is authorized under and pursuant to this Section X(h) of the Plan to adopt Addenda to the Plan, which may be treated as self-standing plans in respect of the jurisdiction outside the United States for which such Addenda are adopted. Such Addenda may permit the grant of awards or rights which are similar to the purchase rights that may be granted under the Plan but which shall be governed solely by the provisions of the relevant Addendum; provided that any Shares used for the purpose of satisfying any rights granted under the relevant Addendum shall be counted in the limit on the number of Shares which may be issued or delivered to Participants under the Plan as set out in Section VI(a) hereof.

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Company Information

Parker Corporate Headquarters

Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124-4141
216 896 3000

Stock Information

New York Stock Exchange
Ticker symbol: PH
www.phstock.com

Independent Registered Public Accounting Firm

Deloitte & Touche, LLP, Cleveland, Ohio

Transfer Agent & Registrar

Equiniti Trust Company
EQ Shareowner Services
P.O. Box 64854
St. Paul, Minnesota 55164-0854
Telephone 800 468 9716
www.shareowneronline.com

Investor Contact

JEFFREY J. MILLER
Vice President – Investor Relations
216 896 2708
jeffrey.miller@parker.com

6035 Parkland Blvd.
Cleveland, Ohio 44124

www.parker.com

PARKER-HANNIFIN CORPORATION
ATTN: JOSEPH R. LEONTI
6035 PARKLAND BLVD.
CLEVELAND, OH 44124-4141

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on October 24, 2023 for shares held directly and by 11:59 p.m. Eastern Daylight Time on October 22, 2023 for shares held in one of the Parker-Hannifin Corporation employee savings plans. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on October 24, 2023 for shares held directly and by 11:59 p.m. Eastern Daylight Time on October 22, 2023 for shares held in one of the Parker-Hannifin Corporation employee savings plans. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, please do not mail this Proxy Card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V23763-P97751	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PARKER-HANNIFIN CORPORATION

IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEMS 2, 3, 4, 5 AND EVERY YEAR ON ITEM 6.

1.	Election of the following individuals as Directors for a term expiring at the Annual Meeting of Shareholders in 2024.

	Nominees:		For	Against	Abstain
	1a.	Lee C. Banks	☐	☐	☐
	1b.	Jillian C. Evanko	☐	☐	☐
	1c.	Denise Russell Fleming	☐	☐	☐
	1d.	Lance M. Fritz	☐	☐	☐
	1e.	Linda A. Harty	☐	☐	☐
	1f.	Kevin A. Lobo	☐	☐	☐
	1g.	Jennifer A. Parmentier	☐	☐	☐
	1h.	Joseph Scaminace	☐	☐	☐
	1i.	Ake Svensson	☐	☐	☐
	1j.	Laura K. Thompson	☐	☐	☐

	Nominees (continued):		For	Against	Abstain

	1k.	James R. Verrier	☐	☐	☐
	1l.	James L. Wainscott	☐	☐	☐
	1m.	Thomas L. Williams	☐	☐	☐
2.	Approval of, on a non-binding, advisory basis, the compensation of our Named Executive Officers.		☐	☐	☐
3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.		☐	☐	☐
4.	Approval of the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan.		☐	☐	☐
5.	Approval of the Parker-Hannifin Corporation Global Employee Stock Purchase Plan.		☐	☐	☐
		Every Year	Every 2 Years	Every 3 Years	Abstain

6.	Approval , on a non-binding, advisory basis, of the frequency of future advisory votes to approve Named Executive Officer compensation.	☐	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PARKER-HANNIFIN CORPORATION
2023 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, October 25, 2023
9:00 a.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V23764-P97751

PARKER-HANNIFIN CORPORATION
Annual Meeting of Shareholders
October 25, 2023 9:00 a.m., EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints JENNIFER A. PARMENTIER, TODD M. LEOMBRUNO and JOSEPH R. LEONTI, and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 25, 2023, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

This card also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the Parker Retirement Savings Plan, and to Computershare, Inc. and Link Asset Services, as the administrators for the Parker-Hannifin Corporation Global Employee Stock Purchase Plan; and SunLife, as Trustee for shares held in the Deferred Profit Sharing Plan for Employees of Parker Hannifin Canada, the Parker Registered Retirement Savings Plan for Employees of Parker Hannifin Canada, and the Parker Employee Profit Sharing Plan for Employees of Parker Hannifin Canada. The Trustee of the Parker Retirement Savings Plan will vote all uninstructed and unallocated shares in the same proportion as the shares for which the Trustee receives voting instructions.

Continued and to be signed on reverse side